Exhibit 10.2

SERIES C PREFERRED SHARE PURCHASE AGREEMENT

This Series C Preferred Share Purchase Agreement (this “Agreement”) is entered into as of December 30, 2015 by and among China Rapid Finance Limited (formerly China Risk Finance LLC), a Cayman Islands exempted company with limited liability (the “Company”), and the investors listed on Schedule I attached hereto (each individually a “Purchaser” and, collectively, the “Purchasers”) and any additional Purchasers who become parties to this Agreement by executing and delivering to the Company a counterpart signature page hereto (which such persons shall thereupon be deemed “Purchasers” for all purposes of this Agreement).

WHEREAS, the Company and the CRF Entities are formed for the purpose of engaging in any lawful act or activity and engaging in any and all activities necessary, advisable, convenient or incidental thereto, including without limitation, providing a solution for companies organized in the People’s Republic of China (the “PRC”) to issue credit cards services and providing marketplace lending (or “peer-to-peer lending”) services in the PRC.

WHEREAS, the Company plans to sell to the Purchasers, and the Purchasers plan to purchase from the Company, Series C Preferred Shares (as such term is defined in the Articles) of the Company, upon the terms and subject to the conditions set forth herein.

WHEREAS, capitalized terms used herein and not otherwise defined herein, shall have the meanings ascribed to them in Article 6 hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby covenant and agree as follows:

ARTICLE 1

THE TRANSACTIONS; CLOSING

1.1 Sale and Issuance of Series C Preferred Shares. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing that number of Series C Preferred Shares set forth opposite each Purchaser’s name on Schedule I, at a purchase price of $26.64 per share. The Series C Preferred Shares issued to the Purchasers pursuant to this Agreement (including any shares issued at the Initial Closing and any Additional Shares) shall be referred to in this Agreement as the “Shares.”

1.2 Closing; Delivery. The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m. (New York time), on December 30, 2015 (the “Initial Closing Date”), or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified. At the Initial Closing, the Company shall sell to the Purchasers identified on Schedule I as “Initial Purchasers” (the “Initial Purchasers”), and the Initial Purchasers shall purchase from the Company, an aggregate of 184,676 Shares for an aggregate purchase price of $26.64. All references to “$” in this Agreement will mean US$. The purchase and sale of each Initial Purchaser’s Shares at the Initial Closing shall occur simultaneously. Each Initial Purchaser’s obligation to purchase the Shares set forth opposite such Initial Purchaser’s name on Schedule I at the Initial Closing shall be conditioned on each other Initial Purchaser purchasing the number of Shares set forth opposite such Initial Purchaser’s name on Schedule I at the Initial Closing.

1.3 Sale of Additional Series C Preferred Shares. After the Initial Closing, the Company may, in its sole discretion, sell, on the same terms and conditions as those contained in this Agreement, up to 2,255,264 additional Series C Preferred Shares (the “Additional Shares”), to one or more purchasers (the “Additional Purchasers”), provided that (i) such subsequent sale is consummated prior to the earlier of (a) February 29, 2016 and (b) a Qualified Public Offering (as defined in the Articles), and (ii) each Additional Purchaser shall become a party to this Agreement and the Investor Rights Agreement and the Registration Rights Agreement by executing and delivering a counterpart signature page thereto. Schedule I to this Agreement shall be updated to reflect the number of Additional Shares purchased at each such Closing and the parties purchasing such Additional Shares. As used herein, the term “Transaction Agreements” shall mean this Agreement, the Articles, the Amended and Restated Investor Rights Agreement dated July 1, 2015 (the “Investor Rights Agreement”), the Amended and Restated Registration Rights Agreement dated July 1, 2015 (the “Registration Rights Agreement”), and each other agreement, certificate or document executed and delivered by the Company or any Purchaser at a Closing.

1.4 Use of Proceeds. (a) The Company shall use the entire proceeds (less all legal and accounting fees and expenses of the Company incurred by the Company as of the final Closing date including but not limited to any fees and expenses associated with the transactions contemplated by the Transaction Agreements) from the sale of the Shares (the “Offering Proceeds”) solely for the use by the CRF Entities for the purposes including (i) further roll-out of online lending platform and applications through partnerships with leading internet players, (ii) investments in infrastructure and technology, and (iii) general corporate purposes.

(b) After the Initial Closing, the Chief Executive Officer or the senior management of the Company shall propose to the Board of Directors of the Company a plan for transferring the Offering Proceeds to the CRF Entities for their use in China pursuant to all applicable PRC laws and regulations, which plan shall be approved by the board of directors of the Company (the “Board of Directors”). Upon such Board of Directors approval, the Company shall cause the appropriate CRF Entities to obtain all necessary government approvals, filings or registrations, including without limitation, foreign exchange related approvals and registrations, for such planned transfer of the proceeds.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchasers that, except as set forth on the Disclosure Schedule attached to this Agreement (the “Disclosure Schedule”), each of the statements contained in this Article 2 is true, correct and complete as of the Initial Closing Date and shall be true and correct as of such other Closing. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Article 2, and the disclosures in any section of the Disclosure Schedule shall qualify both the Section of this Article 2 to which the section of the Disclosure Schedule corresponds and each other Section of this Article 2 to the extent that it is readily apparent from a reading of the disclosure in such section of the Disclosure Schedule that such disclosure is applicable to such other Sections of this Article 2.

2

2.1 Organization, Power and Standing.

(a) The Company is an exempted company with limited liability duly registered, validly existing and in good standing under the laws of the Cayman Islands, and has all requisite power and authority (limited liability company and otherwise) to own, lease and operate its properties and to carry on its business as currently conducted and as currently proposed to be conducted (the “Business”). The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations (a “Material Adverse Effect”) of the Company. The Company is treated as a partnership for United States tax purposes.

(b) China Capital Financial LLC (“CCF”) is a wholly owned subsidiary of the Company and is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority (limited liability company and otherwise) to own, lease and operate its properties and to carry on its Business. CCF is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on CCF. CCF is treated as a disregarded entity for United States tax purposes.

(c) CRF China Limited (“CRF China”) is a wholly owned subsidiary of the Company. CRF China is duly established and validly existing under the laws of the British Virgin Islands, has all the requisite power and authority to own, lease and operate its properties and to carry on its Business, and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on such entity.

(d) CRF China Holding Co. Limited (“CRF China Holding”) is a wholly owned subsidiary of the Company. CRF China Holding is duly established and validly existing under the laws of Hong Kong, has all the requisite power and authority to own, lease and operate its properties and to carry on its Business, and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on such entity.

(e) HML China LLC (“HML”) is a wholly owned subsidiary of the Company and is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority (limited liability company and otherwise) to own, lease and operate its properties and to carry on its Business. HML is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on HML. HML is treated as a disregarded entity for United States tax purposes.

3

(f) HML China Investments LLC (“HCI”) is a wholly owned subsidiary of HML and is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority (limited liability company and otherwise) to own, lease and operate its properties and to carry on its Business. HCI is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on HCI or HML. HCI is treated as a disregarded entity for United States tax purposes.

(g) Shanghai HML Asset Management Co., Ltd (“HML Asset”), is a wholly foreign owned enterprise held by HCI and is duly established and validly existing under the laws of the PRC and has all the requisite power and authority to own, lease and operate its properties and to carry on its Business. HML Asset is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on HML Asset.

(h) Shanghai CRF Business Management Co., Ltd. (“CRF China I”) is a wholly foreign owned enterprise held by CRF China Holding. Shanghai CRF Financial Information Service Co., Ltd. or , Xin Er Fu Wealth Management Co., Ltd. or , and Haidong CRF Micro-credit Co., Ltd. or are wholly owned enterprises, directly or indirectly, by CRF China I (together “CRF China I Subsidiaries”). Each of CRF China I and CRF China I Subsidiaries is duly established and validly existing under the laws of the PRC, has all the requisite power and authority to own, lease and operate its properties and to carry on its Business, is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on CRF China I and CRF China I Subsidiaries.

(i) CRF Finance Lease Co., Ltd. or (“CRF China II”), is a wholly foreign owned enterprise held by CRF China Holding and is duly established and validly existing under the laws of the PRC and has all the requisite power and authority to own, lease and operate its properties and to carry on its Business. CRF China II is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on CRF China II.

(j) Shanghai Shouhang Business Management Co., Ltd. or (“CCF Shanghai”), is a wholly foreign owned enterprise held by CRF China Holding and is duly established and validly existing under the laws of the PRC and has all the requisite power and authority to own, lease and operate its properties and to carry on its Business. CCF Shanghai is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on CCF Shanghai.

(k) Capital Financial Co. Ltd. or (“CCF Beijing”) is a wholly foreign-owned enterprise held by CCF. Qianhai Shouhang Guarantee (Shenzhen) Co., Ltd. or (“CCF Shenzhen”) is a wholly owned enterprise held by CCF Beijing. Each of CCF Beijing and CCF Shenzhen is duly established and validly existing under the laws of the PRC, has all the requisite power and authority to own, lease and operate its properties and to carry on its Business, and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on such entity.

4

(l) Each of CRF China I, CRF China II, CCF Beijing and CCF Shanghai (individually “WFOE” or collectively “WFOEs”):

(i) has complied with its constitutional or organizational documents in all respects, and none of the activities, agreements, commitments, obligations or rights of the WFOE is ultra vires, unauthorized or in violation of such constitutional or organizational documents or any applicable laws;

(ii) has been duly approved by the relevant authorities in the PRC as a wholly foreign-owned enterprise, and enjoys the preferential treatment and benefits (including but not limited to the preferential tax treatment) available generally to wholly foreign-owned entities under applicable PRC laws;

(iii) has properly kept all books, records and registers required to be kept by it under any applicable laws, and the copies of the constitutional or organizational documents of the WFOE supplied to the Purchasers are true, accurate and up-to-date;

(iv) has filed or delivered all returns, particulars, resolutions and other documents required to be filed with or delivered to any governmental authority in respect of the WFOE;

(v) has not given any powers of attorney in force, and there are no outstanding authorities (express or implied) by which any person may enter into any contract or commitment to do anything outside the ordinary course of business on its behalf; and

(vi) is treated as a corporation for United States tax purposes.

(m) Other than CCF, CRF China, CRF China Holding, HML, HCI, CRF China I, CRF China I Subsidiaries, CRF China II, CCF Beijing, CCF Shanghai , HML Asset and CCF Shenzhen (collectively, the “CRF Entities”), the Company does not own or control, directly or indirectly, any interest in any other Person. Except as set forth in Section 2.1(h) of the Disclosure Schedule, none of the Company nor the CRF Entities is a participant in any joint venture, partnership, or similar arrangement involving the sharing of profits or losses. The Company and the CRF Entities collectively own all of the assets of the Business and are the only entities that carry on the Business.

2.2 Validity and Enforceability. The Company has all requisite corporate power and authority to execute each Transaction Agreement to which it is a party and to perform its obligations thereunder. The execution, delivery and performance of each Transaction Agreement to which the Company is a party have been duly authorized by the Company. Each Transaction Agreement shall be when executed and delivered by the Company legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

5

2.3 Capitalization.

(a) A complete list of the authorized and outstanding equity securities and Equity Security Equivalents of the Company (immediately prior to the Initial Closing) and the names in which such equity interests and Equity Security Equivalents are registered on the books of the Company is as set forth in Section 2.3(a) of the Disclosure Schedule. All of the Company’s outstanding equity securities are duly authorized, validly issued, fully paid and non-assessable and are owned of record by the Members (as defined in the Articles) in the amounts set forth in Section 2.3(a) of the Disclosure Schedule. The offer, issuance and sale of all equity securities listed in Section 2.3 of the Disclosure Schedule were made in compliance with all applicable foreign, federal and state securities laws and preemptive or similar rights.

(b) Except as set forth in Sections 2.3(a) or 2.3(b) of the Disclosure Schedule, other than the Reserved Shares and other than as provided for in the Transaction Agreements, (i) there are no outstanding options, warrants, convertible or exchangeable securities or other rights that, directly or indirectly, obligate the Company to issue shares of its equity or other securities and (ii) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Except for the Transaction Agreements and as set forth in Section 2.3 of the Disclosure Schedule, there are no agreements, written or oral, relating to the acquisition, disposition, voting or registration under applicable securities laws of any security of the Company.

(c) Except as set forth in the Transaction Agreements and in Sections 2.3(a) or 2.3(b) of the Disclosure Schedule, the Company is not subject to any obligation (contingent or otherwise) to redeem, purchase or otherwise acquire or retire any of its equity securities. Other than as set forth in Section 2.3(c) of the Disclosure Schedule and pursuant to the Transaction Agreements, no Person has any right of first offer, right of first refusal, preemptive right or other similar right in connection with the issuance or sale of the Shares, or with respect to any future offer, sale or issuance of securities by the Company. As used herein, “Person” means any natural person or corporation, limited liability company, partnership, trust or other entity.

(d) For purposes of this Agreement, “Reserved Shares” means the Company’s Incentive Shares (as defined in the Articles) issued or reserved for issuance pursuant to Article 4.6 of the Articles (as options, profits interests, restricted units or otherwise). “Equity Security Equivalents” means any equity or debt interest or security convertible into or exchangeable for equity securities of the Company, or any right, warrant or option to acquire any equity securities of the Company or such convertible or exchangeable equity or debt interest or security.

6

(e) The Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and non-assessable. The Purchasers will acquire good and marketable title to the Shares, free and clear of any liens, encumbrances, security interests, claims, or restrictions, other than restrictions under the Transaction Agreements or applicable securities laws, and the Shares shall have the rights, privileges and obligations set forth in the Articles.

(f) Subject to the accuracy of the Purchasers’ representations in Article 3 of this Agreement, the offer, issuance and sale of the Shares constitute, and will constitute, transactions exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and the Company has obtained all qualifications, permits, and other consents, if any, required by all applicable state securities laws.

(g) Section 2.3(g) of the Disclosure Schedule sets forth a complete and accurate summary of the capitalization of the Company on an as-converted and fully-diluted basis (with respect to all Equity Security Equivalents, including the Reserved Shares) immediately following the Initial Closing.

(h) The official registered capital of each of CRF Entities has been funded as of the date hereof. Except as provided in this clause (h), there are no outstanding rights of first refusal, preemptive rights, or other rights, warrants, options, conversion privileges, subscriptions, or other rights, agreements or securities, either directly or indirectly, entitling the holder thereof to (i) purchase or otherwise acquire or to compel any of the CRF Entities to increase or decrease its registered capital or (ii) purchase or acquire equity securities of CCF and HML.

2.4 Financial Statements.

(a) The Company has delivered to the Purchasers unaudited consolidated balance sheets (the “Balance Sheet”) of the Company as at December 31, 2014 (the “Balance Sheet Date”) and the consolidated unaudited statements of income, shareholders’ equity and cash flows of the Company for the year then ended, a copy of which is attached in Section 2.4 of the Disclosure Schedule. Each of the above-referenced financial statements and the notes thereto, if any, fairly present in all material respects the financial condition of the Company on a consolidated basis, at the respective dates thereof and the results of its operations for the periods then ended, make full provision for all established, deferred or contingent liabilities whether liquidated or unliquidated, and were prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied during the periods covered thereby, except, in the case of unaudited financial statements, for the omission of footnotes and normal year end adjustments, none of which (individually or in the aggregate) are material. The Company has at all times since its formation been properly classified for federal income tax purposes as a partnership.

(b) Except for (i) liabilities reflected on the Balance Sheet (with consideration given to the omission of footnotes and normal year end adjustments, none of which (individually or in the aggregate) are material), (ii) liabilities listed in Section 2.4 of the Disclosure Schedule, (iii) accounts payable, accrued expenses and other similar liabilities incurred in the ordinary course of business since the Balance Sheet Date and (iv) obligations of future performance under contracts set forth in Section 2.6 of the Disclosure Schedule and other contracts entered into in the ordinary course of business which are not Material Contracts, as of the Initial Closing, neither the Company nor any of the CRF Entities will have any other liabilities, whether absolute, accrued, contingent or otherwise and whether due which would have a Material Adverse Effect on the Company or any of the CRF Entities, taken together as a whole.

7

2.5 Material Adverse Changes. Since the Balance Sheet Date, other than as shown on Section 2.5 of the Disclosure Schedule or contemplated in the Transaction Agreements, each of the Company and each of the CRF Entities has operated only in the usual and ordinary course of business, and there has been no (a) acquisition or disposition of assets or securities, or commitment therefor by the Company or the CRF Entities, except for the acquisition or disposition of assets in the ordinary course of business; (b) liens, security interests, restrictions, or encumbrances placed upon the Company’s assets or the assets of the CRF Entities, except in the ordinary course of business; (c) increase in the compensation (including any bonuses) or commission rates payable by the Company or the CRF Entities to any officer, director, employee, consultant or sales agent, except in the normal practice of the Company and the CRF Entities; (d) dividend, distribution, redemption, recapitalization or other transaction involving the equity securities of the Company, or distribution or payment to any of the Members or any of their relatives or Affiliates (as used herein, “Affiliate” has the meaning ascribed to it in Rule 405 promulgated under the Securities Act); (e) capital expenditures by the Company or any of the CRF Entities in excess of $500,000; (f) tax liability incurred except in the ordinary course of business; (g) resignation or termination of employment of any members of the senior management of the Company or any of the CRF Entities and the Company does not know of the impending resignation or termination of employment of any such members of the senior management; (h) change to a Material Contract; (i) event or condition which has had, or could reasonably be expected to have, a Material Adverse Effect on the Company or any of the CRF Entities, taken together as a whole; (j) change in the method of accounting or accounting practice by the Company or any of the CRF Entities during the period covered by the financial statements referred to in Section 2.4 (or contemplated for the future), except for any such change required by reason of a concurrent change in PRC GAAP or US GAAP; (k) damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or financial condition of the Company or the CRF Entities, taken together as a whole; (l) waiver by the Company or the CRF Entities of a material right or of a material debt, lien, liability or similar obligation owed to it; (m) any direct or indirect loans made by the Company or the CRF Entities to any shareholder, member, employee, officer, director or manager of such entity, other than advances of expenses made in the ordinary course of business; (n) any debt, lien, obligation or liability incurred, assumed or guaranteed by the Company or the CRF Entities, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business; or (o) sale, lease, assignment, license or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets, other than in the ordinary course of business consistent with past practice of the Company and the CRF Entities.

8

2.6 Material Contracts. Section 2.6 of the Disclosure Schedule contains a complete and accurate list, in each case whether written or unwritten, of all:

(a) agreements, contracts or arrangements with respect to which the Company or the CRF Entities has any liability or obligation involving more than $500,000, whether absolute or contingent;

(b) agreements, contracts or arrangements under which the amount payable by the Company or the CRF Entities is determined based on the revenue, income or other similar measure of the Company or any other Person and that resulted or would result in payments by the Company or the CRF Entities in an amount in excess of $500,000;

(c) agreements, contracts or arrangements with any customer of the Company or the CRF Entities which accounted for at least $500,000 of consolidated net sales (each such customer, a “Major Customer”);

(d) agreements, contracts or arrangements with any supplier who provided at least $500,000 of products or services to the Company or the CRF Entities (each such supplier, a “Major Supplier”)

(e) agreements, contracts or arrangements with any distributor or sales representative that accounted for at least $500,000 of consolidated net sales;

(f) agreements for the acquisition of the business or shares of capital stock (or equivalent) of another party or the disposition of a material portion of the Company’s assets or the assets of the CRF Entities (other than for the sale of inventory in the ordinary course of business);

(g) real estate leases of the Company or the CRF Entities;

(h) licenses and other rights granted to any Person with respect to any material Company Intellectual Property and all licenses and other rights granted to the Company with respect to any material Company Intellectual Property (excluding “off-the-shelf” programs or products or other “shrink wrap” software licensed in the ordinary course of business) identifying the subject Company Intellectual Property and describing the material terms of such licenses or other rights;

(i) agreements, contracts or arrangements with current and past key employees, key contractors and key consultants of the Company or the CRF Entities concerning assignment of rights in, and confidentiality of, Company Intellectual Property;

(j) agreements, contracts, instruments or arrangements that require the Company or the CRF Entities to pay any royalties or other compensation to any third parties in respect of its ownership or use of material Company Intellectual Property;

(k) agreements, contracts, instruments or arrangements to which the Company or the CRF Entities are parties relating to the borrowing of money in excess of $500,000, any capital lease or purchase on an installment basis of any asset with a value in excess of $500,000, or the guarantee of any of the foregoing;

9

(l) agreements, contracts or arrangements of the Company or the CRF Entities with officers, directors, managers, stockholders, members or Affiliates of the Company or any of the CRF Entities or any of their respective immediate family members or Affiliates, including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such Person;

(m) agreements, contracts or arrangements which place any material limitation on the method of conducting, or scope of, the Business, or which subject any of the Company’s or the CRF Entities’ properties or assets with a value, individually or in the aggregate, in excess of $500,000 to any lien, security interest, mortgage or encumbrance;

(n) employment, collective bargaining, severance, consulting, indemnification deferred compensation, benefit and similar plans, agreements, arrangements or contracts involving the Company or the CRF Entities; and

(o) insurance policies under which the Company and the CRF Entities are insured (and including information with respect to the name of the insurer of each policy, the type of policy provided by such insurer, the amount, scope and period covered thereby and a description of any material claims currently pending thereunder).

All the foregoing (whether written or unwritten), including all amendments or modifications thereto, are referred to as “Material Contracts.” The Company or the applicable CRF Entity has furnished or made available to the Purchasers copies of all Material Contracts (or descriptions thereof, in the case of oral contracts) through an online data room. Each Material Contract (or description) sets forth the entire agreement and understanding between the Company, the CRF Entities and the other party(ies) thereto, as applicable. Each Material Contract is legal, valid, binding and in full force and effect against the Company or the applicable CRF Entity. To the Company’s and the CRF Entities’ knowledge, there is no event or condition which has occurred or exists, which constitutes or which, with or without notice, the happening of any event and/or the passage of time, could reasonably be expected to constitute a default or breach under any such Material Contract, or could cause the acceleration of any obligation of any party thereto or give rise to any right of termination or cancellation thereof (a “Default”). To the knowledge of the Company, no party to any Material Contract will not fulfill their obligations thereunder in all material respects. As used herein, the term “knowledge of the Company and the CRF Entities” (and words of similar import) mean the actual knowledge of each officer of the Company or any of the CRF Entities who would have primary day-to-day responsibility for the matters to which a specific representation and warranty relates.

As used herein “Intellectual Property” means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names (in each case, whether registered or unregistered) and registrations and applications for registration thereof together, to the extent applicable, with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and registrations and applications for registration thereof, (iv) computer software, data, data bases and documentation thereof, (v) trade secrets and other confidential information (including, without limitation, ideas, formulae, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vi) Uniform Resource Locators (URLs) and domain name registrations and (vii) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works and any rights in semiconductor masks, layouts, architectures or topography. As used herein “Company Intellectual Property” means Intellectual Property owned or used by the Company or the CRF Entities.

10

2.7 Required Consents. Except as specified in Section 2.7 of the Disclosure Schedule and for securities laws filings to be made after the Initial Closing or any subsequent Closing, as the case may be, no consent, order, authorization, approval, declaration or filing, including, without limitation, any consent, approval or authorization of or declaration or filing with any governmental or non-governmental authority or any party to a Material Contract, is required on the part of the Company or any of the CRF Entities for or in connection with the execution, delivery or performance of any of the Transaction Agreements (the “Required Consents”). To the knowledge of the Company, all of the Required Consents will be obtained prior to the Initial Closing Date. Subject to obtaining the Required Consents specified in Section 2.7 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the other instruments, documents and agreements contemplated hereby by the Company will not result in any violation of, be in conflict with or constitute a default under, any law, statute, regulation, ordinance, agreement, contract, instrument, license, permit, authorization, judgment, decree or order to which the Company or any of the CRF Entities is a party or by which the Company or any of the CRF Entities is bound.

2.8 Legal Compliance.

(a) Each of the Company and the CRF Entities is in compliance in all material respects with all the PRC, foreign, federal, state and local statutes, laws, ordinances, judgments, decrees, orders or governmental rules, regulations, policies and guidelines applicable to it (collectively, “Legal Requirements”), other than any Legal Requirement the violation of which could not reasonably be expected to result in any material liability to the Company and the CRF Entities, taken as a whole. None of the Company or the CRF Entities has ever received a notice from any governmental or regulatory authority or otherwise of any alleged violation or noncompliance in all material respects of any Legal Requirements.

(b) The Company and all of the CRF Entities have all licenses, permits, authorizations and certifications of governmental and non-governmental authorities necessary for the conduct of its business (the “Permits”), the lack of which could not reasonably be expected to result in any material liability. The Company and all of the CRF Entities are in material compliance with all Permits, all of which are in full force and effect and will be in full force and effect immediately after giving effect to the transactions contemplated hereunder. There are no other such licenses, permits, authorizations or certifications which are material to the Company or any of the CRF Entities or the Business which have not been obtained or which, in good industry practice, the Company or any of the CRF Entities should hold for the conduct of the Business. Neither the Company nor any of the CRF Entities knows of any threatened suspension, revocation or invalidation of any such Permits.

11

2.9 Litigation. There is no action, suit, proceeding or investigation before any court, arbitrator, governmental authority or administrative agency, pending or, to the knowledge of the Company, threatened against the Company or any of the CRF Entities or, to the knowledge of the Company, against any Member, officer, director or key employee of the Company or any of the CRF Entities in relation to the affairs of the Company or any of the CRF Entities. Neither the Company nor any of the CRF Entities is currently planning to initiate any action, suit, or proceeding in relation to matters which has had or could reasonably be expected to have a Material Adverse Effect on the Company or any of the CRF Entities before any court, arbitrator, governmental authority or administrative agency. Neither the Company nor any of the CRF Entities is subject to any judgment, decree or order of any court, arbitrator, governmental authority or administrative agency. To the knowledge of the Company, no employee of the Company or any of the CRF Entities is subject to any judgment, decree or order of any court, arbitrator, governmental authority or administrative agency that could interfere with such employee’s duties or that could conflict with the Business. To the Company’s and the CRF Entities’ knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company or any of the CRF Entities has violated or may be violating any of the terms or conditions of any contract or covenant (either with the Company, any of the CRF Entities or with another entity) relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition or non-solicitation.

2.10 Affiliate Transactions. Except as set forth in Section 2.10 of the Disclosure Schedule, (a) neither the Company nor any of the CRF Entities is a party to any contract or arrangement with, or indebted, either directly or indirectly, to any of its officers, directors, managers, members or stockholders, or their respective relatives or Affiliates (other than agreements relating to the employment of any such persons), and (b) none of such Persons (i) is indebted to the Company or any of the CRF Entities or, (ii) to the Company’s or CRF Entities’ knowledge, has any direct or indirect ownership interest in, or any contractual or business relationship with, any Person with which the Company or any of the CRF Entities is or was Affiliated or with which the Company or any of the CRF Entities has a business relationship, or any Person which, directly or indirectly, competes with the Company or any of the CRF Entities.

2.11 Intellectual Property. Except as set forth in Section 2.11 of the Disclosure Schedule, (i) the Company and each of the CRF Entities own all right, title and interest in and to all of the Company Intellectual Property listed in Section 2.11 of the Disclosure Schedule as being owned by it, free and clear of all liens, (ii) there have been no written claims made against the Company or any of the CRF Entities asserting the invalidity, misuse or unenforceability of any Company Intellectual Property, and there are no reasonable and legitimate grounds for the same, (iii) neither the Company nor any of the CRF Entities has received any written notices of, and has no knowledge of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any Company Intellectual Property (including, without limitation, any demand or request that the Company or any of the CRF Entities license any rights from a third party), (iv) to the Company’s and the CRF Entities’ knowledge, the conduct of the Company’s and each of the CRF Entities’ business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with the Intellectual Property of other Persons, and (v) to the Company’s and the CRF Entities’ knowledge, the Company Intellectual Property has not been infringed, misappropriated or conflicted with by other Persons.

12

2.12 Tax Returns and Payments. The Company and each of the CRF Entities have timely filed all tax returns and reports (federal, state, local and foreign) as required by law. These returns and reports are true and correct in all material respects. The Company and each of the CRF Entities have paid all taxes and other assessments due, except those contested in good faith. The provision for taxes of the Company and each of the CRF Entities as shown in their respective financial statements is adequate for taxes due or accrued as of the date thereof. Neither the Company nor any CRF Entity has ever had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. Since the Balance Sheet Date, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties, and operations for such period. The Company has timely withheld and paid all amounts required to be withheld and paid pursuant to Code Section 1446 or any other applicable federal, state, or local tax law. Neither the Company nor any subsidiary has “participated” (within the meaning of Treasury Regulations Section 1.6011-4(c)(3)) in a “reportable transaction” (within the meaning of Code Section 6707A or Treasury Regulations Section 1.6011-4(b)(1) or any successor provision), and the transaction contemplated by this Agreement does not constitute a “reportable transaction” (as so defined).

2.13 Employees. Neither the Company nor any of the CRF Entities has collective bargaining agreements with any of their employees. There is no labor union organizing activity pending or, to the Company’s or CRF Entities’ knowledge, threatened with respect to the Company or the CRF Entities. No employee of the Company or any of the CRF Entities has been granted the right to continued employment by the Company or the CRF Entities or to any material compensation following termination of employment with the Company or the CRF Entities.

2.14 Obligations of Management. Each officer and key employee of the Company or the CRF Entities is currently devoting substantially all of his or her business time to the conduct of the Business. To the knowledge of the Company, no officer or key employee of the Company or the CRF Entities is planning to work less than full time in the furtherance of the Business. No officer or key employee is currently working or, to the Company’s or CRF Entities’ knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

2.15 Foreign Corrupt Practices Act. None of the Company nor any of the CRF Entities, nor, to the knowledge of the Company or the CRF Entities, any of the officers, employees, directors, representatives or agents thereof, has knowingly offered, promised, authorized or made, directly or indirectly, payments or other inducements to any Foreign Official in order to assist the Company, any of the CRF Entities or any such Affiliate, as the case may be, in obtaining or retaining business for or with, or directing business to, any person, in any case in violation of the United States Foreign Corrupt Practices Act or other applicable laws (the “FCPA”). For the purposes of this Section 2.15, “Foreign Official” means an employee of a governmental or regulatory authority, a foreign official, a member of a foreign political party, a foreign political candidate, an officer of a public international organization, or an officer or employee of a PRC state-owned enterprise, and the term “foreign” has the meaning ascribed to it under the FCPA.

13

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, represents and warrants to the Company that each of the statements contained in this Article 3 is true, correct and complete with respect to such Purchaser.

3.1 Investment Representations.

(a) The Shares are being acquired by such Purchaser solely for such Purchaser’s own account, for investment purposes only and with no present intention of distributing, selling or otherwise disposing of them in connection with a distribution. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or understanding with any person to sell or transfer any of the Shares.

(b) The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company. The Purchaser or all of its equity owners, if any, is able to bear the economic risk of an investment in the Shares and have such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the proposed investment. The Purchaser or all of its equity owners, if any, has had an opportunity to discuss the Company’s and the CRF Entities’ business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities.

(c) The Purchaser or all of its equity owners, if any, understands that the Shares have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein or otherwise made pursuant hereto. The Purchaser or all of its equity owners, if any, understands that the Shares may not be sold, transferred or otherwise disposed of by the Purchaser without registration under the Securities Act and any applicable state securities laws, or an exemption therefrom, and that in the absence of an effective registration statement covering such Shares or an available exemption from registration, such Shares may be required to be held indefinitely. The Purchaser or all of its equity owners, if any, are aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

(d) The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, or if the Purchaser was organized for the purpose of acquiring the Shares, all of the Purchasers’ equity owners are “accredited investors” as so defined.

14

(e) The Purchaser or all of its equity owners, if any, understands and acknowledges that no public market now exists for any of the Shares issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s Shares.

(f) Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in, or based its decision to invest in the Shares on, any general solicitation or general advertising, or (b) published any advertisement in connection with the offer and sale of the Shares.

(g) The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

(h) If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Schedule I. If the Purchaser is a partnership, corporation, limited liability company or other entity, then the principal place of business of the Purchaser is located at the address(es) of the Purchaser set forth on Schedule I.

3.2 Authority. If an entity, the Purchaser is validly existing and in good standing under the laws of its jurisdiction of formation. The Purchaser has all requisite power and authority to enter into each Transaction Agreement to which it is a party and perform the Purchaser’s obligations thereunder, and each such Transaction Agreement has been duly authorized by the Purchaser and shall be when executed and delivered by the parties hereto and thereto, legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3 No Conflict. The execution, delivery and performance of this Agreement and the other Transaction Agreements to which the Purchaser is a party will not result in any violation of, be in conflict with or constitute a default under, any law, statute, regulation ordinance, material contract or agreement, instrument, judgment, decree or order to which the Purchaser is a party or by which it is bound.

15

ARTICLE 4

CONDITIONS TO INITIAL CLOSING

4.1 Conditions to Obligations of the Purchasers to be Performed at the Initial Closing. Unless waived in writing by each of the Purchasers who are purchasing Shares at a Closing, the obligations of each of the Purchasers hereunder to purchase Shares from the Company at the Initial Closing or any subsequent Closing are subject to the satisfaction at or prior to such Closing of the following conditions:

(a) Representations and Warranties True. The representations and warranties contained in Article 2 shall be true and correct in all respects on and as of the date of such Closing with the same effect as though made on and as of such date (except for representations and warranties made as of a certain date, which shall be true and correct as of such date).

(b) Covenants Performed. The Company and the CRF Entities shall have performed and complied in all material respects with the covenants, agreements and conditions required to be performed or complied with by it hereunder on or prior to the date of such Closing.

(c) Required Consents Received. The Company shall have obtained and delivered to the Initial Purchasers copies of all Required Consents listed or required to be listed in Section 2.7 of the Disclosure Schedule.

(d) Articles. The Company’s Amended and Restated Memorandum and Articles of Association shall have been amended pursuant to the Consent of the Board of Directors and the Consent of the Members by their deletion in their entirety and the adoption in their place of the Second Amended and Restated Memorandum and Articles of Association in the form attached hereto as Exhibit 4.1(d) (the “Articles”).

(e) Certificates; Documents. The Initial Purchasers shall have received copies of each of the following from the Company certified to its satisfaction by an officer or director of the Company at each Closing: (i) the Articles, (ii) the articles of association and other organizational documents of each of the CRF Entities, (iii) resolutions adopted by the Company’s Board of Directors authorizing the execution, delivery and performance of each Transaction Agreement to which the Company is a party, and (iv) resolutions adopted by the Members, as necessary, authorizing the Transaction Agreements, as appropriate.

(f) Board of Directors. Immediately after giving effect to the Initial Closing, the authorized size of the Board of Directors of the Company will be eleven (11) and the Board of Directors of the Company shall initially consist of the following individuals: (i) five (5) individuals appointed by the Requisite Consent of Common Members (as such term is defined in the Articles), which shall include the Chief Executive Officer, Zhengyu Wang, as well as Gary Wang, Andrew Mason and John Egan, and one (1) individual who will be appointed at a later date, (ii) one (1) individual appointed by EDS World Corporation (Far East) (the “EDS Director”), who shall be Bo Zhai, (iii) one (1) individual appointed by the Xinerfu Holdings LLC, who will be appointed at a later date (the “Xinerfu Director”; the EDS Director together with the Xinerfu Director, the “Series A Designated Directors”), (iv) two (2) individuals appointed by DLB CRF Holdings, LLC , who shall be Doug Brown and Deval Dvivedi, and one (1) individual appointed by the Majority in Interest of Series B Members (as such term is defined in the Articles), who shall be Raj Dvivedi (collectively, the “Series B Designated Directors”), and (v) one (1) individual to be appointed by Broadline Capital LLC and its affiliates (the “Series C Designated Director”), who shall be Christopher Thorne.

16

(g) Indemnification Agreement. The Company shall have entered into an Indemnification Agreement in the form of Exhibit 4.1(g) with the Series C Designated Director (the “Indemnification Agreement”) as of the Initial Closing.

(h) Legal Opinions. The Initial Purchasers shall have received from (i) Shearman & Sterling LLP, the U.S. counsel for the Company, an opinion in the form attached hereto as Exhibit 4.1(h)(1) and (ii) Haiwen & Partners , the Chinese counsel for the Company, an opinion in the form attached hereto as Exhibit 4.1(h)(2), and (iii) Maples and Calder, the Cayman Islands counsel for the Company, an opinion in the form attached hereto as Exhibit 4.1(h)(3), each of which shall be addressed to the Initial Purchasers, dated as of Initial Closing Date and be in form and substance reasonably satisfactory to the Initial Purchasers and their counsel.

(i) No Injunction. The consummation of the sale of the Shares at such Closing shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction.

(j) Actions and Proceedings. Prior to each Closing, all actions, proceedings, instruments and documents required to carry out the transactions contemplated hereby or incident hereto and all other legal matters required for such transactions shall have been reasonably satisfactory to counsel for the Purchasers.

4.2 Conditions to Obligations of the Company. Unless waived in writing by the Company, the obligations of the Company hereunder to sell Shares to the Purchasers at the Initial Closing or any subsequent Closing are subject to the satisfaction at or prior to each Closing of the following conditions:

(a) Representations and Warranties True. The representations and warranties contained in Article 3 shall be true and accurate in all respects on and as of the date of such Closing with the same effect as though made on and as of such date (except for representations and warranties made as of a certain date, which shall be true and correct as of such date).

(b) Covenants Performed. The Purchasers shall have performed and complied in all material respects with the covenants, agreements and conditions required to be performed or complied with by them under this Agreement on or prior to the date of such Closing.

(c) Licenses, Consents, Etc. Received. The Purchasers shall have obtained all consents, licenses, approvals and permits of other parties required to be obtained by them for the transactions contemplated hereby, in each case in which the failure to obtain the same would materially interfere with the Purchasers’ right or ability to consummate the purchase of the Shares at such Closing, and no such consent, license, approval or permit shall have been withdrawn or suspended.

(d) Investor Rights Agreement. The Purchasers shall have entered into the Investor Rights Agreement, which is attached hereto as Exhibit 4.2(d).

17

(e) Registration Rights Agreement. The Purchasers shall have entered into the Registration Rights Agreement, which is attached hereto as Exhibit 4.2(e).

(f) Indemnification Agreement. The Series C Designated Director shall have entered into an Indemnification Agreement with the Company.

(g) Purchase Price. The Purchasers shall have paid to the Company the aggregate purchase price set forth opposite the name of such Purchaser under the heading “Aggregate Purchase Price for Series C Preferred Shares Purchased at Closing” on Schedule I.

(h) No Injunction. The consummation of the purchase of the Shares at such Closing shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction.

(i) Actions and Proceedings. Prior to such Closing, all actions, proceedings, instruments and documents required to carry out the transactions contemplated hereunder or incident hereto and all other legal matters required for such transactions shall have been reasonably satisfactory to counsel for the Company.

ARTICLE 5

MISCELLANEOUS

5.1 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth below, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 5.1.

If to the Company, to:	c/o Jade Capital Management LLC 35 East 38th Street, Suite 11C New York, NY 10016
Fax: (212) 682-6113 Attn: Andrew Mason

with a copy (which shall not constitute notice) to:	Shearman & Sterling, LLP 1460 El Camino Real, 2nd Floor Menlo Park, CA 94025
Fax: (650) 838-5172 Attention: Alan Seem, Esq.

If to the Purchasers at the addresses set forth on Schedule I hereto.

5.2 Severability and Governing Law. This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its conflicts of laws principles.

18

5.3 Amendments; Waivers. Any term of this Agreement may be amended, terminated, waived or modified only with the written consent of the Company and the Purchaser against whom such termination, waiver or modification is to be enforced. Any amendment or waiver so effected shall be binding upon the Purchasers and each transferee of the Shares (or the Common Shares issuable upon conversion thereof), each future holder of all such securities and the Company. No failure to exercise or delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights provided hereunder are cumulative and not exclusive of any rights, powers or remedies provided by law.

5.4 Fees and Expenses. The Company will bear its own legal fees and other expenses in connection with the transactions contemplated by the Transaction Documents.

5.5 Successors and Assigns. This Agreement, and all provisions hereof, shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. No party shall in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of each of the other parties hereto. Nothing in this Agreement is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.6 Entire Agreement. This Agreement, the attached exhibits and schedules, and the other Transaction Agreements and other documents and instruments contemplated hereby contain the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

5.7 Counterparts. This Agreement may be executed in one or more counterparts, and with counterpart facsimile signature pages, each of which shall be an original, but all of which when taken together shall constitute one and the same Agreement.

5.8 Brokers. The Company will indemnify and save the Purchasers harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders’ fees or commissions, or consulting fees of any finder, broker, agent, financial advisor or other intermediary (a “Broker”) retained by the Company or any member of the Company (other than the Purchasers) in connection with the transactions contemplated hereunder. The Purchasers will severally, and not jointly, indemnify and save the Company harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders’ fees or commissions, or consulting fees of any Broker retained by any Purchaser in connection with the transactions contemplated hereunder.

19

5.9 Headings. The headings of Articles and Sections herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

5.10 Further Assurances. Following the Closings, the Company and the Purchasers will execute and deliver to each other such documents and take such other actions as such parties may reasonably request in order to fully consummate the transactions contemplated hereunder.

5.11 No Third Party Beneficiaries. Nothing in the Agreement shall be construed to confer any right, benefit or remedy upon any Person that is not a party hereto or a permitted assignee of a party hereto.

5.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or documents contemplated herein, this Agreement and such other agreements or documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement or any other agreements or documents contemplated herein.

5.13 Publicity. Except as required by law, neither the Company nor any Purchasers shall use the name of, or make reference to, the Company or any Purchaser in any press release or in any public manner without the Company’s and such Purchaser’s prior written consent in each such instance. Except upon execution and delivery of this Agreement, neither the Company, on the one hand, nor any Purchaser, on the other hand, shall issue any press release, make statements to the media or make any other public announcement relating to the transactions contemplated by the Transaction Agreements, without the prior written consent of the Board of Directors of the Company, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction or the rules of any stock exchange, in which case prior to making such disclosure, the disclosing party shall give written notice to the other party describing in reasonable detail the proposed content of such disclosure and shall permit the other party to review and comment upon the form and substance of such disclosure. Nothing in this provision shall prevent (i) Jefferies or Broadline Capital LLC using the name of, or making reference to, the Company and/or the transactions contemplated by the Transaction Agreements, in any communications with its wealth management clients or potential investors during the marketing and issuance of either direct investments into Series C Preferred Shares or structured products linked to the Series C Preferred Shares; or (ii) Jefferies from using the name of, or making reference to, the Company and/or the transactions contemplated by the Transaction Agreements in any communications with agents, clearing systems and any other party that Jefferies acting in good faith deems necessary as part of the issuance process of the structured product(s) linked to the Series C Preferred Shares.

20

5.14 Schedules and Exhibits. All schedules and exhibits to this Agreement are an integral part of this Agreement and are incorporated herein by reference.

5.15 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE 6

DEFINITIONS

The following terms, as used in this Agreement, have the meanings given to them where indicated below:

Term	Section or Place Where Defined

Additional Purchasers	Section 1.3
Additional Shares	Section 1.3
Affiliate(s)	Section 2.5
Agreement	Preamble
Articles	Section 4.1(d)
Balance Sheet	Section 2.4(a)
Balance Sheet Date	Section 2.4(a)
Board of Directors	Section 1.4(b)
Broker	Section 5.8
Business	Section 2.1(a)
CCF	Section 2.1(b)
CCF Beijing	Section 2.1(k)
CCF Shanghai	Section 2.1(j)
CCF Shenzhen	Section 2.1(k)
Closing	Section 1.2
Company	Preamble
Company Intellectual Property	Section 2.6
CRF China	Section 2.1(c)
CRF China Holding	Section 2.1(d)
CRF China I	Section 2.1(h)
CRF China I Subsidiaries	Section 2.1(h)
CRF China II	Section 2.1(i)
CRF Entities	Section 2.1(m)
Default	Section 2.6
Disclosure Schedule	Introduction to Section 2
EDS Director	Section 4.1(f)
Equity Security Equivalents	Section 2.3(d)

21

Term	Section or Place Where Defined
FCPA	Section 2.15
Foreign Official	Section 2.15
GAAP	Section 2.4(a)
HCI	Section 2.1(f)
HML	Section 2.1(e)
HML Asset	Section 2.1(g)
Indemnification Agreement	Section 4.1(g)
Initial Closing	Section 1.2
Initial Closing Date	Section 1.2
Initial Purchasers	Section 1.2
Intellectual Property	Section 2.6
Investor Rights Agreement	Section 1.3
Jefferies	Section 3
Knowledge of the Company and the CRF Entities	Section 2.6
Legal Requirements	Section 2.8
Major Customer	Section 2.6(c)
Major Supplier	Section 2.6(d)
Material Adverse Effect	Section 2.1
Material Contracts	Section 2.6
Offering Proceeds	Section 1.4(a)
Permits	Section 2.8
Person	Section 2.3(c)
PRC	First Recital
Purchaser(s)	Preamble
Shares	Section 1.1
Registration Rights Agreement	Section 1.3
Required Consents	Section 2.7
Reserved Shares	Section 2.3(d)
Securities Act	Section 2.3(f)
Series A Designated Directors	Section 4.1(f)
Series B Designated Directors	Section 4.1(f)
Series C Designated Director	Section 4.1(f)
Transaction Agreements	Section 1.3
WFOE(s)	Section 2.1(l)
Xinerfu Director	Section 4.1(f)

22

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a sealed instrument as of the date first above written.

CHINA RAPID FINANCE LIMITED

	By:	/s/ Andrew Mason
	Name:	Andrew Mason
	Title:	Director

PURCHASERS:

BROADLINE CAPITAL XIV LLC

	By:	/s/ Christopher Thorne
	Name:	Christopher Thorne
Title:

JAMES FITZGERALD

	By:	/s/ James Fitzgerald
	Name:	James Fitzgerald
Title:

LIBERTY SHIP I, LLC

	By:	/s/ Koonal Gandhi
	Name:	Koonal Gandhi
	Title:	Vice President

LONGBOAT VENTURES II, LLC

	By:	/s/ Edward K. Chandler
	Name:	Edward K Chandler
	Title:	Manager

[SIGNATURE PAGE TO SERIES C SHARE PURCHASE AGREEMENT]

SCHEDULE I

Initial Purchasers – Initial Closing

Name and Address of Initial Purchaser	Number of Series C Preferred Shares	Aggregate Purchase Price for Series C Preferred Shares Purchased at Closing
Liberty Ship I, LLC	93,844	$2,500,004.16
Broadline Capital XIV LLC	68,309	$1,819,749.22
Longboat Ventures II, LLC	18,769	$500,006
James Fitzgerald	3,754	$100,007

TOTALS	184,676	$4,919,766.38

Additional Signature Page to Series C Preferred Share Purchase Agreement

Reference is made to the Series C Preferred Share Purchase Agreement by and among China Rapid Finance Limited, a Cayman Islands exempted company with limited liability (the “Company”), and the other parties named therein (as amended, modified or supplemented from time to time, the “Agreement”). Capitalized terms not defined herein shall have the same meaning as in the Agreement.

The undersigned,                                         , as a condition to acquiring              Series C Preferred Shares, hereby agrees to become a party to and bound by the Agreement as a Purchaser (as such term is defined in the Agreement), and acknowledges that the undersigned has received a copy of the Agreement. Upon acceptance of this signature page by the Company, this instrument shall take effect and shall become an integral part of the Agreement upon the date of execution and delivery of this counterpart signature page by the undersigned. This instrument may be executed in counterparts, and counterparts by facsimile, each of which shall be deemed an original, but all of which when taken together shall constitute one instrument. The undersigned authorizes the Company to attach this signature page to the Agreement, or counterparts thereof.

Executed by or on behalf of the undersigned as of                 , 2015.

PURCHASER

By:

Address:

Accepted and Agreed:

CHINA RAPID FINANCE LIMITED

By:
Name:
Title:

CHINA RAPID FINANCE LIMITED

DISCLOSURE SCHEDULE

This disclosure schedule (the “Disclosure Schedule”) is delivered to the Purchasers by China Rapid Finance Limited (formerly China Risk Finance LLC), a Cayman Islands exempted company with limited liability (the “Company”) pursuant to that certain Series C Preferred Share Purchase Agreement dated as of December 30, 2015 by and among the Company and the investors listed on Schedule I attached thereto (the “Purchase Agreement”) and constitutes the “Disclosure Schedule” as defined in Article 2 of the Purchase Agreement. Unless otherwise noted herein, any capitalized term used in this Disclosure Schedule shall have the same meaning assigned to such term in the Purchase Agreement.

Information contained in this Disclosure Schedule is subject to the following general qualifications:

(i)	such information is not limited to matters required by the Purchase Agreement to be reflected or disclosed in this Disclosure Schedule;

(ii)	a section of the Disclosure Schedule relating to one Section of the Purchase Agreement may cross-reference matter(s) disclosed on a section of the Disclosure Schedule relating to any other Section of the Purchase Agreement;

(iii)	to the extent that a certain section of the Disclosure Schedule describes with particularity a matter relating to the subject matter of any other section of the Disclosure Schedule such that the relevance of such matter to such section of the Disclosure Schedule is reasonably apparent, the matter shall be deemed disclosed for purposes of each such section of the Disclosure Schedule;

(iv)	the headings used herein are for convenience purposes only and in no way expand or otherwise modify the information requests in the Purchase Agreement; and

(v)	no reference to or disclosure of any item or other matter in this Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Disclosure Schedule.

Any and all documents, agreements or other materials referred to in this Disclosure Schedule, and any annexes hereto, are hereby incorporated herein by reference as if set forth herein in their entirety.

Schedule 2.1(m) – Joint Venture, Partnership, or Similar Arrangement

None.

Section 2.3 – Capitalization

Section 2.3(a) – The following is a complete list of the authorized and outstanding equity securities and Equity Security Equivalents of the Company (immediately prior to the Initial Closing) and the names in which such equity interests and Equity Security Equivalents are registered on the books of the Company. Such list includes all (i) outstanding options, warrants, convertible or exchangeable securities or other rights that, directly or indirectly, obligate the Company to issue shares of its equity or other securities and (ii) outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

	MEMBERS	SERIES C	SERIES B	SERIES A	COMMON	COMMON SHARES (formerly, EMPLOYEE SHARES)	ESOP	TOTAL	PERCENTAGE OF EQUITY (Fully Diluted) (%)

Series C	Broadline Capital XI LLC	439,841						439,841	1.0%

	Broadline Capital XII LLC	135,245						135,245	0.3%

	Deng Nanwei	93,300						93,300	0.2%

	Laverty Survivor’s Trust, dated 1-12-2014	4,211						4,211	0.0%

	William S. Janes	2,105						2,105	0.0%

	Bruce Ettelson	21,055						21,055	0.0%

MEMBERS	SERIES C	SERIES B	SERIES A	COMMON	COMMON SHARES (formerly, EMPLOYEE SHARES)	ESOP	TOTAL	PERCENTAGE OF EQUITY (Fully Diluted) (%)

Dennis Quaid Separate Property Trust	21,068						21,068	0.0%

David J. LaPlaca	2,107						2,107	0.0%

Kimberly Quaid Separate Property Trust	12,641						12,641	0.0%

Fairhaven Partners LLC	4,214						4,214	0.0%

Lovell Family Trust u/a dated June 14, 1999	8,427						8,427	0.0%

Andrew W Arnold and Ann Newman Arnold	42,146						42,146	0.1%

Kudrow Stern Family Trust dtd 05/10/2000	63,219						63,219	0.1%

Michael Wise	8,429						8,429	0.0%

Brian S. Sears	4,216						4,216	0.0%

KWS Trust	16,953						16,953	0.0%

Jill Posnick	4,253						4,253	0.0%

Dominic Lester	4,266						4,266	0.0%

	MEMBERS	SERIES C	SERIES B	SERIES A	COMMON	COMMON SHARES (formerly, EMPLOYEE SHARES)	ESOP	TOTAL	PERCENTAGE OF EQUITY (Fully Diluted) (%)

	The Irrevocable Aloha Trust under agreement dated 5/1/2002	42,739						42,739	0.1%

	Frank C. and Maryellen Cattani Herringer 1995 Family Trust	42,739						42,739	0.1%

	Eagle Proprietary Investments Limited	34,295						34,295	0.1%

	Saavi Capital LLC	21,435						21,435	0.0%

	Montgomery CRP Partnership	252,636						252,636	0.6%

	Harvest Equity Company Limited	187,688						187,688	0.4%

	Dan Friis Alternatives Limited	75,075						75,075	0.2%

Series A and Series B	DLB CRF Holdings, LLC		10,427,239					10,427,239	23.9%

MEMBERS	SERIES C	SERIES B	SERIES A	COMMON	COMMON SHARES (formerly, EMPLOYEE SHARES)	ESOP	TOTAL	PERCENTAGE OF EQUITY (Fully Diluted) (%)

Broadline Capital (China), LLC		2,092,304					2,092,304	4.8%

Broadline Capital X LLC		279,808	818,824				1,098,632	2.5%

Broadline Capital IX LLC		287,157	840,332				1,127,489	2.6%

Broadline Capital XI LLC		104,691	840,251				944,942	2.2%

Broadline Capital VIII LLC		51,365	150,313				201,678	0.5%

Xinerfu Holdings LLC		81,190	237,589				318,779	0.7%

EDS			1,364,706				1,364,706	3.1%

Tontine LLC			136,470				136,470	0.3%

QED Fund I, LP		173,787					173,787	0.4%

George Fehlhaber			21,946				21,946	0.1%

Richard Blumenthal		96,154					96,154	0.2%

Phillip Riese			95,529				95,529	0.2%

John W. Egan			68,235				68,235	0.2%

MEMBERS	SERIES C	SERIES B	SERIES A	COMMON	COMMON SHARES (formerly, EMPLOYEE SHARES)	ESOP	TOTAL	PERCENTAGE OF EQUITY (Fully Diluted) (%)

Steven Salzinger		34,757	68,235				102,992	0.2%

Stoltz Enterprises, LLC		105,044	68,235				173,279	0.4%

Tim Leach and Terry J. Leach			40,941				40,941	0.1%

Babetta von Albertini Mason		13,903	34,117				48,020	0.1%

Tobey Russ			34,117				34,117	0.1%

Ted Mason		5,214	27,294				32,508	0.1%

Lacy B. Herrmann		4,389	4,389				8,778	0.0%

Jeffrey Toporek			20,470				20,470	0.0%

David Stade			20,470				20,470	0.0%

Edward M.W. Hines		4,807	6,823				11,630	0.0%

Doug Brown		36,496					36,496	0.1%

Patricia Brown		52,136					52,136	0.1%

Douglas L. Brown Irrevocable Trust		15,640					15,640	0.0%

	MEMBERS	SERIES C	SERIES B	SERIES A	COMMON	COMMON SHARES (formerly, EMPLOYEE SHARES)	ESOP	TOTAL	PERCENTAGE OF EQUITY (Fully Diluted) (%)

	Tom Piper		104,272					104,272	0.2%

	Odin Investments LLC		55,612					55,612	0.1%

	Shane Rose		6,951					6,951	0.0%

	Bill Parent		6,951					6,951	0.0%

	Gordon Koppin and Martha Koppin		34,757					34,757	0.1%

	Art Nislick and June E. Nislick		9,615	13,647				23,262	0.1%

Common Shares	Zhengyu Wang				2,392,745			2,392,745	5.5%

	Zhengyu Wang Family Trust				2,000,000			2,000,000	4.6%

	Gary Wang				2,056,275			2,056,275	4.7%

	Gary Wang 2012 Family Trust				2,000,000			2,000,000	4.6%

	Andrew Mason				1,000,000			1,000,000	2.3%

	Putti Trust				1,274,510			1,274,510	2.9%

	Tontine LLC				600,000			600,000	1.4%

	Xinlei Hua				100,000			100,000	0.2%

	MEMBERS	SERIES C	SERIES B	SERIES A	COMMON	COMMON SHARES (formerly, EMPLOYEE SHARES)	ESOP	TOTAL	PERCENTAGE OF EQUITY (Fully Diluted) (%)

	Xiaoping Gu				200,000			200,000	0.5%

	Jie Gao				200,000			200,000	0.5%

	Yanchun Xu				200,000			200,000	0.5%

	Min Han				100,000			100,000	0.2%

	Qiang Cheng				100,000			100,000	0.2%

	Qing Lin				100,000			100,000	0.2%

	Ming Huang				100,000			100,000	0.2%

	Xiaodong Zhou				100,000			100,000	0.2%

	Yugang Wang				100,000			100,000	0.2%

Other Common Shares (formerly, Employee Shares)	Zhengyu Wang					545,882		545,882	1.2%
	Xinlei Hua					250,196		250,196	0.6%
	Other Pre-Series A Employee Shares (11-15-05)					227,452		227,452	0.5%

ESOP	Pre-Series C						4,896,635	4,896,635	11.2%

	Series C						4,602,509	4,602,509	10.5%

Total		1,544,305	14,084,239	4,912,933	12,623,530	1,023,530	9,499,144	43,687,681	100.0%

Section 2.3(b) and (c)–

The Company has entered into certain advisory and incentive share agreements and/or advisor/director incentive share agreements with the advisors/managers listed below (“Advisor Agreements”), pursuant to which such advisors/managers were granted Incentive Shares of the Company:

•	William Jacobs

•	Philip Riese

•	Gordon Koppin

•	Frank Egan

•	John Egan

•	QED Fund I, LP (Nigel Morris)

•	Frank Rotman

•	Joe Zhang

•	Zen Water Capital

•	Huang Yong

Pursuant to such advisory and incentive share agreements, the Company has certain repurchase rights with respect to the Incentive Shares, which rights are more fully set forth in the advisory and incentive share agreements which have previously been delivered to the Purchasers.

The Company has entered into certain executive employment and restricted share agreements with certain employees pursuant to which such employees were granted Incentive Shares of the Company and the Company has certain repurchase rights with respect to the Incentive Shares. The executive employment and restricted share agreements have previously been delivered to the Purchasers by means of access to the virtual data room.

Section 2.3(g) – The following is complete and accurate summary of the capitalization of the Company on an as-converted and fully-diluted basis (with respect to all Equity Security Equivalents, including the Reserved Shares) immediately following the Initial Closing.

	MEMBERS	SERIES C	SERIES B	SERIES A	COMMON	COMMON SHARES (formerly, EMPLOYEE SHARES)	ESOP	TOTAL	PERCENTAGE OF EQUITY (Fully Diluted) (% )

Series C	Broadline Capital XI LLC	439,841						439,841	1.00%

	Broadline Capital XII LLC	135,245						135,245	0.31%

	Deng Nanwei	93,300						93,300	0.21%

	Laverty Survivor’s Trust, dated 1-12-2014	4,211						4,211	0.01%

	William S. Janes	2,105						2,105	0.00%

MEMBERS	SERIES C	SERIES B	SERIES A	COMMON	COMMON SHARES (formerly, EMPLOYEE SHARES)	ESOP	TOTAL	PERCENTAGE OF EQUITY (Fully Diluted) (% )

Bruce Ettelson	21,055						21,055	0.05%

Dennis Quaid Separate Property Trust	21,068						21,068	0.05%

David J. LaPlaca	2,107						2,107	0.00%

Kimberly Quaid Separate Property Trust	12,641						12,641	0.03%

Fairhaven Partners LLC	4,214						4,214	0.01%

Lovell Family Trust u/a dated June 14, 1999	8,427						8,427	0.02%

MEMBERS	SERIES C	SERIES B	SERIES A	COMMON	COMMON SHARES (formerly, EMPLOYEE SHARES)	ESOP	TOTAL	PERCENTAGE OF EQUITY (Fully Diluted) (% )

Andrew W Arnold and Ann Newman Arnold	42,146						42,146	0.10%

Kudrow Stern Family Trust dtd 05/10/2000	63,219						63,219	0.14%

Michael Wise	8,429						8,429	0.02%

Brian S. Sears	4,216						4,216	0.01%

KWS Trust	16,953						16,953	0.04%

Jill Posnick	4,253						4,253	0.01%

Dominic Lester	4,266						4,266	0.01%

MEMBERS	SERIES C	SERIES B	SERIES A	COMMON	COMMON SHARES (formerly, EMPLOYEE SHARES)	ESOP	TOTAL	PERCENTAGE OF EQUITY (Fully Diluted) (% )

The Irrevocable Aloha Trust under agreement dated 5/1/2002	42,739						42,739	0.10%

Frank C. and Maryellen Cattani Herringer 1995 Family Trust	42,739						42,739	0.10%

Eagle Proprietary Investments Limited	34,295						34,295	0.08%

Saavi Capital LLC	21,435						21,435	0.05%

MEMBERS	SERIES C	SERIES B	SERIES A	COMMON	COMMON SHARES (formerly, EMPLOYEE SHARES)	ESOP	TOTAL	PERCENTAGE OF EQUITY (Fully Diluted) (% )

Montgomery CRP Partnership	252,636						252,636	0.58%

Harvest Equity Company Limited	187,688						187,688	0.43%

Dan Friis Alternatives Limited	75,075						75,075	0.17%

Broadline Capital XIV LLC	68,309						68,309	0.16%

James Fitzgerald	3,754						3,754	0.01%

Liberty Ship I, LLC	93,844						93,844	0.21%

Longboat Ventures II, LLC	18,769						18,769	0.04%

	MEMBERS	SERIES C	SERIES B	SERIES A	COMMON	COMMON SHARES (formerly, EMPLOYEE SHARES)	ESOP	TOTAL	PERCENTAGE OF EQUITY (Fully Diluted) (% )

Series A and Series B	DLB CRF Holdings, LLC		10,427,239					10,427,239	23.77%

	Broadline Capital (China), LLC		2,092,304					2,092,304	4.77%

	Broadline Capital X LLC		279,808	818,824				1,098,632	2.50%

	Broadline Capital IX LLC		287,157	840,332				1,127,489	2.57%

	Broadline Capital XI LLC		104,691	840,251				944,942	2.15%

	Broadline Capital VIII LLC		51,365	150,313				201,678	0.46%

	Xinerfu Holdings LLC		81,190	237,589				318,779	0.73%

	EDS			1,364,706				1,364,706	3.11%

	Tontine LLC			136,470				136,470	0.31%

MEMBERS	SERIES C	SERIES B	SERIES A	COMMON	COMMON SHARES (formerly, EMPLOYEE SHARES)	ESOP	TOTAL	PERCENTAGE OF EQUITY (Fully Diluted) (% )

QED Fund I, LP		173,787					173,787	0.40%

George Fehlhaber			21,946				21,946	0.05%

Richard Blumenthal		96,154					96,154	0.22%

Phillip Riese			95,529				95,529	0.22%

John W. Egan			68,235				68,235	0.16%

Steven Salzinger		34,757	68,235				102,992	0.23%

Stoltz Enterprises, LLC		105,044	68,235				173,279	0.39%

Tim Leach and Terry J. Leach			40,941				40,941	0.09%

MEMBERS	SERIES C	SERIES B	SERIES A	COMMON	COMMON SHARES (formerly, EMPLOYEE SHARES)	ESOP	TOTAL	PERCENTAGE OF EQUITY (Fully Diluted) (% )

Babetta von Albertini Mason		13,903	34,117				48,020	0.11%

Tobey Russ			34,117				34,117	0.08%

Ted Mason		5,214	27,294				32,508	0.07%

Lacy B. Herrmann		4,389	4,389				8,778	0.02%

Jeffrey Toporek			20,470				20,470	0.05%

David Stade			20,470				20,470	0.05%

Edward M.W. Hines		4,807	6,823				11,630	0.03%

Doug Brown		36,496					36,496	0.08%

Patricia Brown		52,136					52,136	0.12%

Douglas L. Brown Irrevocable Trust		15,640					15,640	0.04%

	MEMBERS	SERIES C	SERIES B	SERIES A	COMMON	COMMON SHARES (formerly, EMPLOYEE SHARES)	ESOP	TOTAL	PERCENTAGE OF EQUITY (Fully Diluted) (% )

	Tom Piper		104,272					104,272	0.24%

	Odin Investments LLC		55,612					55,612	0.13%

	Shane Rose		6,951					6,951	0.02%

	Bill Parent		6,951					6,951	0.02%

	Gordon Koppin and Martha Koppin		34,757					34,757	0.08%

	Art Nislick and June E. Nislick		9,615	13,647				23,262	0.05%

Common Shares	Zhengyu Wang				2,392,745			2,392,745	5.45%

	Zhengyu Wang Family Trust				2,000,000			2,000,000	4.56%

	Gary Wang				2,056,275			2,056,275	4.69%

MEMBERS	SERIES C	SERIES B	SERIES A	COMMON	COMMON SHARES (formerly, EMPLOYEE SHARES)	ESOP	TOTAL	PERCENTAGE OF EQUITY (Fully Diluted) (% )

Gary Wang 2012 Family Trust				2,000,000			2,000,000	4.56%

Andrew Mason				1,000,000			1,000,000	2.28%

Putti Trust				1,274,510			1,274,510	2.91%

Tontine LLC				600,000			600,000	1.37%

Xinlei Hua				100,000			100,000	0.23%

Xiaoping Gu				200,000			200,000	0.46%

Jie Gao				200,000			200,000	0.46%

Yanchun Xu				200,000			200,000	0.46%

Min Han				100,000			100,000	0.23%

Qiang Cheng				100,000			100,000	0.23%

Qing Lin				100,000			100,000	0.23%

Ming Huang				100,000			100,000	0.23%

Xiaodong Zhou				100,000			100,000	0.23%

	MEMBERS	SERIES C	SERIES B	SERIES A	COMMON	COMMON SHARES (formerly, EMPLOYEE SHARES)	ESOP	TOTAL	PERCENTAGE OF EQUITY (Fully Diluted) (% )

	Yugang Wang				100,000			100,000	0.23%

Other Common Shares (formerly, Employee Shares)	Zhengyu Wang					545,882		545,882	1.24%
	Xinlei Hua					250,196		250,196	0.57%
	Other Pre-Series A Employee Shares (11-15-05)					227,452		227,452	0.52%

ESOP	Pre-Series C						4,896,635	4,896,635	11.16%
	Series C						4,602,509	4,602,509	10.49%

Total		1,728,979	14,084,239	4,912,933	12,623,530	1,023,530	9,499,144	43,872,355	100.00%

Section 2.3(h) –

As of the date hereof, the registered capitals of CRF Finance Lease Co., Ltd., Shanghai CRF Business Management Co. Ltd. and Shanghai HML Asset Management Co., Ltd have not been fully paid up.

30% of Haidong CRF Micro-credit Co., Ltd.’s shares are held directly by Shanghai CRF Business Management Co. Ltd. 70% of Haidong CRF Micro-credit Co., Ltd.’s shares are indirectly owned by Shanghai CRF Business Management Co., Ltd. through nominee shareholders.

Section 2.4 – Financial Statements

Balance Sheet (unaudited)

In Thousand US Dollars	12/31/2014	3/31/2015

Cash	15,470	12,800

Loans issued by MCC	10,251	5,013

Other receivables	4,932	8,500

Fixed assets	2,270	2,750

Total assets	32,923	29,063

Borrowings	(1,612)	(1,612)

Payables	(5,868)	(7,561)

Provision	(8,871)	0

Prefunding note	0	(13,300)

Total liabilities	(16,351)	(22,473)

Equity	16,572	6,590

Profit and Loss Statement (unaudited)

In Thousand US Dollars, the first quarter of 2015

USD
Revenue
upfront	7,792
recurring	2,610
sales tax	(468)

Net Revenue	9,934

Variable cost
Customer acquisition	(9,355)
Underwriting	(2,118)
Wealth management	(2,509)

Collection	(1,047)

SG&A	(5,093)

Net Loss	(10,187)

Cash Flow Statement (unaudited)

In Thousand US Dollars, the first quarter of 2015

Net profit	(9,982)

Provision	(8,871)

Increase of operating receivables	(3,568)

Increase of operating payables	1,693

Cash generating from operating activities	(20,728)

Purchase of FA	(480)

Cash generating from investment activities	(480)

Cash received from Loans issued by MCC	5,238

Prefunding note	13,300

Cash generating from financing activities	18,538

Net cash	(2,670)

Cash ending	12,800
Cash beginning	15,470

Net changes in cash balance	(2,670)

Section 2.5 – Material Adverse Changes

None.

Section 2.6 – Material Contracts

I.	Real Estate Lease Contracts

A. Lease with an aggregate rent over $500,000 during the contract term

Shanghai

207 Song Hong Road –2nd floor and 5th floor

1038 West Nanjing Road – Rooms 2101-03, 2110B, 2105A, 1903 and 1904

318 Fu Zhou Road –Rooms 502,504, 505 and 510

Beijing

No.1 yard, Xi Zhi Men Wai Avenue, Xihuan Plaza – Rooms 17B5-B8, 15th Floor, 1st Building

Shenzhen

5016 East Shennan Road –Rooms 2107A and 2706

Nanjing

18 Zhongshan Road –17th floor, areas 1 and 2

Hohhot

1 West Zhongshan Road –Rooms 3904, 3905 and 3906

B. Lease of other offices:

East AREA

Suzhou	Wuxi	Jiangyin	Xuzhou	Changzhou

Taizhou	Nantong	Huai’an	Yangzhou	Zhenjiang

Nanchang	Hangzhou	Ningbo	Shaoxing	Jinhua

Wuhu	Fuzhou	Xiamen	Quanzhou	Hefei

Anqing	Bengbu	Ma’anshan	Kunshan

Northwest AREA

Tangshan	Shijiazhuang	Handan	Cangzhou	Qinhuangdao

Hengshui	Tianshui	Changzhi	Xi’an	Baoji

Xianyang	Chengdu	Mianyang	Zigong	Luzhou

Deyang	Suining	Leshan	Yibin	Nanchong

Dazhou	Chongqing	Xingtai

Southwest AREA		Liuzhou

Zhuhai	Nanning	Honghe	Qinzhou	Haikou

Kunming	Yuxi		Guiyang	Kaili

ZunYi

North AREA		Zibo

Jinan	Qingdao	Shenyang	Weifang	Linyi

Juye	Jining	Liaocheng	Dalian	Yingkou

Changchun	Haerbin		Baotou	Tianjin

Central AREA		Hengyang

Yiyang	Zhuzhou	Shiyan	Chenzhou	Yueyang

Wuhan	Huangshi	Xinxiang	Jinzhou	Yichang

Xiangyang	Nanyang

Other Branches

Luoyang	Haidong	Taiyuan	Changsha	Zhengzhou

Section 2.7 – Required Consents

Subject to any other requirements under the Companies Law of Cayman Islands, pursuant to the requirements set forth in Article 17.1 of the Second Amended and Restated Memorandum and Articles of Association of the Company effective as of November 18, 2015, as such as been thereafter amended (the “Articles”), Section 5 of the Statement of Designations to the Articles, consent of a Majority in Interest of Members is required to amend and restate the Articles, and moreover the consent of (i) a Majority in Interest of Series A Members, (ii) a Majority in Interest of Series B Members, and (iii)a Majority in Interest of Series C Members, (as each term is defined in the Articles) is required for amendments to the Articles that adversely affect the holders of each class of Members and amendments to Article 17.1. . In addition, consent of each holder of the Series A Preferred Shares who holds at least twenty-eight percent (28%) of all Series A Preferred Shares held by all of the holders of the Series A Preferred Share, calculated as of the date of the Series A Initial Closing under that certain Series A Preferred Share Purchase Agreement dated November 15, 2005 between the Company and the Series A Members is required for any action that (i) adversely amends or adversely changes the rights, preferences, powers, privileges or restrictions of the Series A Preferred Shares, (ii) adversely affects the rights of the Series A Members and (iii) amends Article 17.1.

The consent of (i) the Company, (ii) a Majority of Investors, (iii) a Majority of Common Holders, (iv) holders of a majority of the Series C Preferred Shares, (v)holders of a majority of the Series B Preferred Shares, (vi)holders of a majority of the Series A Preferred Shares, and (vii) each of the holders of the Series A Preferred Shares who holds at least twenty-eight percent (28%) of all Series A Preferred Shares held by all of the holders of the Series A Preferred Shares, calculated as of the date of the Series A Initial Closing under the Series A Share Purchase Agreement (as such terms are defined that certain Amended and Restated Investor Rights Agreement dated July 1, 2015) is required for amendments to that certain Amended and Restated Investor Rights Agreement dated July 1, 2015 that adversely affect the holders of each class of such shares.

The consent of (i) the Company and (ii) the holders of a majority of the Registerable Securitiesis required to amend and restate the Amended and Restated Registration Rights Agreement dated as of July 1, 2015. And the consent of (i) the holders of a majority of the Series C Registrable Securities, (ii)the holders of a majority of the Series B Registrable Securities and (iii)the holders of a majority of the Series ARegistrable Securitiesis required for amendments to that certain Amended and Restated Investor Rights Agreement dated July 1, 2015 that adversely affect the holders of each class of registrable securities.

Section 2.8 – Legal Compliance

Section 2.8(a) and (b) –

Haidong CRFMicro-credit Co., Ltd. has not obtained a Micro Lending Company Business Qualification Certificate for its micro lending business operations which is required pursuant to the Administrative Guidance of Qinghai Province for the Micro Lending Company Business Qualification Certificate ( , the “Administrative Guidance”). The Administrative Guidance is a new regulation that became effective after Haidong Micro-credit., Ltd obtained its business license. Haidong Micro-credit Co., Ltd. will apply for the Micro Lending Company Business Qualification Certificate immediately after the governmental authority accepts the application.

Yiyang branch, Xinxiang branch, and one of our Xi’an branches of Shanghai CRF Business Management Co. Ltd. are in the process of applying for branch business licenses.

The business license for the Zhengzhou branch of Shanghai CRF Business Management Co. Ltd. has been revoked. However, the Zhengzhou branch currently is not engaging in any actual operations or business.

Except for certain testing activities, CRF Finance Lease Co., Ltd. and QianhaiShouhang Guarantee (Shenzhen) Co., Ltd. have not engaged in actual operations or business since their respective establishments. There is potential risk that CRF Finance Lease Co., Ltd. and QianhaiShouhang Guarantee (Shenzhen) Co., Ltd. could be deregistered due to not having engaged in actual operations or business since their respective establishments.

The documents certifying the passing of State Administration of Foreign Exchange (“SAFE”) annual examination from the year 2005 to 2010 are not available for Shanghai CRF Business Management Co. Ltd., Shanghai Shouhang Business Management Co., Ltd. and Capital Financial Co., Ltd.

PRC individual beneficial owners of the Company have not gone through registration procedures with SAFE with respect to their investment in the Company. Except for Qiang Cheng and Yugang Wang, other PRC individual beneficial owners of the Company have acquired their equity interests in the Company through the incentive share arrangement of the Company.

Section 2.10 – Affiliate Transactions

Jade Capital Management LLC (“Jade Capital”), jointly owned by Managers Drew Mason and Gary Wang, assists the CRF Entities on an on-going basis with respect to their U.S. administration, business development, investor and advisor communication, financial accounts, tax reporting, etc. The Company pays Jade Capital an administration fee of $10,000 per month on behalf of the CRF Entities for such services.

Section 2.11 – Company Intellectual Property

I.	Copyrights Registered in the PRC

*Term: 50 years after first publication if published within 50 years of creation; or 50 years after creation if unpublished

A. Software Copyright

Serial No.	Registration No.	Name of Software	Abbreviation	Version	Publication / Creation Date (D-M-Y)

1	2014SR209914	Capital Financial Consumer Credit Application Processing System	CAPS	V1.0	08-05-2014

2	2014SR208969	Capital Financial Image Acquisition System	CIAS	V1.0	28-07-2014

3	2014SR208873	Capital Financial Outbound Management System	COBMS	V1.0	28-03-2014

4	2014SR206655	Capital Financial Rapid Loan Application Management System	CFLMS	V1.0	10-10-2013

5	2013SR056646	Capital Financial P2P Financial Management System	CEFMS	V1.0	23-04-2012

6	2013SR043872	Capital Financial Credit Line Management System	CDSED	V1.0	18-03-2011

7	2013SR041826	Capital Financial Loan Application Processing System	CEAPS	V1.0	21-12-2011

Serial No.	Registration No.	Name of Software	Abbreviation	Version	Publication / Creation Date (D-M-Y)

8	2013SR039994	Capital Financial Collection Management System	CCMS	V1.0	18-08-2011

9	2013SR018403	Capital Financial Microcredit Management System	CLAPS	V1.0	08-07-2011

10	2013SR014338	Capital Financial Credit Card Operating Platform Management System	CCOMP	V1.0	10-10-2012

11	2009SR059938	Scorecard Development Tool	eModeler	V2.2	10-9-2009 (unpublished)

12	2009SR059933	Capital Financial Credit Report Data Processing System	eBureau	V2.2	12-10-2009 (unpublished)

13	2009SR048672	Capital Financial Loan Application Anti-Fraud Detection System	AAF	V1.0	31-7-2009 (unpublished)

14	2009SR023792	Capital Financial Credit Card Application Approval Management System	CFAPS	V1.0	31-12-2008 (unpublished)

15	2008SR34311	Capital Financial Credit Decision-making System	CDS	V4.0	18-09-2008

Serial No.	Registration No.	Name of Software	Abbreviation	Version	Publication / Creation Date (D-M-Y)

16	2003SR5889	Credit Attribute Development Systemor, Capital Financial Intermediate Variables Development System	CADS	V1.0	01-01-2003

17	2003SR4339	Capital Financial Credit Decision-making System	CDS	V1.0	10-12-2002

B. Written Work or Design Copyright

Serial No.	Registration No.	Name of Work	Creation Date (D-M-Y)	Publication Date

1	2009-A-018025	SCORECARD SCORECARD Development Methodology	30-4-2009	-

2	GZDZ-2014-F-00166286	“XinEr Fu” Logo	8-8-2005	28-8-2005

3	GZDZ-2015-F-00174275	“HuaXin” Logo	18-3-2014	-

4	GZDZ-2013-B-00090633		1-12-2012	-

5	GZDZ-2015-F-00189127	“ ” Logo	29-10-2013	1-1-2014

6	GZDZ-2015-F-00189128	“ ” Logo	29-10-2013	1-1-2014

7	GZDZ-2015-F-00189129	“ ” Logo	29-1-2015	1-3-2015

8	GZDZ-2015-F-00189130	“ ” Logo	29-1-2015	1-3-2015

II.	Trademarks Registered in the PRC

Trademark	Registration No.	International Classification No.	Term

	10311380	36	From 21 February 2013 to 20 February 2023

	10311362	35	From 21 February 2013 to 20 February 2023

	15211576	9	From 7 October 2015 to 6 October 2025
		22	From 7 October 2015 to 6 October 2025
		35	From 7 October 2015 to 6 October 2025
		36	From 7 October 2015 to 6 October 2025
		42	From 7 October 2015 to 6 October 2025

The Company filed 4 trademark applications in 52 categories in 2014 and 2015 to the Trademark Office of State Administration for Industry & Commerce of the People’s Republic of China and the status for these applications is still pending.

III.	Domain Names

No.	Domain Names	Expiration Date (D-M-Y)
1	crfvpn.com	4-4-2017

2	p2pcrf.com.cn	18-12-2016

3	p2pcrf.cn	18-12-2016

4	p2pcrf.net	18-12-2016

5	p2pcrf.com	18-12-2016

6	crfcredit.com.cn	18-12-2016

7	crfcredit.cn	18-12-2016

8	crfcredit.net	18-12-2016

9	crfcredit.com	18-12-2016

10	crfp2p.com.cn	25-11-2016

11	crfp2p.cn	25-11-2016

12	crfp2p.net	25-11-2016

13	crfchina.com.cn	26-7-2016

14	.com	30-8-2017

15	.cn	30-8-2018

16		30-8-2018

17	crfchina.com	28-2-2019

18	.net	14-5-2016

19	crfchina.mobi	29-4-2017

20	crfp2p.com	7-3-2017

21	usharpcard.com	29-4-2016

22	cfchina.com.cn	16-6-2017

23	crfcard.com	8-4-2018

24	xianjindai.com	4-4-2016

25	xinerfu.com.cn	7-9-2020

26	..net	25-8-2018

27	crfp2p.cc	25-8-2018

28	crfp2p.top	25-8-2018

29		25-8-2018

30		25-8-2018

31		25-8-2020

32	.cn	25-8-2018

33	.net	25-8-2018

34	.com	25-8-2018

35		25-8-2018

36		25-8-2018

37		25-8-2020

38	.cn	25-8-2018

39	.com	25-8-2018

40	crfchina.net.cn	25-8-2018

41	crfchina.cn	25-8-2018

42	crfchina.net	25-8-2018

43	crfxianjingdai.cc	25-8-2018

44	crfxianjingdai.net.cn	25-8-2018

45	crfxianjingdai.com.cn	25-8-2018

46	crfxianjingdai.cn	25-8-2018

47	crfxianjingdai.net	25-8-2018

48	crfxianjingdai.top	25-8-2018

49	crfxianjingdai.com	25-8-2018

50	crfxianjindai.cc	25-8-2018

51	crfxianjindai.net.cn	25-8-2018

52	crfxianjindai.com.cn	25-8-2018

53	crfxianjindai.cn	25-8-2018

54	crfxianjindai.net	25-8-2018

55	crfxianjindai.top	25-8-2018

56	crfxianjindai.com	25-8-2018

57	baiducash.cc	25-8-2018

58	baiducash.net.cn	25-8-2018

59	baiducash.com.cn	25-8-2018

60	baiducash.cn	25-8-2018

61	baiducash.net	25-8-2018

62	baiducash.top	25-8-2018

63	baiducash.com	25-8-2018

64	qqcash.cc	25-8-2018

65	qqcash.net.cn	25-8-2018

66	qqcash.com.cn	25-8-2018

67	qqcash.cn	25-8-2018

68	qqcash.net	25-8-2018

69	qqcash.top	25-8-2018

70	xefcash.cc	25-8-2018

71	xefcash.net.cn	25-8-2018

72	xefcash.com.cn	25-8-2018

73	xefcash.cn	25-8-2018

74	xefcash.net	25-8-2018

75	xefcash.top	25-8-2018

76	xefcash.com	25-8-2018

77	crfcash.cc	25-8-2018

78	crfcash.net.cn	25-8-2018

79	crfcash.com.cn	25-8-2018

80	crfcash.cn	25-8-2018

81	crfcash.net	25-8-2018

82	crfcash.top	25-8-2018

83	crfcash.com	25-8-2018

84	qqxjd.cc	25-8-2018

85	qqxjd.net.cn	25-8-2018

86	qqxjd.com.cn	25-8-2018

87	qqxjd.net	25-8-2018

88	qqxjd.top	25-8-2018

89	xefxjd.cc	25-8-2018

90	xefxjd.net.cn	25-8-2018

91	xefxjd.com.cn	25-8-2018

92	xefxjd.cn	25-8-2018

93	xefxjd.net	25-8-2018

94	xefxjd.top	25-8-2018

95	xefxjd.com	25-8-2018

96	baiduxjd.cc	25-8-2018

97	baiduxjd.net.cn	25-8-2018

98	baiduxjd.com.cn	25-8-2018

99	baiduxjd.cn	25-8-2018

100	baiduxjd.net	25-8-2018

101	baiduxjd.top	25-8-2018

102	baiduxjd.com	25-8-2018

103	crfxjd.cc	25-8-2018

104	crfxjd.net.cn	25-8-2018

105	crfxjd.com.cn	25-8-2018

106	crfxjd.cn	25-8-2018

107	crfxjd.net	25-8-2018

108	crfxjd.top	25-8-2018

109	crfxjd.com	25-8-2018

110	xianjingdai.cc	12-6-2016

111	xianjingdai.org	12-6-2016

112		14-5-2016

113	967755.com	30-7-2016

114	xianjingdai.com.cn	20-5-2016

115	xianjingdai.net	20-5-2016

116	xianjingdai.cn	20-5-2016

117	xianjingdai.com	20-5-2016

118	chinarapidfinance.com	24-2-2017

119	chinarapidfinance.net	25-2-2017

120	chinarapidfinance.org	25-2-2017

121	crfchina-eng.com	25-2-2017

122	crf-english.com	25-2-2017

123	cfrlending.com	25-2-2017

124	cfrenglish.com	25-2-2017

Section 2.13 – Employees

None.

Exhibit 4.1(d)

Second Amended and Restated Memorandum and Articles of Association

THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

CHINA RAPID FINANCE LIMITED

(adopted by special resolution passed on November 18, 2015)

THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

CHINA RAPID FINANCE LIMITED

(adopted by special resolution passed on November 18, 2015)

1	The name of the Company is China Rapid Finance Limited.

2	The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount unpaid on such Member’s shares.

5	The authorized share capital of the Company is US$10,000 divided into (i) 50,000,000 Common Shares with a par value of US$0.0001 each, and (ii) 50,000,000 Preferred Shares with a par value of US$0.0001 each.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

CHINA RAPID FINANCE LIMITED

(adopted by special resolution passed on November 18, 2015)

1	Interpretation

1.1	In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Additional Common Shares”	has the meaning set forth in Section 6(j) of the Statement of Designations.

“Affiliates”	means, with respect to a specified Person, any other Person that directly or indirectly controls, is under common control with, or is controlled by, the specified Person. As used herein, the term “control” means the possession by a Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Consideration Received”	has the meaning set forth in Section 6(j) of the Statement of Designations.

“Articles”	means these articles of association of the Company.

“Board” or “Board of Directors”	means the board of Directors of the Company from time to time.

“Broadline Investor”	means Broadline Capital LLC.

“CEO Director”	has the meaning set forth in Article 3.3(a).

“Certificate of Formation”	means the Certificate of Formation of the Company, filed with the Secretary of the State of the State of Delaware on July 12, 2004.

“Code”	means the Internal Revenue Code of 1986, as amended.

“Common Member”	means any Member holding Common Shares.

“Common Member Designated Directors”	has the meaning set forth in Article 3.3(a).

“Common Share Equivalents”	means (i) any equity or debt interest or security, including Common Shares, convertible into or exchangeable for Common Shares, (ii) any right, warrant or option to acquire any Common Shares of the Company and (iii) any convertible or exchangeable equity or debt interest or security that is convertible or exchangeable for Common Shares. The number of Common Share Equivalents shall represent be the number of Common Shares outstanding if all Common Share Equivalents were to exchange for, convert into or acquire Common Shares.

“Common Shares”	means the Shares in the Company other than Preferred Shares.

“Company”	means the above named company.

“Company Closing Date”	has the meaning set forth in Section 7(a) of the Statement of Designations.

“Conversion Price”	means, as applicable, the Series A Conversion Price, the Series B Conversion Price, or the Series C Conversion Price.

“Convertible Securities”	has the meaning set forth in Section 6(j) of the Statement of Designations.

“Consent of the Board of Directors”	has the meaning set forth in Article 3.8.

“DLB Investor”	means DLB CRF Holdings, LLC, a Delaware limited liability company.

“Directors”	means the directors for the time being of the Company.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“EDS Director”	has the meaning set forth in Article 3.3(b).

“EDS Investor”	means EDS World Corporation (Far East), a Nevada corporation.

“Effective Price”	has the meaning set forth in Section 6(j) of the Statement of Designations.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law.

“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.

“Incentive Shares”	has the meaning set forth in Article 4.6.

“Investor Rights Agreement”	means that certain Amended and Restated Investor Rights Agreement dated on or about July 1, 2015 by and among the Company and certain Members who are parties thereto from time to time, as the same may be amended, modified or supplemented from time to time.

“Liquidation Event”	means: (i) the liquidation, dissolution or winding up of the Company; (ii) the consolidation, merger or reorganization of the Company such that the equity holders of the Company prior to the transaction own, together with their Affiliates, less than fifty percent (50%) of the equity of the surviving entity; or (iii) a sale of all or substantially all of the assets of the Company.

“Majority in Interest of Members”	means, Members holding a majority of all Shares held by all Members of each Member group (for this purpose, the Member groups shall consist of the Common Members, the Series A Members, the Series B Members and the Series C Members); provided, that for the purposes hereof Preferred Members shall be deemed to own the number of Common Shares into which their Preferred Shares are convertible, and the number of such Preferred Members’ Preferred Shares shall be disregarded. Any action that may be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by Members of such Member group holding a majority of all Shares held by all Members of such Member group; provided that the Members have received prior written notice of any written consent. Such consent shall have the same force and effect as a vote of the signing Members at a meeting duly called and held.

“Majority in Interest of Preferred Members”	means Members holding a majority of all Preferred Shares held by Preferred Members. Any action that may be taken at a meeting of the Preferred Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by Preferred Members holding a majority of Preferred Shares held by all Preferred Members; provided that such Preferred Members have received prior written notice of any written consent. Such consent shall have the same force and effect as a vote of the signing Preferred Members at a meeting duly called and held.

“Majority in Interest of Series A Members”	means Series A Members holding a majority of all Series A Preferred Shares held by all Series A Members. Any action that may be taken at a meeting of the Series A Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by Series A Members holding a majority of all Series A Preferred Shares held by all Series A Members; provided that such Series A Members have received prior written notice of any written consent. Such consent shall have the same force and effect as a vote of the signing Series A Members at a meeting duly called and held.

“Majority in Interest of Series B Members”	means Series B Members holding a majority of all Series B Preferred Shares held by all Series B Members. Any action that may be taken at a meeting of the Series B Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by Series B Members holding a majority of all Series B Preferred Shares held by all Series B Members; provided that such Series B Members have received prior written notice of any written consent. Such consent shall have the same force and effect as a vote of the signing Series B Members at a meeting duly called and held.

“Majority in Interest of Series C Members”	means Series C Members holding a majority of all Series C Preferred Shares held by all Series C Members. Any action that may be taken at a meeting of the Series C Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by Series C Members holding a majority of all Series C Preferred Shares held by all Series C Members; provided that such Series C Members have received prior written notice of any written consent. Such consent shall have the same force and effect as a vote of the signing Series C Members at a meeting duly called and held.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Person”	means any natural person or any general partnership, limited partnership, limited liability partnership, limited liability limited partnership, corporation, joint venture, trust, business trust, cooperative, association, limited liability company or other entity, including the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

“Preferred Members”	means the Members holding Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, and their respective successors and assigns in respect of such Shares.

“Preferred Shares”	means the Series A Preferred Share(s), the Series B Preferred Share(s), and the Series C Preferred Share(s), as the case may be.

“Priority Return”	means, (x) with respect to any Series A Member as of a particular determination date, a return on the amount of the aggregate Unreturned Series A Original Issue Price of all of such Series A Member’s Series A Preferred Shares, (y) with respect to any Series B Member as of a particular determination date, a return on the amount of the aggregate Unreturned Series B Original Issue Price of all of such Series B Member’s Series B Preferred Shares, (z) with respect to any Series C Member as of a particular determination date, a return on the amount of the aggregate Unreturned Series C Original Issue Price of all of such Series C Member’s Series C Preferred Shares, in each case, computed at a rate of 8% per annum, noncompounded, determined on a cumulative basis from the date the Company received the purchase price for such Preferred Shares, through the determination date.

“Pro Rata Share”	means, for any Member holding Incentive Shares, a fraction, the numerator of which is the aggregate number of Incentive Shares held by such Member and the denominator of which is the aggregate number of Common Shares held by all Common Members.

“Public Offering”	means a firm commitment underwritten public offering of the Common Shares (or the common stock of a successor corporation or Affiliate) in the United States pursuant to a registration statement on Form S-1 (or any equivalent or successor form) under the Securities Act of 1933, or in Hong Kong or London pursuant to any registration statement or other document comparable to the Form S-1, lead managed by an underwriter of national standing, for listing on a nationally recognized exchange or trading system.

“Purchase Agreement”	means the Series C Preferred Share Purchase Agreement dated as of November 18, 2015.

“Qualified Public Offering”	means a Public Offering of the Company (or of a successor corporation or Affiliate) on any of the NYSE, NASDAQ, AIM (operated by the London Stock Exchange) and the Hong Kong H Share Market in which the price paid by the public for such shares shall be at least 1.0 times the Series C Preferred Share purchase price of $26.64, subject to equitable adjustment for any stock splits, stock dividends, combinations of shares and the like, which results in net proceeds to the Company (after deduction of underwriters’ discounts and commissions) in an amount not less than $50,000,000.

“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Registration Rights Agreement”	means that certain Amended and Restated Registration Rights Agreement dated on or about July 1, 2015 by and among the Company and certain Members who are parties thereto from time to time, as the same may be amended, modified or supplemented from time to time.

“Related Party”	shall include (i) any Director or executive officer, (ii) any immediate family member of a Director or executive officer, which includes parents, children, stepparents, stepchildren, spouses, siblings and in-laws, (iii) any 5% or more Member, and (iv) any immediate family member of a 5% or more Member.

“Requisite Consent of Common Members”	means the prior affirmative written consent or approval of Common Members holding a majority of the Common Shares excluding for purposes of such calculation Common Shares issued or issuable upon conversion of the Preferred Shares. Any action that may be taken at a meeting of the Common Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by Common Members holding a majority of Common Shares held by all Common Members; provided that such Common Members have received prior written notice of any written consent. Such consent shall have the same force and effect as a vote of the signing Common Members at a meeting duly called and held.

“Reserve Amounts”	means, with respect to any Incentive Share at any particular time an amount equal to the fair market value (based on a liquidation analysis) of one Common Share, as determined in good faith by the Board of Directors at the time such Incentive Share is issued by the Company.

“Restricted Share Agreements”	means those certain Restricted Share Agreements by and between the Company and each of the Members who holds Incentive Shares.

“Rights or Options”	has the meaning set forth in Section 6(j) of the Statement of Designations.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Securities”	means the Common Shares and the Preferred Shares, and any other securities of any type whatsoever convertible or exchangeable, directly or indirectly, for Common Shares.

“Series A Closing Date”	has the meaning set forth in Section 7(c) of the Statement of Designations.

“Series A Conversion Price”	has the meaning set forth in Section 6(a) of the Statement of Designations.

“Series A Designated Directors”	has the meaning set forth in Article 3.3(c).

“Series A Election Notice”	has the meaning set forth in Section 7(c) of the Statement of Designations.

“Series A Liquidation Value”	has the meaning set forth in Section 4(b) of the Statement of Designations.

“Series A Member(s)”	means the Members holding Series A Preferred Shares and their respective successors and assigns in respect of such Shares.

“Series A Original Issue Price”	means with respect to the Series A Preferred Shares, an amount per share equal to US$0.73276 (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization affecting the outstanding Series A Preferred Shares).

“Series A Preferred Shares”	means the Series A Convertible Preferred Shares of the Company with a par value of US$0.0001 each, having the rights, limitations and preferences established by the Statement of Designations.

“Series B Closing Date”	has the meaning set forth in Section 7(b) of the Statement of Designations.

“Series B Conversion Price”	has the meaning set forth in Section 6(a) of the Statement of Designations.

“Series B Designated Directors”	has the meaning set forth in Article 3.3(d).

“Series B Election Notice”	has the meaning set forth in Section 7(b) of the Statement of Designations.

“Series B Liquidation Value”	has the meaning set forth in Section 4(b) of the Statement of Designations.

“Series B Member(s)”	means the Members holding Series B Preferred Shares and their respective successors and assigns in respect of such Shares.

“Series B Original Issue Date”	means the date on which the first Series B Preferred Share was originally issued.

“Series B Original Issue Price”	means with respect to the Series B Preferred Shares, an amount per share equal to US$1.43854 (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization affecting the outstanding Series B Preferred Shares).

“Series B Preferred Shares”	means the Series B Convertible Preferred Shares of the Company with a par value of US$0.0001 each, having the rights, limitations and preferences established by the Statement of Designations.

“Series C Closing Date”	has the meaning set forth in Section 7(a) of the Statement of Designations.

“Series C Conversion Price”	has the meaning set forth in Section 6(a) of the Statement of Designations.

“Series C Designated Directors”	has the meaning set forth in Article 3.3(e).

“Series C Election Notice”	has the meaning set forth in Section 7(a) of the Statement of Designations.

“Series C Liquidation Value”	has the meaning set forth in Section 4(b) of the Statement of Designations.

“Series C Member(s)”	means the Members holding Series C Preferred Shares and their respective successors and assigns in respect of such Shares.

“Series C Original Issue Date”	means the date on which the first Series C Preferred Share was originally issued.

“Series C Original Issue Price”	means with respect to the Series C Preferred Shares, an amount per share equal to US$26.64 (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization affecting the outstanding Series B Preferred Shares).

“Series C Preferred Shares”	means the Series C Convertible Preferred Shares of the Company with a par value of US$0.0001 each, having the rights, limitations and preferences established by the Statement of Designations.

“Share”	means a share in the Company (including the Common Shares and the Preferred Shares) and includes a fraction of a share in the Company.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statement of Designations”	mean the Appendix to the Articles (and which form an integral part of the Articles), which establishes the preferences, rights, qualifications and restrictions relating to the Common Shares and Preferred Shares.

“Statute”	means the Companies Law (2013 Revision) of the Cayman Islands.

“Subsidiary”	means any corporation or other entity a majority of the voting securities or economic interests of which is directly or indirectly held or controlled by the Company.

“Transfer”	(and corresponding grammatical variations thereof) means, when used as a noun, any disposition of all or any portion of Shares, for value or otherwise, including, without limitation, any sale, gift, bequest, assignment, pledge or encumbrance, and whether effected by contract, by operation of law or otherwise. “Transfer” (and corresponding grammatical variations thereof) when used as a verb, shall have a correlative meaning.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

“Unpaid Series A Priority Return”	means, with respect to any Series A Member as of a particular determination date, the excess of (i) such Series A Member’s Priority Return over (ii) the aggregate amount of distributions made to such Series A Member pursuant to Section 4(a)(iii) of the Statement of Designations, determined on a cumulative basis from the date the Company received the purchase price for the Series A Preferred Shares through such determination date.

“Unpaid Series B Priority Return”	means, with respect to any Series B Member as of a particular determination date, the excess of (i) such Series B Member’s Priority Return over (ii) the aggregate amount of distributions made to such Series B Member pursuant to Section 4(a)(ii) of the Statement of Designations, determined on a cumulative basis from the date the Company received the purchase price for the Series B Preferred Shares through such determination date.

“Unpaid Series C Priority Return”	means, with respect to any Series C Member as of a particular determination date, the excess of (i) such Series C Member’s Priority Return over (ii) the aggregate amount of distributions made to such Series C Member pursuant to Section 4(a)(i) of the Statement of Designations, determined on a cumulative basis from the date the Company received the purchase price for the Series C Preferred Shares through such determination date.

“Unreturned Series A Original Issue Price”	means, with respect to any Series A Member as of a particular determination date, the excess of (i) the aggregate Series A Original Issue Price of such Series A Member’s Series A Preferred Shares over (ii) the aggregate amount of distributions made to such Series A Member pursuant to Section 4(a)(iv) of the Statement of Designations, determined on a cumulative basis from the date the Company received the purchase price for the Series A Preferred Shares through such determination date.

“Unreturned Series B Original Issue Price”	means, with respect to any Series B Member as of a particular determination date, the excess of (i) the aggregate Series B Original Issue Price of such Series B Member’s Series B Preferred Shares over (ii) the aggregate amount of distributions made to such Series B Member pursuant to Section 4(a)(iv) of the Statement of Designations, determined on a cumulative basis from the date the Company received the purchase price for the Series B Preferred Shares through such determination date

“Unreturned Series C Original Issue Price”	means, with respect to any Series C Member as of a particular determination date, the excess of (i) the aggregate Series C Original Issue Price of such Series C Member’s Series C Preferred Shares over (ii) the aggregate amount of distributions made to such Series C Member pursuant to Section 4(a)(iv) of the Statement of Designations, determined on a cumulative basis from the date the Company received the purchase price for the Series C Preferred Shares through such determination date.

“Xinerfu Director”	has the meaning set forth in Article 3.3(c).

“Xinerfu Investor”	means Xinerfu Holdings LLC

1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing persons include corporations as well as any other legal or natural person;

(d)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)	“shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)	the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)	headings are inserted for reference only and shall be ignored in construing the Articles;

(j)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)	any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law;

(l)	sections 8 and 19(3) of the Electronic Transactions Law shall not apply;

(m)	the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2	Purpose

The Company is formed for the purpose of engaging in any lawful act or activity which may be carried on by exempted limited liability companies incorporated under the Statute and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands, and the Company may engage in any and all activities necessary, advisable, convenient or incidental thereto, including without limitation providing a solution for companies organized in the People’s Republic of China (the “PRC”) to issue credit cards services and providing marketplace lending (or “peer-to-peer lending”) services in the PRC through direct and indirect registered wholly foreign owned enterprises of the Company. The Company shall have all the powers necessary or convenient to carry out the purposes for which it is formed, including the powers granted by the Statute.

3	Management

3.1	Authority of Board of Directors. Except as otherwise required by the Statute or other applicable law and subject to the terms and conditions of the Memorandum and the Articles, the Board of Directors shall have the authority to (i) exercise all the powers and privileges granted to an exempted company by the Statute or any other law or the Memorandum or the Articles, together with any powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the business, trade, purposes or activities of the Company in any jurisdiction in which the Company shall conduct business and (ii) take any other action not prohibited under the Statute or other applicable law; and, except as provided in Articles 3.2 and 18.1, no Member acting in its capacity as a Member shall have any authority, power or privilege to act on behalf of or to bind the Company.

3.2	Designation and Removal of Directors. There shall be a board of Directors consisting of not more than eleven (11) Directors.

3.3	Directors.

(a)	five (5) Directors, one of whom shall be the then current Chief Executive Officer of the Company (the “CEO Director”), shall be appointed by the Requisite Consent of Common Members, which appointees shall initially be Gary Wang, Zhengyu Wang, Andrew Mason and John Egan, and one (1) Director will be designated at a later date (collectively, the “Common Member Designated Directors”);

(b)	for so long as the EDS Investor holds any Series A Preferred Shares, one Director shall be designated by the EDS Investor, which appointee shall initially be Bo Zhai (the “EDS Director”);

(c)	for so long as the Xinerfu Investor holds any Series A Preferred Shares, one Director shall be designated by the Xinerfu Investor, which appointee shall appointed at a later date (the “Xinerfu Director”, together with the EDS Director, the “Series A Designated Directors”);

(d)	for so long as the DLB Investor holds any Series B Preferred Shares, two (2) Directors shall be designated by the DLB Investor, which appointees shall initially be Doug Brown and Deval Dvivedi, and one (1) Director shall be designated by the Majority in Interest of Series B Members, which appointee shall initially be Raj Dvivedi (collectively, the “Series B Designated Directors”); and

(e)	for so long as the Broadline Investor and its affiliates hold any Series C Preferred Shares, one (1) Director may be designated by the Broadline Investor, which shall initially be Christopher Thorne (the “Series C Designated Director”).

3.4	Removal. The Requisite Consent of Common Members, and only the Requisite Consent of Common Members, may at any time remove any of the five (5) Common Member Designated Directors elected to the Board of Directors by the Requisite Consent of Common Members for any or no reason, and with or without cause. The EDS Investor, and only the EDS Investor, may at any time remove any EDS Director then serving on the Board of Directors for any or no reason, and with or without cause. The Xinerfu Investor, and only the Xinerfu Investor, may at any time remove the Xinerfu Director then serving on the Board of Directors for any or no reason, and with or without cause. The DLB Investor, and only the DLB Investor, may at any time remove any of the two (2) Series B Designated Directors selected by the DLB Investor then serving on the Board of Directors for any or no reason, and with or without cause. The Majority in Interest of Series B Members, and only the Majority in Interest of Series B Members, voting as a separate class, may at any time remove the Series B Designated Director elected to the Board of Directors by the Majority in Interest of Series B Members for any or no reason, and with or without cause. The Broadline Investor, and only the Broadline Investor, may at any time remove the Series C Designated Director then serving on the Board of Directors for any or no reason, and with or without cause.

3.5	Vacancies. Any vacancy caused by the removal or resignation of any of the five (5) Directors designated by the Requisite Consent of Common Members pursuant to 3.3(a) shall be filled only by an appointee of the Requisite Consent of Common Members. Any vacancy caused by the removal or resignation of any EDS Director designated pursuant to Article 3.3(b) shall be filled only by an appointee of the EDS Investor. Any vacancy caused by the removal or resignation of any Xinerfu Director designated pursuant to Article 3.3(c) shall be filled only by an appointee of the Xinerfu Investor. Any vacancy caused by the removal or resignation of any of the two (2) Series B Designated Directors designated by DLB Investor pursuant to Article 3.3(d) shall be filled only by an appointee of the DLB Investor. Any vacancy caused by the removal or resignation of any Director designated by the Majority in Interest of Series B Members pursuant to Article 3.3(d) shall be filled only by an appointee of the Majority in Interest of Series B Members. Any vacancy caused by the removal or resignation of the Series C Designated Director pursuant to Article 3.3(e) shall be filled only by an appointee of the Broadline Investor.

3.6	Meetings. The Board of Directors will meet on a regular basis, not less often than semi-annually. In addition to the foregoing, the Company will give each Director at least forty-eight (48) hours prior notice of the time and place of any meeting, and will permit each Director to participate in any regular or special meeting by telephone.

3.7	Expenses of Directors. The Company will, or will cause its Subsidiaries to, bear all reasonable out of pocket expenses incurred by or on behalf of any Director in connection with his or her service as a Director of the Company, subject to the Company’s then current reimbursement policy.

3.8	Actions of Board of Directors and Action by Written Consent. Except as otherwise provided in the Articles (including Section 5 of the Statement of Designations) or as otherwise required by the Statute, the Board of Directors shall have the exclusive right and power to make all decisions and to take all actions on behalf of the Company. All decisions or actions to be made or taken by the Board of Directors shall require the affirmative vote or written consent of more than fifty percent (50%) of the Directors; provided, however, that in the event of a dead lock vote or consent, the CEO Director will cast the deciding vote on such matters (the “Consent of the Board of Directors”). Any action that may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by more than fifty percent (50%) of the Directors; provided that all Directors have received prior written notice of any written consent. Such consent shall have the same force and effect as a vote of the signing Directors at a meeting duly called and held pursuant to Article 3.6

3.9	Transactions with Affiliates. Subject to Article 3.8 and Section 5 of the Statement of Designations, the Board of Directors may cause the Company to enter into one or more agreements, leases, contracts or other arrangements for the furnishing to or by the Company of goods, services or space with any Related Party, and may pay compensation thereunder for such goods, services or space, provided, that in each case the Board of Directors has determined in good faith that the terms of any such arrangements are in, or not opposed to, the best interests of the Company. No Director, officer or Member of the Company shall be deemed to have violated any fiduciary duty to the Company or any Member by reason of a contract or transaction between such Person and the Company or in which such Person has a direct or indirect interest if the material facts as to such Person’s relationship to or interest in such contract or transaction are disclosed or are known to the Board of Directors, and the Board of Directors authorizes such contract or transaction by the affirmative vote of a majority in number of the disinterested Directors. For the avoidance of doubt, an interested Director shall not vote in respect of any such contract or transaction in which he is interested.

3.10	Power of Director to Bind the Company. Except as set forth in the following sentence, the signature of the Chief Executive Officer or any other officer designated by the Board of Directors or any of Gary Wang, Zhengyu Wang or Andrew Mason, in their capacity as Directors and only for so long as they are Directors, each acting alone on any agreement, contract, instrument or other document shall be sufficient to bind the Company in respect thereof and conclusively evidence the authority of the Board of Directors and the Company with respect thereto, and no third party need look to any other evidence or require joinder or consent of any other party to bind the Company or to evidence such authority. Notwithstanding the foregoing, the signature of the Chief Executive Officer, or any other officer designated by the Board of Directors and a Director designated by the Board of Directors, together, shall be required on any agreement, contract or other instrument in which the Company is lending monies or contributing capital to any of its Subsidiaries in order to bind the Company with respect thereof and conclusively evidence the authority of the Board of Directors and the Company with respect thereto and no third party need look to any other evidence or require joinder or consent of any other party to bind the Company or to evidence such authority.

3.11	Appointment of Officers and Other Agents. The Board of Directors may appoint one or more individuals as agents of the Company with, in each case, such title, duties, power and authority as the Board of Directors shall determine from time to time, and such agents may be referred to as officers of the Company; provided, however, that no such appointment by the Board of Directors by itself shall cause any Director to cease to be a Director or restrict the ability of the Board of Directors to exercise the powers so delegated.

3.12	Standard of Care for Directors. Each Director shall perform his duties hereunder in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. Each Director shall be entitled to rely, in the performance of such duties, on information, opinions, reports or statements, including financial statements, in each case prepared by one or more agents or employees, counsel, certified public accountants or other Persons employed by the Company, as to matters that such Director believes to be within such Persons’ special competence.

4	Capital Contributions

4.1	The capital contributions that each Member has made to the Company on or before the date of the Articles are set forth on the books and records of the Company, and the number of Shares owned by such Member is set forth on the Register of Members. Any additional capital contributions made by any Member shall be properly reflected on the books and records of the Company. The Board of Directors shall amend the Register of Members from time to time to properly reflect the number of Shares owned by the Members.

4.2	Upon the issuance of any Series C Preferred Shares to any Series C Member pursuant to the terms of the Purchase Agreement, such Series C Member shall make a capital contribution to the Company in an amount equal to the number of Series C Preferred Shares purchased by such Series C Member multiplied by the purchase price of US$ 26.64 per Series C Preferred Share.

4.3	Additional Capital. Except as set forth herein, no Member shall be obligated to contribute any additional capital to the Company.

4.4	Liability of Members. Except as otherwise provided by the Statute, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company by reason of being a member of the Company. No Member shall be required to lend any funds to the Company. The liability of each Member for the losses, debts and obligations of the Company shall be limited to its capital contributions theretofore made to the Company by such Member (or its predecessor in interest) which have not been previously repaid to or withdrawn by such Member (or its predecessor in interest) in accordance with the terms of the Articles.

4.5	Admission of Additional Members. Subject to any restrictions or other applicable procedures imposed by the Articles, additional Members may be admitted to the Company pursuant to Article 4.6 and Article 4.7, or on such terms and conditions as may be specified by the Board of Directors. In connection with any such admission, including any admission due to a Transfer of all or part of any Shares under Article 11 hereof, the Register of Members shall be amended by the Board of Directors to reflect the inclusion of the additional Member(s).

4.6	Issuance of Profits Interests. The Board of Directors shall have the power to issue up to the lesser of (i) 9,499,144 and (ii) ten percent (10%) of the outstanding Common Share Equivalents, in the form of Common Shares (the “Incentive Shares”) (such amount includes Incentive Shares already issued) to any employees, consultants, advisers, officers or managers of the Company or any Subsidiary of the Company, and to admit such Persons as Members and Common Members of the Company, provided, that (i) all such Persons’ Incentive Shares will be subject to Reserve Amounts and all such Persons will be Common Members and (ii) all such Persons’ Incentive Shares will be subject to terms and conditions, including vesting restrictions, determined by the Board of Directors and as set forth in Restricted Share Agreements, or any similar incentive share agreements. If any Incentive Shares are forfeited by any such Members, then such Incentive Shares shall again be available to the Company for issuance to other future employees, consultants, advisors, officers or managers of the Company or any Subsidiary of the Company and such other future Persons shall be included in the term Common Members. Subject to any required approval by a Majority in Interest of Preferred Members as set forth in Section 5(b) of the Statement of Designations, the number of Incentive Shares reserved for issuance pursuant to this Article 4.6 may be increased by the Consent of the Board of Directors and any reference in the Articles to Incentive Shares shall include such increased number, as the context so requires. For the avoidance of doubt, to the extent that the Board of Directors issues Incentive Shares to employees, consultants, advisers, officers or managers of the Company or any Subsidiary of the Company, the issuance of such Incentive Shares shall be dilutive to all Members’ percentage interests in the Company.

4.7	Issuance of Additional Series C Preferred Shares. The Company, without further authorization from the Board of Directors or any Member, is permitted to admit additional Series C Members and to issue to any new or existing Members up to an aggregate of 2,439,940 additional Series C Preferred Shares provided that (i) such admissions and issuances are consummated prior to the earlier of (a) February 29, 2016 and (b) Qualified Public Offering, (ii) such admissions and issuances are done in accordance with the terms of the Purchase Agreement and (iii) the new or existing Members purchasing the Series C Preferred Shares during this time become a party to the Investor Rights Agreement and Registration Rights Agreement.

4.8	Subject to Article 4, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights. The Company shall not issue Shares to bearer.

5	Return of Contributions

No Member shall have the right to withdraw or to be repaid any capital contributed by it or to receive any other payment in respect of such Member’s Shares, including without limitation as a result of the withdrawal of such Member from the Company, except as specifically provided in the Articles.

6	Distributions

6.1	Statement of Designations Incorporated by Reference. The Statement of Designations is incorporated herein by reference, and its provisions, including without limitation its provisions regarding distributions with respect to the Preferred Shares, constitute an integral part of the Articles.

6.2	Distributions. Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay dividends and other distributions on Shares in issue and authorise payment of the dividends or other distributions out of the funds of the Company lawfully available therefor. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law. Distributions shall be made by the Board of Directors in accordance with Section 4 of the Statement of Designations.

6.3	Distributions of Cash and Other Property. Except as the Board of Directors may otherwise determine, all distributions to Members shall be made in cash. If any assets of the Company are distributed in kind, such assets shall be distributed on the basis of their fair market value as determined by the Board of Directors. Any amounts not distributed upon liquidation of the Company pursuant to Article 6.2 hereof on account of expenses and reserves shall serve to reduce the distributions made to each Member pursuant to Article 6.2 hereof in a manner reasonably determined by the Board of Directors. Any such reserves as remain after payment of contingent liabilities shall be distributed to the Members in the manner in which they served to reduce the distributions thereto.

6.4	Withholding of Taxes. The Company may withhold taxes from any distribution payable to any Member in respect of Shares to the extent required by any applicable law. For purposes of the Articles, any taxes so withheld by the Company shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to the Articles. If any amount required to be withheld was not, in fact, actually withheld from distributions, then the Company may, in its sole discretion, reduce any subsequent distributions to such Member by the amount required to be but not withheld. Each Member agrees to furnish the Company with such documentation as shall be reasonably requested by the Company or its agents to assist it in determining the extent of, and in fulfilling, its withholding obligations.

6.5	Any dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

6.6	No dividend or other distribution shall bear interest against the Company.

7	Priorities and Rights to Distributions

7.1	No Member shall have any rights or priority over any other Members as to contributions or as to distributions or compensation by way of income, except as specifically provided in the Articles (including the Statement of Designations). In addition, no Member shall have any rights to receive any distributions pursuant to the Articles until such Member has contributed all capital required to be contributed to the Company by such Member pursuant to the terms of the Articles and the Purchase Agreement.

8	Register of Members

8.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

8.2	The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

9	Closing Register of Members or Fixing Record Date

9.1	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

9.2	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

9.3	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

10	Certificates for Shares

10.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to the Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

10.2	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

10.3	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

10.4	Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

11	Transfer of Shares

11.1	Subject to the provisions of these Articles, the Investor Rights Agreement and any Restricted Share Agreement, Shares may be transferred by a written instrument of transfer executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

11.2	Notwithstanding anything to the contrary herein, no Member shall Transfer any Shares to the extent that such Transfer would violate (i) the Securities Act of 1933, as amended, and any other federal or state securities or blue sky laws, (ii) the provisions of the Investor Rights Agreement applicable to such Member or (iii) if applicable, the provisions of any Restricted Share Agreement or any similar incentive share agreement applicable to such Member.

12	Redemption, Repurchase and Surrender of Shares

12.1	Subject to the provisions of the Statute the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of the Shares.

12.2	Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

12.3	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

12.4	The Directors may accept the surrender for no consideration of any fully paid Share.

13	Treasury Shares

13.1	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

13.2	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

14	Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

15	Transmission of Shares

15.1	If a Member dies the survivor or survivors (where he was a joint holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

15.2	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

15.3	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

16	Alteration of Capital

16.1	Subject to Sections 5(b) and 5(c) of the Statement of Designations, the Company may by Ordinary Resolution:

(a)	increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)	cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

16.2	All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

16.3	Subject to the provisions of the Statute, the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution and Sections 5(b) and 5(c) of the Statement of Designations, the Company may by Special Resolution:

(a)	change its name;

(b)	subject to Article 17, alter or add to the Articles;

(c)	subject to Article 17, alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital or any capital redemption reserve fund.

17	Amendments of Memorandum and Articles of Association

17.1	Amendment. No change, modification or amendment of the Memorandum or the Articles shall be valid or binding unless such change, modification or amendment is made with the consent of a Majority in Interest of Members; provided, that consent of a Majority in Interest of Preferred Members shall be required for any action that (i) adversely amends or adversely changes the rights, preferences, powers, privileges or restrictions of the Preferred Shares, (ii) authorizes, creates or issues Shares of any class or series of interest, or reclassifies interests into Shares, pari passu with, or having a preference or any right superior to those of the Preferred Shares, (iii) adversely affects the rights of the Preferred Members, or (iv) amends this Article 17.1; provided further, that consent of a Majority in Interest of Series A Members AND of each holder of the Series A Preferred Shares who holds at least twenty-eight percent (28%) of all Series A Preferred Shares held by all of the holders of the Series A Preferred Shares, calculated as of the date of the Series A Initial Closing under that certain Series A Preferred Share Purchase Agreement dated November 15, 2005 between the Company and the Series A Members shall be required for any action that (i) adversely amends or adversely changes the rights, preferences, powers, privileges or restrictions of the Series A Preferred Shares, (ii) adversely affects the rights of the Series A Members and (iii) amends this Article 17.1; provided further, that consent of a Majority in Interest of Series B Members shall be required for any action that (i) adversely amends or adversely changes the rights, preferences, powers, privileges or restrictions of the Series B Preferred Shares, (ii) adversely affects the rights of the Series B Members, or (iii) amends this Article 17.1; provided further, that consent of a Majority in Interest of Series C Members shall be required for any action that (i) adversely amends or adversely changes the rights, preferences, powers, privileges or restrictions of the Series C Preferred Shares, (ii) adversely affects the rights of the Series C Members, or (iii) amends this Article 17.1; and, provided further, that any change, modification or amendment of the Memorandum or the Articles shall also be subject to Section 5 of the Statement of Designations; and, provided further, that no amendment of the Memorandum or the Articles shall have the effect of treating one Series A Member or group of Series A Members, one Series B Member or group of Series B Members, one Series C Member or group of Series C Members more adversely than any other Series A Member or group of Series A Members, Series B Member or group of Series B Members, or Series C Member or group of Series C Members with respect to the rights, preferences, powers, privileges or restrictions of the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as the case may be, without the consent of such one Series A Member, the holders of a majority of the Series A Preferred Shares held by such group of Series A Members, such one Series B Member, or the holders of a majority of the Series B Preferred Shares held by such group of Series B Members, such one Series C Member, or the holders of a majority of the Series C Preferred Shares held by such group of Series C Members, as the case may be, whose rights, preferences, powers, privileges or restrictions of the Series A Preferred Shares, Series B Preferred Shares, or Series C Preferred Shares, as the case may be, are so adversely affected. Subject to Sections 5(b) and 5(c) of the Statement of Designations with respect to the Series C Preferred Shares, the Series B Preferred Shares and the Series A Preferred Shares, the rights, preferences, powers, privileges or restrictions of any series of shares shall not be deemed to be adversely amended or adversely changed by the creation or issuance of any class of shares ranking superior to or pari passu with such series of shares.

17.2	Where any Special Resolution or Ordinary Resolution is required to approve or authorise any of the matters specified in Article 17.1 and such matter has not been consented to by any Member or group of Members as required by Article 17.1, such Members shall, in respect of such resolution, have in aggregate the number of votes which is equal to (i) the aggregate number of votes of all Members who vote in favour of such resolution, plus (ii) one.

18	Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

19	General Meetings

19.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

19.2	The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

19.3	The Directors may call general meetings, and they shall on a Members’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

19.4	A Members’ requisition is a requisition of Members holding at the date of deposit of the requisition not less than ten per cent. in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

19.5	The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

19.6	If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not within twenty-one days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period.

19.7	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

20	Notice of General Meetings

20.1	At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety five per cent. in par value of the Shares giving that right.

20.2	The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

21	Proceedings at General Meetings

21.1	No business shall be transacted at any general meeting unless a quorum is present. Two Members being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum unless the Company has only one Member entitled to vote at such general meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural person) by its duly authorised representative or proxy.

21.2	A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

21.3	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

21.4	If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

21.5	The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

21.6	If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

21.7	The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

21.8	When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

21.9	A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chairman demands a poll, or any other Member or Members collectively present in person or by proxy (or in the case of a corporation or other non-natural person, by its duly authorised representative or proxy) and holding at least ten per cent. in par value of the Shares giving a right to attend and vote at the meeting demand a poll.

21.10	Unless a poll is duly demanded and the demand is not withdrawn a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

21.11	The demand for a poll may be withdrawn.

21.12	Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

21.13	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

21.14	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a second or casting vote.

22	Votes of Members

22.1	Subject to any rights or restrictions attached to any Shares, every Member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative or by proxy, shall have such number of votes as is determined in accordance with Section 5 of the Statement of Designations.

22.2	In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

22.3	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

22.4	No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

22.5	No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

22.6	On a poll or on a show of hands votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands and shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

22.7	On a poll, a Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

23	Proxies

23.1	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other nonnatural person, under the hand of its duly authorised representative. A proxy need not be a Member.

23.2	The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

23.3	The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

23.4	The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

23.5	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

24	Corporate Members

Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

25	Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

26	Seal

26.1	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer of the Company or other person appointed by the Directors for the purpose.

26.2	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

26.3	A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

27	Books of Account

27.1	Books and Records. The Board of Directors shall keep or cause to be kept complete and accurate books and records of the Company using the same methods of accounting that are used in preparing the federal tax returns of the Company to the extent applicable and otherwise in accordance with U.S. generally accepted accounting principles consistently applied. Such books and records shall be maintained and available, in addition to any documents and information required to be furnished to the Members under the Statute, at the principal business office of the Company for examination and copying by any Member or Director, or its duly authorized representative, at its reasonable request and at its expense during ordinary business hours. A current list of the full name and last known address of each Member and Director, a copy of the Memorandum and Articles, any amendments thereto and the Certificate of Registration, copies of the Company’s financial statements and federal, state and local tax returns and reports, if any, for each of the last 6 fiscal years of the Company, shall be maintained at the principal business office of the Company.

27.2	Bank Accounts. Bank accounts and/or other accounts of the Company shall be maintained in such banking and/or other financial institution(s) as shall be selected by the Board of Directors, and withdrawals shall be made and other activity conducted pursuant to any plan approved by the Board of Directors.

27.3	Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year (and taxable year) of the Company shall end on December 31 of each year.

28	Notices

28.1	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent by airmail.

28.2	Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

28.3	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

28.4	Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

29	Winding Up

29.1	Events of Winding up or Liquidation. Subject to the Statute, the Company shall be wound up upon the happening of any of the following events:

(a)	the Requisite Consent of Common Members, and the consent of a Majority in Interest of Preferred Members as provided in Section 5(b)(v) of the Statement of Designations; or

(b)	the making of a winding up order by the Grand Court of the Cayman Islands under the Statute; or

(c)	a Special Resolution is passed that the Company be wound up voluntarily.

Following any of the foregoing events, the Board of Directors shall proceed diligently to appoint a liquidator and the liquidator shall proceed diligently to liquidate the assets of the Company in a manner consistent with commercially reasonable business practices, and subject to the Statute and the laws of the Cayman Islands.

29.2	Distributions upon Liquidation. In connection with the liquidation or winding up of the Company, the assets of the Company shall be applied and distributed in the following order of priority:

(a)	to creditors of the Company, including Members, in the order of priority provided by law, and the creation of a reserve of cash or other assets of the Company for contingent liabilities in an amount, if any, determined by the liquidator to be appropriate for such purposes; and

(b)	to the Members in accordance with the provisions of Article 6 and Section 4(b) of the Statement of Designations.

30	Indemnity and Insurance

30.1	Indemnity. Each Member, each Director and any other entity or individual authorized to act on behalf of the Company shall be entitled to indemnity from the Company for any liability incurred and/or for any act performed within the scope of the authority conferred, and/or for any act omitted to be performed, which indemnification shall include all reasonable expenses incurred, including reasonable legal and other professional fees and expenses; provided, however, that such Person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company; provided further that any indemnity under this Article 30.1 shall be provided out of and only to the extent of the Company’s assets, and no Member shall have personal liability on account thereof. Notwithstanding the foregoing, in the event Delaware’s General Corporation Law (the “DGCL”) would provide such Persons with greater rights to indemnification than the indemnity under this Article 30.1, then, to the extent not prohibited by the laws of the Cayman Islands, each Member, each Director and any other entity or individual authorized to act on behalf of the Company shall be indemnified to the fullest extent authorized by the DGCL (assuming in each case for such purposes that the Company was a corporation incorporated under the DGCL).

30.2	Outside Interests. The Members, each Director, and any Affiliates of any of them may engage in and possess interests in other business ventures and investment opportunities of every kind and description, independently or with others, including without limitation serving as manager and general partner of other limited liability companies and partnerships; provided, however, that, if applicable, no such other business venture or investment opportunity shall be in violation of any noncompetition, confidential information and work product agreement executed by and between the Company and any Member or Director. Neither the Company nor any other Member or any Director shall have any rights in or to such ventures or opportunities or the income or profits therefrom.

30.3	Confidential Information. Unless otherwise approved by the Company, no Person shall use any proprietary or confidential information owned by the Company other than for the benefit of the Company, whether or not such Person is or remains a Member, Director, Affiliate of a Member or Director, officer, employee or other agent of the Company.

31	Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

32	Mergers and Consolidations

The Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the Directors may determine.

APPENDIX

STATEMENT OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

COMMON AND PREFERRED SHARES OF CHINA RAPID FINANCE LIMITED

This Statement of Designations (this “Statement of Designations”) constitutes an integral part of the Second Amended and Restated Articles of Association of the Company adopted by special resolution passed on November 18, 2015 and effective on registration of the Company by way of continuation in the Cayman Islands (the “Articles”) for all purposes as if the Statement of Designations had been contained in the main section thereof rather than attached thereto as an Appendix. The following is a statement of the designation and the preferences, rights, qualifications and restrictions relating to the Common Shares, Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares.

1. Definitions. All capitalized terms used in this Statement of Designations and not otherwise defined herein shall have the meanings ascribed to them in the Articles.

2. Designation. The series of Shares designated hereunder shall be (a) the “Common Shares,” (b) the “Series A Preferred Shares,” (c) the “Series B Preferred Shares,” and (d) the “Series C Preferred Shares.”

3. Authorized Number. Subject to the Memorandum and the Articles and this Statement of Designations, the designation of Shares and the issue of Shares within each class or series of Shares shall be determined from time to time by the Board of Directors.

4. Distributions.

(a) In General. Any distributions made prior to a Liquidation Event shall be made at such times and in such manner as shall be determined by the Board of Directors and subject to this Section 4 and Sections 5(b) and (c) hereof. All distributions made prior to a Liquidation Event shall be made to the Members in the following order of priority:

(i) First, to the Series C Members, in proportion to their respective Unpaid Series C Priority Returns, the aggregate amount of the Series C Members’ Unpaid Series C Priority Returns;

(ii) Second, to the Series B Members, in proportion to their respective Unpaid Series B Priority Returns, the aggregate amount of the Series B Members’ Unpaid Series B Priority Returns;

(iii) Third, to the Series A Members, in proportion to their respective Unpaid Series A Priority Returns, the aggregate amount of the Series A Members’ Unpaid Series A Priority Returns;

(iv) Thereafter, (1) to the Common Members in proportion to the number of Common Shares (but excluding unvested Incentive Shares) held by each Common Member, the amount obtained by multiplying the aggregate amount to be distributed pursuant to this Section 4(a)(iv) by a fraction the numerator of which is equal to the number of all Common Shares (excluding any unvested Incentive Shares) held by the Common Members and the denominator of which is equal to the number of all Shares (excluding any unvested Incentive Shares) held by all Members (on an “as converted” basis), and (2) the remainder, if any, to the Series C Members, Series B Members and the Series A Members, in proportion to the number of Series C Preferred Shares, Series B Preferred Shares and Series A Preferred Shares (on an “as converted” basis) held by each Series C Member, Series B Member and Series A Member.

(b) All distributions upon a Liquidation Event shall be made to the Members in the following order of priority:

(i) First, to each Series C Member, an amount equal to the greater of (y) the amount equal to the Unreturned Series C Original Issue Price plus any Unpaid Series C Priority Return payable to such Series C Member and (z) such Series C Member’s pro rata share of all amounts being distributed if such Series C Members’ Series C Preferred Shares had been converted into Common Shares pursuant to Section 6 hereof immediately prior to such Liquidation Event (the “Series C Liquidation Value”). If, after paying or making provisions for the payment of all liabilities of the Company, the assets of the Company available for distribution to the Series C Members and in connection with a Liquidation Event shall be insufficient to pay the Series C Liquidation Value, then the remaining assets and funds of the Company will be distributed to such Series C Members pro rata, so that each Series C Member receives that portion of the assets available for distribution as the amount of the Series C Liquidation Value to which such Series C Member would otherwise be entitled bears to the amount of the Series C Liquidation Value to which all Series C Members would otherwise be entitled pursuant to this Section 4(b)(i).

(ii) Second, to each Series B Member, an amount equal to the greater of (y) the amount equal to the Unreturned Series B Original Issue Price plus any Unpaid Series B Priority Return payable to such Series B Member and (z) such Series B Member’s pro rata share of all amounts being distributed if such Series B Members’ Series B Preferred Shares had been converted into Common Shares pursuant to Section 6 hereof immediately prior to such Liquidation Event (the “Series B Liquidation Value”). If, after paying or making provisions for the payment of all liabilities of the Company, and the distributions to the Series C Members under Section 4(b)(i) above, the assets of the Company available for distribution to the Series B Members and in connection with a Liquidation Event shall be insufficient to pay the Series B Liquidation Value, then the remaining assets and funds of the Company will be distributed to such Series B Members pro rata, so that each Series B Member receives that portion of the assets available for distribution as the amount of the Series B Liquidation Value to which such Series B Member would otherwise be entitled bears to the amount of the Series B Liquidation Value to which all Series B Members would otherwise be entitled pursuant to this Section 4(b)(ii).

(iii) Third, to each Series A Member, an amount equal to the greater of (y) the amount equal to the Unreturned Series A Original Issue Price plus any Unpaid Series A Priority Return payable to such Series A Member and (z) such Series A Member’s pro rata share of all amounts being distributed if such Series A Members’ Series A Preferred Shares had been converted into Common Shares pursuant to Section 6 hereof immediately prior to such Liquidation Event (the “Series A Liquidation Value”). If, after paying or making provisions for the payment of all liabilities of the Company, the distributions to the Series C Members under Section 4(b)(i) above, and the distributions to the Series B Members under Section 4(b)(ii) above, the assets of the Company available for distribution to the Series A Members and in connection with a Liquidation Event shall be insufficient to pay the Series A Liquidation Value, then the remaining assets and funds of the Company will be distributed to such Series A Members pro rata, so that each Series A Member receives that portion of the assets available for distribution as the amount of the Series A Liquidation Value to which such Series A Member would otherwise be entitled bears to the amount of the Series A Liquidation Value to which all Series A Members would otherwise be entitled pursuant to this Section 4(b)(iii).

(iv) Fourth, to each Common Member holding Incentive Shares, an amount (not less than zero) equal to the excess of (A) such Member’s Pro Rata Share of the aggregate amount available for distribution by the Company (after all distributions have been made pursuant to Sections 4(b)(i), (ii) and (iii) above, over (B) the aggregate Reserve Amounts with respect to all Incentive Shares held by such Member; and

(v) Thereafter, to the Common Members holding Common Shares in proportion to the number of Common Shares (but excluding Incentive Shares) held by each Common Member.

(c) For purposes of this Section 4, unless the context requires otherwise, “distribution” shall mean the transfer of cash or property without consideration, whether by way of distribution or dividend. The value of any such property shall be determined in good faith by the Board of Directors or Liquidator (as the case may be).

5. Voting.

(a) General. Except as otherwise provided herein or by law, with respect to any matter requiring a vote of the Members, each Common Share shall entitle its owner to cast one vote, and each Preferred Share shall entitle its owner to cast a number of votes equal to the number of whole Common Shares into which such Preferred Share shall then be convertible and the Preferred Shares and the Common Shares shall vote as a single class.

(b) Certain Preferred Share Voting Rights. In addition to any voting rights provided by law and Section 5(a), for so long as the number of outstanding Preferred Shares equals or exceeds 20% of the number of Preferred Shares outstanding on the Series C Original Issue Date, the Company shall not, without the affirmative vote or written consent of the Majority in Interest of Preferred Members, voting together as a single class with any abstaining Preferred Members being deemed to have voted with the majority of those Preferred Members that did so vote, (so long as such Preferred Shares have not been converted into Common Shares):

(i) create, authorize the creation of or issue any class of Shares that is senior to or pari passu with any of the outstanding Preferred Shares whether by way of amendment to the Certificate of Formation or these Articles, by merger or consolidation of the Company with any other entity or by reclassification of any outstanding class of Shares of the Company, or by any other means, provided that such consent of Majority in Interest of Preferred Members shall not be unreasonably withheld;

(ii) amend or waive any provision of the Memorandum or the Articles in a manner that, alters or changes the rights, preferences, powers, privileges or restrictions of the Preferred Shares whether by way of amendment to the Memorandum or the Articles, by merger or consolidation of the Company with any other entity or otherwise;

(iii) increase or decrease (other than by redemption or conversion) of the authorized number of shares of Preferred Shares;

(iv) except as set forth in Article 4.6 of the Articles, create or adopt any stock option or incentive plan of the Company or any Subsidiary or issue any Shares or warrants, options or other rights to purchase or acquire equity securities of the Company or any Subsidiary to any employees, consultants, advisers, officers or managers of the Company or any Subsidiary;

(v) consummate any Liquidation Event or cause or permit any Subsidiary to consummate any Liquidation Event (replacing “Subsidiary” for “Company” for purposes of such definition);

(vi) redeem, purchase or otherwise acquire for value (or pay into or set aside a sinking fund for such purpose) any Securities, other than (A) the repurchases of Common Shares from employees, consultants, advisers, officers or managers pursuant to agreements that provide for such repurchases at cost (or such other amount, not to exceed fair market value, as the agreement pursuant to which such Common Shares were issued may provide) upon the termination of such individual’s employment or service to the Company or any Subsidiary of the Company, (B) repurchases of Securities by the Company in accordance with the Investor Rights Agreement and (C) the redemption of Securities by the Company in accordance with the Articles;

(vii) materially change the Company’s or any Subsidiary’s (1) business plan, (2) principal line of business operations or (3) the terms of any business licenses of the Company and its Subsidiaries, taken as a whole, each as in effect or carried on as of the date hereof;

(viii) appoint or remove the then appointed and acting Chief Executive Officer or Chief Financial Officer of the Company, except in each case for the removal for cause, as reasonably determined by the Board of Directors;

(ix) grant any Person any registration rights which are senior to or pari passu with the registration rights granted to the Series C Members pursuant to the terms of the Registration Rights Agreement;

(ix) create, incur, assume or suffer to exist, or cause or permit any Subsidiary to create, incur, assume or suffer to exist, any liability with respect to indebtedness for money borrowed which amount is above $5,000,000 in the aggregate, provided that, such limit excludes any financing done to operationally facilitate funding loans (e.g., lending capital, or amounts associated with a mortgage credit certificate, securitization, and warehouse line of credit); or

(x) declare any dividend or make any distribution on the Common Shares (other than a dividend payable in Common Shares).

(c) Certain Preferred Share Voting Rights Regarding Matters Affecting a Particular Class. In addition to any voting rights provided by law and Section 5(a) and 5(b), for so long as any Preferred Shares remain outstanding, the Company shall not, without the affirmative vote or written consent of the holders of a majority of an affected class of Preferred Shares, voting separately as a class, (so long as such Shares have not been converted into Common Shares), amend or waive any provision of the Memorandum or the Articles in a manner that adversely alters or changes the rights, preferences, powers, privileges or restrictions of such class of the Preferred Shares whether by way of amendment to the Memorandum or the Articles, by merger or consolidation of the Company with any other entity or otherwise.

(d) Where any Special Resolution or Ordinary Resolution is required to approve or authorise any of the matters specified in Sections 5(b) or Section 5(c) and such matter has not been consented to by any Member or group of Members as required by Section 5(b) or Section 5(c), such Members shall, in respect of such resolution, have in aggregate the number of votes which is equal to (i) the aggregate number of votes of all Members who vote in favour of such resolution, plus (ii) one.

6. Conversion of Preferred Shares into Common Shares. The Preferred Members shall have conversion rights as follows:

(a) Right to Convert.

(i) Each Series A Preferred Share shall be convertible, at the option of the Series A Member that owns such Share, and without the payment of additional consideration by such Member, into such number of Common Shares as is determined by dividing (i) the Series A Original Issue Price thereof by (ii) the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be the Series A Original Issue Price. Such initial Series A Conversion Price and the rate at which Series A Preferred Shares may be converted into Common Shares, shall be subject to adjustment as provided below.

(ii) Each Series B Preferred Share shall be convertible, at the option of the Series B Member that owns such Share, and without the payment of additional consideration by such Member, into such number of Common Shares as is determined by dividing (i) the Series B Original Issue Price thereof by (ii) the Series B Conversion Price (as defined below) in effect at the time of conversion. The “Series B Conversion Price” shall initially be the Series B Original Issue Price. Such initial Series B Conversion Price and the rate at which Series B Preferred Shares may be converted into Common Shares, shall be subject to adjustment as provided below.

(iii) Each Series C Preferred Share shall be convertible, at the option of the Series C Member that owns such Share, and without the payment of additional consideration by such Member, into such number of Common Shares as is determined by dividing (i) the Series C Original Issue Price thereof by (ii) the Series C Conversion Price (as defined below) in effect at the time of conversion. The “Series C Conversion Price” shall initially be the Series C Original Issue Price. Such initial Series C Conversion Price and the rate at which Series C Preferred Shares may be converted into Common Shares, shall be subject to adjustment as provided below.

(iv) In the event of a Liquidation Event the conversion rights of the Preferred Members shall terminate at the close of business on the day preceding the date fixed for the payment of any amounts distributable upon such Liquidation Event to such Preferred Members.

(b) Automatic Conversion. Upon the occurrence of a Qualified Public Offering, each Preferred Share shall, without any action required on the part of any such holder, automatically be converted into such number of Common Shares as is equal to the number of Common Shares determined by dividing, with respect to the Series A Preferred Shares: (i) the Series A Original Issue Price thereof by (ii) the Series A Conversion Price in effect at the time of conversion, with respect to the Series B Preferred Shares: (i) the Series B Original Issue Price thereof by (ii) the Series B Conversion Price in effect at the time of conversion, and with respect to the Series C Preferred Shares: (i) the Series C Original Issue Price thereof by (ii) the Series C Conversion Price in effect at the time of conversion. Upon such occurrence, any Member entitled to receive the Common Shares issuable upon conversion of the Preferred Shares shall be deemed to have converted such Preferred Shares immediately prior to, but subject to, the closing of such Qualified Public Offering.

(c) Mechanics of Conversion.

(i) Before any Preferred Member shall be entitled to receive Common Shares issuable upon conversion of any Preferred Shares pursuant to Section 6(a) hereof, it shall give written notice to the Company that it elects to convert the same and shall state therein its name or the name or names of its nominees in which it wishes the Common Shares to be issued. The Board of Directors shall, as soon as practicable after receipt of such notice by the Company or after a conversion pursuant to Section 6 hereof, make entries in the Register of Members to give effect to such conversion accordingly.

(ii) Conversions pursuant to Section 6(a) hereof shall be deemed to have been made immediately prior to the close of business on the date of such notice of election of conversion, and the Person or Persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record owner or owners of such Common Shares on such date.

(d) Adjustment for Share Splits and Combinations. If the Company shall at any time or from time to time after the Series C Original Issue Date effect a subdivision of the outstanding Common Shares, the Series A Conversion Price then in effect with respect to the Series A Preferred Shares, the Series B Conversion Price then in effect with respect to the Series B Preferred Shares and the Series C Conversion Price then in effect with respect to the Series C Preferred Shares, as appropriate, immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Series C Original Issue Date combine the outstanding Common Shares, the Series A Conversion Price with respect to the Series A Preferred Shares then in effect, the Series B Conversion Price with respect to the Series B Preferred Shares then in effect and the Series C Conversion Price with respect to the Series C Preferred Shares then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 6(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(e) Adjustment for Certain Distributions. In the event the Company at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of Common Members entitled to receive, a distribution payable in additional Common Shares, then and in each such event the Series A Conversion Price for the Series A Preferred Shares then in effect, the Series B Conversion Price for the Series B Preferred Shares then in effect and the Series C Conversion Price for the Series C Preferred Shares then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price, as appropriate, then in effect by a fraction:

(i) the numerator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such distribution;

provided, that if such record date shall have been fixed and such distribution is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price for the Series A Preferred Shares, the Series B Conversion Price for the Series B Preferred Shares and the Series C Conversion Price for the Series C Preferred Shares shall be recomputed accordingly as of the close of business on such record date, and thereafter the Series A Conversion Price for the Series A Preferred Shares, the Series B Conversion Price for the Series B Preferred Shares and the Series C Conversion Price for the Series C Preferred Shares shall be adjusted pursuant to this Section 6(e) as of the time of actual payment of such distributions; and, provided further, that if the Members who own Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares simultaneously receive a distribution of Common Shares in a number equal to the number of Common Shares such Members would have received if all such Member’s Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares had been converted into Common Shares on the date of such event, then no such adjustment shall be made to the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price.

(f) Adjustments for Other Distributions. In the event the Company at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of Common Members entitled to receive, a dividend or distribution payable in Securities of the Company other than Common Shares, and the provisions of Section 4 of the Statement of Designations do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares shall receive, simultaneously with the distribution to the holders of Common Shares, a distribution of such Securities in an amount equal to the amount of such securities as they would have received if all outstanding Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares had been converted into Common Shares immediately prior to such event.

(g) Adjustment for Reclassification, Exchange or Substitution. If the Common Shares shall be changed into the same or a different number of Shares of any class or classes of Shares, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of Shares or distribution of Shares or other Securities provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then, and in each such event, the Series A Members, the Series B Members and the Series C Members shall have the right thereafter to convert their Preferred Shares into the kind and amount of Shares and other securities and property receivable upon such reorganization, reclassification, or other change, as would be received by owners of the number of Common Shares into which the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(h) Adjustment for Merger or Reorganization, Etc. Subject to the provisions of Section 4, in case of any consolidation or merger of the Company with or into another entity or the sale of all or substantially all of the assets of the Company to another entity, the Preferred Shares shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of Shares or other securities or property to which an owner of the number of Common Shares deliverable upon conversion of such Preferred Shares would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 6 with respect to the rights and interests thereafter of the Preferred Shares, to the end that the provisions set forth in this Section 6 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any Shares or other property thereafter deliverable upon the conversion of the Preferred Shares.

(i) Adjustment Formula.

If before December 15, 2015 the Company shall issue or sell or, in accordance with this Section 6, is deemed to have issued or sold any Additional Common Shares for a consideration per Additional Common Share less than the Series C Conversion Price applicable to the Series C Preferred Shares in effect immediately prior to such issuance or sale, then forthwith upon such issuance or sale, the Series C Conversion Price applicable to the Series C Preferred Shares, as appropriate, shall be reduced to the price per share for such Additional Common Shares. If on or after December 15, 2015 the Company shall issue or sell or, in accordance with this Section 6, is deemed to have issued or sold any Additional Common Shares for a consideration per Additional Common Share less than the Series C Conversion Price applicable to the Series C Preferred Shares in effect immediately prior to such issuance or sale, then forthwith upon such issuance or sale, the Series C Conversion Price applicable to the Series C Preferred Shares, as appropriate, shall be reduced (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of Common Shares outstanding immediately prior to such issuance or sale plus (2) the number of Common Shares that the Aggregate Consideration Received by the Company for the total number of Additional Common Shares so issued or sold would purchase at such Conversion Price; and (B) the denominator of which shall be the number of Common Shares outstanding immediately prior to issuance or sale plus the number of such Additional Common Shares so issued or sold.

If and whenever the Company shall issue or sell or, in accordance with this Section 6, is deemed to have issued or sold any Additional Common Shares for a consideration per Additional Common Share less than the Series A Conversion Price applicable to the Series A Preferred Shares or the Series B Conversion Price applicable to the Series B Preferred Shares in effect immediately prior to such issuance or sale, then forthwith upon such issuance or sale, the Series A Conversion Price applicable to the Series A Preferred Shares and/or the Series B Conversion Price applicable to the Series B Preferred Shares, as appropriate, shall be reduced (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of Common Shares outstanding immediately prior to such issuance or sale plus (2) the number of Common Shares that the Aggregate Consideration Received by the Company for the total number of Additional Common Shares so issued or sold would purchase at such Conversion Price; and (B) the denominator of which shall be the number of Common Shares outstanding immediately prior to issuance or sale plus the number of such Additional Common Shares so issued or sold.

For purposes of each of the clauses (A) and (B) in the two preceding paragraphs, (i) the number of Common Shares outstanding or deemed in accordance with this Section to be issued and outstanding at any time shall equal the sum of (w) all outstanding Common Shares, (x) all Common Shares issuable upon the conversion of all outstanding Convertible Securities, (y) all Common Shares issuable upon the exercise of all outstanding Rights or Options and (ii) the number of Common Shares deemed issuable upon exercise or conversion of such outstanding Rights, Options or Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Rights, Options or Convertible Securities resulting from the issuance of Additional Common Shares that is the subject of this calculation.

(j) Certain Definitions. For the purpose of making any adjustment required under this Section 6:

(i) “Additional Common Shares” shall mean all Common Shares issued by, or deemed to be issued by, the Company, whether or not subsequently reacquired or retired by the Company; provided, that “Additional Common Shares” shall not include: (A) the Series C Preferred Shares issued pursuant to the Purchase Agreement, (B) Securities issued pursuant to a Public Offering, and (C) (1) Incentive Shares issued or issuable to any current or former employees, consultants, advisers, officers or managers of the Company or Subsidiary pursuant to Article 4.6 of the Articles, (2) Common Shares issued as a dividend or distribution on the outstanding Shares in accordance with the terms of the Articles, (3) Common Shares issued upon the conversion of any debenture, warrant, option, or other convertible security outstanding as of the Series C Original Issue Date and disclosed in Section 2.3 of the Purchase Agreement, (4) Common Shares issuable upon a split, dividend, combination or similar event affecting the Common Shares, (5) Securities issued in connection with bona fide business combinations or corporate partnering arrangements approved by the Board of Directors, (6) Securities issued (and options and warrants therefor) to parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing approved by the Board of Directors, and (7) Securities issued to (a) licensors to the Company of technology or patents, (b) collaborative partners of the Company or (c) licensees of the Company in connection with the development, marketing or commercialization of the Company’s products, in each case, as approved by the Board of Directors in accordance with the terms of the Articles.

(ii) The “Aggregate Consideration Received” by the Company for any issue or sale, or deemed issue or sale, of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors; and (C) if Additional Common Shares, Convertible Securities or Rights or Options to purchase either Additional Common Shares or Convertible Securities are issued or sold together with other shares or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Common Shares, Convertible Securities or Rights or Options.

(iii) The “Convertible Securities” shall mean shares or other securities convertible into or exchangeable for Common Shares.

(iv) The “Effective Price” of Additional Common Shares shall mean the quotient determined by dividing the total number of Additional Common Shares issued or sold, or deemed to have been issued or sold, by the Company under this Section 6, into the Aggregate Consideration Received, or deemed to have been received, by the Company under this Section 6, for the issue of such Additional Common Shares.

(v) “Rights or Options” shall mean warrants, options or other rights to purchase or acquire Common Shares or Convertible Securities.

(k) Deemed Issuances. For the purpose of making any adjustment to the Series A Conversion Price of the Series A Preferred Shares, the Series B Conversion Price of the Series B Preferred Shares, and the Series C Conversion Price of the Series C Preferred Shares, as applicable, required under Section 6(i), if the Company issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the Common Shares issuable upon exercise of such Rights or Options or the conversion or exchange of Convertible Securities is less than the Series A Conversion Price then in effect for the Series A Preferred Shares, the Series B Conversion Price then in effect for the Series B Preferred Shares, or the Series C Conversion Price then in effect for the Series C Preferred Shares, as appropriate, then the Company shall be deemed to have issued, at the time of the issuance of such Rights or Options or Convertible Securities, that number of Additional Common Shares that is equal to the maximum number of Common Shares issuable upon exercise or conversion of such Rights or Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such Shares, an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Company upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion or exchange thereof; provided, that in any such case in which Additional Common Shares are deemed to be issued:

(i) No further adjustment in the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Shares upon the exercise of such Rights or Options or conversion or exchange of such Convertible Securities;

(ii) If such Rights or Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, then upon the exercise, conversion or exchange thereof, the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as applicable, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Rights or Options or the rights of conversion or exchange under such Convertible Securities;

(iii) Upon the expiration or termination of any such unexercised Right, Option or unconverted Convertible Security, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall be readjusted such that immediately following such expiration or termination, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall be readjusted to the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price, as appropriate, in effect at the time of the original issue of such expired or terminated Right, Option or Convertible Security (unless an issuance or issuances subsequent to the original issue of such expired or terminated Right, Option or Convertible Security resulted in a readjustment or readjustments to the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, in which case the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall not be readjusted to the Series A Conversion Price, the Series B Conversion Price, or the Series C Conversion Price, as appropriate, in effect at the time of the original issue of such expired or terminated Right, Option or Convertible Security but, rather, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall be readjusted taking into consideration the dilutive effect of such subsequent issuance(s));

(iv) In the event of any change in the number of Common Shares issuable upon the exercise, conversion or exchange of any such Right or Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price then in effect shall forthwith be readjusted to such Series A Conversion Price, Series B Conversion Price and Series C Conversion Price, as appropriate, as would have obtained had such revised terms been in effect upon the original date of issuance of such Right or Option or Convertible Security; and

(v) No readjustment pursuant to clause (ii), (iii) or (iv) above shall have the effect of increasing the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price, as appropriate, on the original adjustment date, or (ii) the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price that would have resulted from any issuances of Additional Common Shares between the original adjustment date and such readjustment date.

In the event the Company, after the Series C Original Issue Date, amends the terms of any such Rights or Options or Convertible Securities (whether such Rights or Options or Convertible Securities were outstanding on the Series C Original Issue Date or were issued after the Series C Original Issue Date), then such Rights or Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Series C Original Issue Date, and the provisions of this Section 6(k) shall apply.

(l) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price, as appropriate, pursuant to this Section 6, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Preferred Member, as appropriate, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Preferred Member furnish or cause to be furnished to such Member a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price in effect, the Series B Conversion Price in effect and/or the Series C Conversion Price in effect, as appropriate, and (iii) the number of Common Shares and the amount, if any, of other property which then would be received upon the conversion of the applicable Preferred Shares.

(m) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Common Shares upon conversion of the Preferred Shares.

(n) Notice of Record Date. In the event:

(i) that the Company makes a distribution with respect to its Common Shares payable in Common Shares or other Securities of the Company;

(ii) that the Company subdivides or combines its outstanding Common Shares;

(iii) of any reclassification of the Common Shares of the Company (other than a subdivision or combination of its outstanding Common Shares or a distribution of Shares with respect to Common Shares), or of any consolidation or merger of the Company into or with another entity, or of the sale of all or substantially all of the assets of the Company; or

(iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Shares and shall cause to be mailed to the Members at their addresses as shown on Register of Members, at least ten (10) days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating:

(A) the record date of such distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the Common Members of record to be entitled to such distribution, subdivision or combination are to be determined, or

(B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that Common Members of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

7. Optional Redemption.

(a) Series C Redemption. At any time on or after July 1, 2020, the Company may redeem the Series C Preferred Shares in whole or in part upon thirty (30) days written notice to the Series C Members for cash at a redemption price equal to the applicable portion of the Series C Liquidation Value calculated as of the closing date for such redemption (the “Company Closing Date”). In addition, at the election of Majority in Interest of Series C Members, the Series C Members may, at any time on or after (i) July 1, 2021, or (ii) the consummation of any Liquidation Event, by giving written notice to the Company (the “Series C Election Notice”), require that the Company redeem all of the Series C Members’ Series C Preferred Shares. The Company shall redeem such Series C Preferred Shares in an amount equal to the applicable portion of the Series C Liquidation Value calculated as of the closing date for such redemption (the “Series C Closing Date”), which date shall be specified by the Company, but shall in no event be more than 90 days following the date of the delivery of the Series C Election Notice. As of the Company Closing Date and Series C Closing Date, all rights of the Series C Member with respect to the Series C Preferred Shares shall cease and terminate, such Series C Preferred Shares being redeemed on such date shall no longer be deemed to be outstanding for any purpose whatsoever, and such Person shall no longer be a Series C Member. Payment of the applicable portion of the Series C Liquidation Value shall be fully subordinated to the payment of any indebtedness of the Company for money borrowed, and in such case, the holder shall enter into subordination agreements for the benefit of lenders to the Company with customary terms as reasonably requested by the Company. No other class or series of capital stock shall be redeemable prior and in preference to the Series C Preferred Shares without the written consent of the holders of a Majority in Interest of the Series C Members.

(b) Series B Redemption. At the election of a Majority in Interest of Series B Members, and subject to the prior right of the Series C Members, the Series B Members may, at any time on or after October 17, 2013, by giving written notice to the Company (the “Series B Election Notice”), require that the Company redeem all of the Series B Members’ Series B Preferred Shares. The Company shall redeem such Series B Preferred Shares in an amount equal to the applicable portion of the Series B Liquidation Value calculated as of the closing date for such redemption (the “Series B Closing Date”), which date shall be specified by the Company, but shall in no event be more than 90 days following the date of the delivery of the Election Notice. As of the Series B Closing Date, all rights of the Series B Member with respect to the Series B Preferred Shares shall cease and terminate, such Series B Preferred Shares shall no longer be deemed to be outstanding for any purpose whatsoever, and such Person shall no longer be a Series B Member. Payment of the applicable portion of the Series B Liquidation Value shall be fully subordinated to the payment of any indebtedness of the Company for money borrowed and payment of any Series C Liquidation Value referred to in Sections 7(a) above, and in such case, the holder shall enter into subordination agreements for the benefit of lenders to the Company and the Series C Member with customary terms as reasonably requested by the Company and the Series C Member (which shall include, without limitation, a prohibition on any payments of principal or interest as long as any Series C Liquidation Value referred to in Sections 7(a) above remain outstanding).

(c) Series A Redemption. At the election of a Majority in Interest of Series A Members, and subject to the prior right of the Series C Members and Series B Members, the Series A Members may, at any time on or after October 17, 2013, by giving delivering written notice to the Company (the “Series A Election Notice”), require that the Company redeem all of the Series A Members’ Series A Preferred Shares. The Company shall redeem such Series A Preferred Shares in an amount equal to the applicable portion of the Series A Liquidation Value calculated as of the closing date for such redemption (the “Series A Closing Date”), which date shall be specified by the Company, but shall in no event be more than 90 days following the date of the delivery of the Series A Election Notice. As of the Series A Closing Date, all rights of the Series A Member with respect to the Series A Preferred Shares shall cease and terminate, such Series A Preferred Shares shall no longer be deemed to be outstanding for any purpose whatsoever, and such Person shall no longer be a Series A Member. Payment of the applicable portion of the Series A Liquidation Value shall be fully subordinated to the payment of any indebtedness of the Company for money borrowed and payment of any Series C Liquidation Value and Series B Liquidation Value referred to in Sections 7(a) and (b) above, and in such case, the holder shall enter into subordination agreements for the benefit of lenders to the Company, the Series C Member and the Series B Member with customary terms as reasonably requested by the Company, the Series C Member and the Series B Member (which shall include, without limitation, a prohibition on any payments of principal or interest as long as any Series C Liquidation Value and Series B Liquidation Value referred to in Sections 7(a) and (b) above remain outstanding).

Exhibit 4.2(d)

Investor Rights Agreement

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amended and Restated Investor Rights Agreement (the “Agreement”) is entered into as of July 1, 2015 by and among China Risk Finance LLC, a Delaware limited liability company (the “Company”), each of the investors holding Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares of the Company listed on Schedule I hereto (the “Investors”) and any additional Investors that become parties to this Agreement by executing and delivering to the Company a counterpart signature page hereto (which such persons shall thereupon be deemed “Investors” for all purposes of this Agreement) and the persons and entities holding Common Shares of the Company listed on Schedule II hereto (the “Common Holders”) and any additional Common Holders that become parties to this Agreement by executing and delivering to the Company a counterpart signature page hereto (which such persons shall thereupon be deemed “Common Holders” for all purposes of this Agreement). The Investors and Common Holders are referred to herein collectively as the “Holders”.

Introduction

WHEREAS, the Company issued Series A Preferred Shares to certain of the Investors (the “Series A Investors”) pursuant to a Series A Preferred Share Purchase Agreement dated November 15, 2005 (the “Series A Share Purchase Agreement”) and in connection therewith, the Company, the Series A Investors and the Common Holders entered into an Investor Rights Agreement dated as of November 15, 2005 (the “Series A Agreement”);

WHEREAS, the Company issued Series B Preferred Shares to certain of the Investors (the “Series B Investors”) pursuant to a Series B Preferred Share Purchase Agreement dated October 17, 2007 (the “Series B Share Purchase Agreement”) and in connection therewith, the Company, the Series A Investors, the Series B Investors and the Common Holders entered into an Amended and Restated Investor Rights Agreement dated as of October 17, 2007 (the “Series B Agreement”), which amended and restated the Series A Agreement in its entirety (except for Section 5.19 of the Series A Agreement);

WHEREAS, the undersigned includes (i) the Company, (ii) a Majority of Investors (as such term is defined in the Series B Agreement), (iii) a majority of Series B Investors, (iv) a majority of Series A Investors including the EDS Investor, and (v) a Majority of Common Holders (as such term is defined in the Series B Agreement), and the Company, the Series A Investors, the Series B Investors and the Common Holders desire to amend and restate the Series B Agreement in its entirety as set forth herein and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Series B Agreement;

WHEREAS, the execution and delivery of this Agreement is an inducement and a condition precedent to the purchase by certain of the Investors (the “Series C Investors”) of the Series C Preferred Shares under the Series C Preferred Share Purchase Agreement dated as of the date hereof by and among the Company and certain of the Investors (the “Series C Share Purchase Agreement”);

WHEREAS, capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in Article 6 of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and the investment by certain of the Investors under the Series A Share Purchase Agreement, the Series B Share Purchase Agreement, and the Series C Share Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

BOARD MATTERS

1.1 Indemnification; Insurance. The Company’s LLC Agreement shall at all times provide for (a) elimination of the liability of managers serving on the Company’s Board of Managers (the “Board”) to the maximum extent permitted by law and (b) indemnification of managers for acts on behalf of the Company to the maximum extent permitted by law, assuming for such purpose in each case that the Company is a corporation organized under the General Corporation Law of the State of Delaware (the “DGCL”) and the members of the Board of Managers are directors of such a corporation. Notwithstanding the foregoing, in the event Delaware’s Limited Liability Company Act (the “LLC Act”) provides greater rights to indemnification or exculpation of liability than the DGCL, the provisions of the LLC Act shall apply.

ARTICLE 2

RIGHT TO ACQUIRE SECURITIES

2.1 Notice of Issuance. The Company will give each Investor at least thirty (30) days’ prior written notice of any proposed sale or issuance by the Company of any Securities, except for any Exempt Issuances. Such notice will identify the type and amount of Securities to be issued, the approximate date of issuance, and the price and other terms and conditions of the issuance. Such notice will also include an offer (the “Offer”) to sell to each Investor its Proportionate Percentage of such Securities (the “Offered Securities”) at the price and on the other terms and conditions as are proposed for such sale or issuance, which Offer by its terms shall remain open for a period of thirty (30) days from the date of receipt of such notice and which Offer may be accepted by any such Investor in such Investor’s sole discretion. The Offer will also specify each Investor’s Proportionate Percentage.

2.2 Acceptance. Each Investor shall give notice to the Company of such Investor’s intention to accept an Offer prior to the end of the 30-day period of such Offer, setting forth the portion of the Offered Securities that such Investor elects to purchase. Following the end of such 30-day period, the Company shall promptly, in writing, inform each Investor that elects to purchase all the shares available to it (each, a “Fully-Exercising Investor”) of any other Investor’s failure to do likewise. During the five (5) day period commencing after receipt by the Fully-Exercising Investors of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Offered Securities for which Investors were entitled to subscribe but which were not subscribed for by such Investors which is equal to the proportion that such Fully-Exercising Investor’s Proportionate Percentage bears to the Proportionate Percentage of all Fully-Exercising Investors who wish to purchase such unsubscribed shares.

2.3 Sale to Investors. Upon the closing of any sale or issuance as to which the Company has given notice under Section 2.1, the Investors shall purchase from the Company, and the Company shall sell to the Investors, the Offered Securities subscribed for by the Investors at the price and on the terms specified in the Offer, which shall be the same price and terms at which all other Persons, if applicable, will acquire a portion of such Offered Securities in connection with such sale or issuance.

2.4 Sale to Third Parties. If, but only if, the Investors do not subscribe for all of the Offered Securities, the Company shall have one hundred twenty (120) days from the end of the foregoing 30-day or 5-day period, whichever is applicable, to sell all or any part of such Offered Securities as to which Investors have not accepted an Offer to any other Persons (including other members of the Company), at a price and on terms and conditions which are no more favorable to such other Persons or less favorable to the Company than those set forth in the Offer. Any Offered Securities not purchased by the Investors or other Persons in accordance with Section 2.3 and this Section 2.4 may not be sold or otherwise disposed of until they are again offered to the Investors under the procedures specified in this Article 2.

2.5 Exempt Issuances. As used herein, “Exempt Issuances” means: (A) the issuance of Securities pursuant to the Series C Share Purchase Agreement; (B) the issuance of Securities pursuant to a Public Offering; (C) (1) the issuance of Incentive Shares to any current or former employees, officers, consultants, advisers, directors or managers of the Company and any Subsidiary pursuant to Section 4(f) of the LLC Agreement, (2) the issuance of Securities as a dividend or distribution on the outstanding Shares in accordance with the terms of the LLC Agreement, including the issuance of corporate stock to the members of the Company upon a conversion of the Company to a corporation pursuant to Section 13(i) of the LLC Agreement, (3) the issuance of Securities upon the conversion or exercise of Common Share Equivalents as to which the Company complied with the provisions of this Article, (4) the issuance of Securities pursuant to any split, dividend, combination or similar event affecting the Company’s Common Shares, (5) the issuance of Securities in connection with bona fide business combinations or corporate partnering arrangements approved by the Board, (6) the issuance of Securities (and options and warrants therefor) to parties in connection with the entry by the Company into equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing approved by the Board, and (7) the issuance of Securities to (a) licensors to the Company of technology or patents, (b) collaborative partners of the Company or (c) licensees of the Company in connection with the development, marketing or commercialization of the Company’s products, in each case, as approved by the Board, in accordance with the terms of the LLC Agreement.

2.6 Assignment of Preemptive Rights. Any Investor shall be entitled to assign such Investor’s rights under this Article II to any of such Investor’s Affiliates.

2.7 Post-Closing Offers. If the Board determines that it should, in the best interests of the Company, issue Securities which would otherwise be required to be offered under this Article prior to their issuance, it may issue such Securities without first complying with Sections 2.1 through 2.4 above; provided, that within thirty (30) days after such issuance it offers each Investor the opportunity to purchase such number of Securities as each such Investor would have been entitled to purchase had the Company complied with Sections 2.1 through 2.4 prior to such issuance.

ARTICLE 3

TRANSFER RESTRICTIONS

3.1 Transfer Restrictions. No Common Holder shall sell, pledge, give, assign, distribute, hypothecate, mortgage or transfer (all referred to herein as a “transfer”) any Securities owned by such Common Holder, directly or indirectly, to any Person, except (a) in compliance with the other provisions of this Article 3, or (b) in a Permitted Transfer without compliance with the other provisions of this Article 3. In addition to the transfer restrictions contained in the previous sentence, no Common Holder or Investor shall transfer any Securities of the Company to any competitor of the Company or any officer, director, manager or Affiliate of any competitor of the Company. The determination as to whether a Person is a competitor of the Company shall be made by the Board.

3.2 Offer to Company and Investors.

(a) Subject to compliance with Section 3.1 and any other applicable restrictions, if a Common Holder (the “Transferring Holder”) desires to transfer any of such Common Holder’s Securities, such Common Holder shall first offer such Securities to the Company and the Investors by written notice (the “Initial Notice”) stating the Securities such Common Holder desires to transfer, the proposed price (expressed in United States dollars), the terms of transfer (which shall be for cash payable upon the transfer), and the name of the proposed transferee of such Securities. The Company and each of the Investors shall then have forty-five (45) days from the date of the Initial Notice within which to give notice (the “Return Notice”) of the maximum number of such Securities they wish to acquire at the specified price and terms. Copies of each Return Notice shall be sent to the Company, to the Transferring Holder and to each Investor.

(b) The Company shall first be entitled to purchase any or all of the Securities offered. If the Company elects to purchase fewer than all of the Securities offered, each Series C Investor shall be entitled to acquire a pro rata portion of the balance of the Securities remaining, determined in accordance with their relative Series C Proportionate Percentages. If any Series C Investor elects to acquire less than such Investor’s pro rata portion of the available Securities, the other Series C Investors may acquire a pro rata portion of the balance of the remaining Securities, which is equal to the proportion that such other Series C Investor’s Series C Proportionate Percentage bears to the Series C Proportionate Percentage of all such other Series C Investors who wish to acquire any of the balance of the remaining Securities.

(c) If the Company and the Series C Investors in the aggregate elect to purchase fewer than all of the Securities offered, each Series B Investor shall be entitled to acquire a pro rata portion of the balance of the Securities remaining, determined in accordance with their relative Series B Proportionate Percentages. If any Series B Investor elects to acquire less than such Investor’s pro rata portion of the available Securities, the other Series B Investors may acquire a pro rata portion of the balance of the remaining Securities, which is equal to the proportion that such other Series B Investor’s Series B Proportionate Percentage bears to the Series B Proportionate Percentage of all such other Series B Investors who wish to acquire any of the balance of the remaining Securities.

(d) If the Company, the Series C Investors and the Series B Investors in the aggregate elect to purchase fewer than all of the Securities offered, each Series A Investor shall be entitled to acquire a pro rata portion of the balance of the Securities remaining, determined in accordance with their relative Series A Proportionate Percentages. If any such Series A Investor elects to acquire less than such Series A Investor’s pro rata portion of the Securities offered, then the Series A Investors may acquire a pro rata portion of the remaining Securities which is equal to the proportion that such Series A Investor’s Series A Proportionate Percentage bears to the Series A Proportionate Percentage of all such Series A Investors who wish to acquire any of the balance of the remaining Securities.

(e) In addition to the foregoing offer, each Investor shall, in the Return Notice, indicate whether such Investor desires to have a proportionate number of its Common Share Equivalents transferred in the same transaction pursuant to this Section 3.2(e). If the Company and the Investors do not elect to acquire all of the Securities offered by the Transferring Holder, the Transferring Holder may transfer all of the Securities proposed to be transferred subject to the right of each Investor to participate in such sale by selling to the proposed transferee such number of Common Share Equivalents as is equal to the product of (x) the number of Common Shares proposed to be sold by the Transferring Holder, times (y) a fraction, the numerator of which is the total number of Common Share Equivalents owned by such Investor, and the denominator of which is the sum of all Common Share Equivalents owned by all Investors and the Transferring Holder. Any sale of Common Share Equivalents by an Investor hereunder shall be for the same price and on the same terms as specified in the Initial Notice.

3.3 Payment. The Company shall, at the close of the 45-day period provided in Section 3.2 for delivery of the Return Notice, confirm by notice the Securities to be acquired by each Investor and by the Company. Payment for such Securities shall be delivered thereafter within forty-five (45) days at the price and on the terms specified in the Initial Notice, against receipt from the Transferring Holder of an instrument conveying the applicable Securities free and clear of all liens, restrictions, claims and encumbrances, except for restrictions provided under this Agreement or under applicable securities laws. The Company may offset any payment due to a Holder pursuant to this Article 3 against any indebtedness or other obligation of such Holder to the Company or any Subsidiary.

3.4 Right to Sell. If, at the close of the 45-day period provided in Section 3.2 for delivery of the Return Notice, the Company and the Investors have not sent notice of their intention to acquire, in the aggregate, all of the Securities offered, the Transferring Holder shall have ninety (90) days to transfer the Securities specified in the Initial Notice, together with any Common Share Equivalents to be included in such transfer pursuant to Section 3.2(e), at the price and on the terms, and to the proposed transferee, set forth in the Initial Notice; provided that the Investors will not be required to make any representations or warranties or to provide any indemnities in connection with such transfer other than with respect to title to the Securities being transferred by such Investor, such Investor’s authorization to transfer such Securities and any other representations and warranties required by the Company to ensure that the transfer of such Securities is accomplished in accordance with the Securities Act and the rules and regulations promulgated thereunder, or any other federal or state securities or blue sky laws. Any Investor whose Common Share Equivalents are being transferred pursuant to Section 3.2(e) shall, in order to be entitled to have such Securities transferred, deliver an instrument conveying the applicable Securities free and clear of all liens, restrictions, claims and encumbrances, except for restrictions provided under this Agreement or under applicable securities laws. The Transferring Holder shall provide the Company and the Investors with at least twenty (20) days’ notice of the date and place of the closing of the proposed transfer. After the expiration of such 90-day period, the Transferring Holder may not transfer such Securities unless and until they are again offered to the Company and the Investors under the procedures specified in this Article 3, where applicable.

3.5 Legends. All certificates or instruments representing Securities issued to any party to this Agreement shall bear substantially the following legends and any other legends required by law or the Board:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS THE HOLDER SHALL HAVE OBTAINED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS AND OTHER OBLIGATIONS CONTAINED IN AN AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT BETWEEN THE COMPANY AND CERTAIN OF ITS MEMBERS, A COPY OF WHICH IS ON FILE WITH THE COMPANY AND WILL BE FURNISHED WITHOUT COST TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY.

ARTICLE 4

COVENANTS

The Company will comply with each of the following covenants unless non-compliance is approved by a Majority of Investors:

4.1 Reports. The Company will furnish to each Manager on the Board of Managers, the following reports:

(a) Monthly Reports. Commencing with the month ending June 30, 2015, as soon as available after the end of each fiscal month of the Company, unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such period and the related unaudited consolidated and consolidating statements of income and cash flows for such period and for the portion of the Company’s fiscal year ended on the last day of such month, all in reasonable detail and prepared in accordance with United States generally accepted accounting principles (“GAAP”), subject to year-end and audit adjustments.

(b) Quarterly Reports. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Company, unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such period and the related unaudited consolidated and consolidating statements of income, members’ equity and cash flows for such period and for the portion of the Company’s fiscal year ended on the last day of such quarter, in each case setting forth in comparative form the corresponding figures for the same period and portion of the next preceding fiscal year and of the current Budget, all in reasonable detail and prepared in accordance with GAAP, subject to year-end and audit adjustments.

(c) Annual Reports. As soon as available and in any event within six (6) months after the end of each fiscal year of the Company, audited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such year and the related audited consolidated and consolidating statements of income, members’ equity and cash flows for such year, in each case setting forth in comparative form the corresponding figures for the next preceding fiscal year and of the current Budget, all in reasonable detail and in accordance with GAAP, and accompanied by the report on such consolidated financial statements of independent certified public accountants selected by the Audit Committee of the Board and if there is no Audit Committee of the Board, the Board.

(d) Certification as to Covenant Compliance. At the time of delivery of each monthly statement contemplated by Subsection 4.1(a), quarterly statement contemplated by Subsection 4.1(b) and annual statement contemplated by Subsection 4.1(c), a certificate, executed by the chief financial officer of the Company, stating that such officer has caused this Agreement and the LLC Agreement to be reviewed and has no knowledge of any default by the Company or any Subsidiary in the performance or observance of any of the provisions of this Agreement or the LLC Agreement or, if such officer has such knowledge, specifying such default and the nature thereof.

(e) Audit Reports. As promptly as practicable and in any event within ten (10) days after receipt thereof, copies of all reports (including, without limitation, audit reports and so-called management letters) or written comments submitted to the Company or any of its Subsidiaries by independent certified public accountants or other management consultants in connection with each annual, interim or special audit in respect of the financial statements or the accounts or the financial or accounting systems or controls of the Company or any Subsidiary made by any such accountants or other management consultants;

(f) Budget. At least thirty (30) days prior to the beginning of each fiscal year of the Company, the Company will prepare and submit to the Board for approval a monthly and annual operating plan and budget, including balance sheet projections, covenant compliance calculations for all outstanding and projected indebtedness, cash flow projections, profit and loss projections for the Company and its Subsidiaries, and capital expenditure projections, by general category, all in reasonable detail (collectively, as so approved, the “Budget”). The Company will not make material changes to the Budget without the prior approval of the Board. The Company and its Subsidiaries will use all reasonable efforts to operate in all material respects in accordance with the Budget for each fiscal year.

(g) Securities Filings. As promptly as practicable and in any event within ten (10) days after the same are available, copies of all periodic and special reports, documents and registration statements which the Company or any Subsidiary furnishes or files, or any officer or manager of the Company or any of its Subsidiaries furnishes or files with respect to the Company or any of its Subsidiaries, with the Securities and Exchange Commission (the “SEC”), any similar regulatory authority, or any securities exchange.

(h) Material Adverse Changes. As promptly as practicable and in any event within ten (10) days after any officer of the Company obtains knowledge that there is a condition or event which has resulted in, or could reasonably be expected to result in, a material adverse change (including, without limitation, the filing of any litigation against or the commencement of any proceeding or investigation involving any Subsidiary) in the business, assets, condition (financial or otherwise) or prospects of the Company and any Subsidiary, taken as a whole, written notice specifying in reasonable detail the nature of such condition or event and what action the Company and/or Subsidiary proposes to take with respect thereto.

(i) Other Information. Such other information relating to the Company and any Subsidiary as from time to time may reasonably be requested.

4.2 Keeping of Records and Books of Account. The Company shall keep, and shall cause each of its Subsidiaries to keep, adequate records and books of account, in which complete entries will be made reflecting all financial transactions of the Company and its Subsidiaries.

4.3 New Developments; Non-Competition Agreement; Non-Disclosure and Developments Agreement. The Company has or shall (a) within ninety (90) days following the date hereof, use commercially reasonable best efforts to cause each current employee of, and consultant to, the Company and any Subsidiary, who has access to proprietary information of the Company and any Subsidiary and (b) require all employees and consultants hereafter employed or engaged as consultants by the Company or any Subsidiary, who have access to proprietary information of the Company or any Subsidiary to execute and deliver a non-competition, nondisclosure and developments agreement in the form previously approved by the Board and attached hereto as Exhibit A, which form is reasonably satisfactory to the Investors.

4.4 Observer Rights. As long as the DLB Investor or any of its Affiliates owns not less than twenty-five percent (25%) of the Series B Preferred Shares it purchased under the Series B Share Purchase Agreement (or an equivalent amount of Common Shares issued upon conversion thereof), the Company shall invite a representative of the DLB Investor to attend all regular meetings of the Company’s board of advisors (the “Advisory Board”) in an observer capacity and, in this respect, shall give such representatives copies of all materials that it provides to its advisors on such Advisory Board; and as long as the Broadline Investor or any of its Affiliates owns not less than twenty-five percent (25%) of the Series B Preferred Shares Broadline Investor purchased under the Series B Share Purchase Agreement (or an equivalent amount of Common Shares issued upon conversion thereof), the Company shall invite a representative of the Broadline Investor to attend all regular meetings of the Company’s Advisory Board in an observer capacity and, in this respect, shall give such representatives copies of all materials that it provides to its advisors on such Advisory Board; provided, however, that, in each case such representatives shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that, in each case, the Company reserves the right to withhold any information and to exclude such representatives from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if the DLB Investor, the Broadline Investor or their representatives are competitors of the Company.

4.5 Inspection. The Company shall permit the Broadline Investor, the DLB Investor, and any Series C Investor who owns not less than twenty percent (20%) of the Series C Preferred Shares it is purchasing under the Series C Share Purchase Agreement, at such Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by such Investor; provided, however, that the Company shall not be obligated pursuant to this Section 4.5 to provide access to any information that it reasonably considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

4.6 Indemnification. Each time any new Series A Designated Manager, Series B Designated Manager or Series C Designated Manager is appointed to the Board, then such Manager shall be entitled to enter into an Indemnification Agreement with the Company in the form attached as an exhibit to the Series C Share Purchase Agreement, which agreement shall be effective upon the date such Manager joins the Board and shall be executed and delivered by the Company within two (2) days after such Manager is appointed.

4.7 Non-Disclosure Agreement. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor or realize on its investment in the Company (including without limitation making tax filings with respect thereto), any confidential information obtained from the Company and any Subsidiary pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 4.7 by any such Investor), (ii) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information or (iii) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, that an Investor may disclose confidential information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring or realizing on its investment in the Company, (b) to any officer, director, employee, shareholder, member or partner of such Investor in the ordinary course of business, or (c) as may otherwise be required by law or pursuant to the request of any regulatory agency having jurisdiction over the Investor; provided, that the Investor takes reasonable steps to minimize the extent of any such required disclosure, so long as in each case of clause (a), (b) and (c), such recipient is subject to an agreement or other legal obligation not to disclose such information. Notwithstanding the foregoing, in the event that any Investor is requested pursuant to, or required by, applicable law or regulation or by legal process or regulatory request to disclose any confidential information obtained from the Company or any Subsidiary, each Investor agrees that it will provide the Company with prompt notice of such request(s) to enable the Company or any Subsidiary to seek an appropriate protective order or other appropriate remedy, and each Investor shall reasonably cooperate with the Company and any Subsidiary to obtain such protective order or other remedy. In the event that such protective order or other remedy is not obtained, such Investor may disclose to any tribunal only that portion of such confidential information which such Investor is advised by counsel is legally required to be disclosed, and each Investor shall exercise reasonable efforts to preserve the confidential nature of the confidential information. Notwithstanding the foregoing, (i) UBS Investment Bank and Broadline Capital LLC may disclose confidential information to any of its wealth management clients or potential investors, as applicable, during the marketing and issuance of either direct investments into Series B or Series C Preferred Shares or structured products linked to Series C Preferred Shares, so long as the recipient is subject to an agreement or other legal obligation not to disclose this information, (ii) UBS Investment Bank may disclose confidential information to any agents, clearing systems and any other party that UBS Investment Bank acting in good faith deems necessary as part of the issuance process of the structured product(s) linked to the Series C Preferred Shares and (iii) Investors may disclose confidential information to potential purchasers of their Shares, provided (A) such Investor notifies the Company of such disclosure, (B) the recipient of the information is not primarily engaged in a business that competes with the Company in the origination of loans below US$10,000 in China and (C) the recipient is subject to an agreement not to disclose such information and any such Investor granting a third party access to confidential information of the Company shall take commercially reasonable measures to protect the confidentiality of, and to avoid having confidential information of the Company enter the public domain or become publicly available, which measures shall include at least the same degree of care that such Investor utilizes to protect its own confidential information of a similar nature.

4.8 Conduct of Business. The Company shall cause the following to take place promptly following the date hereof:

(a) All necessary approvals and consents required for the vesting in the Company or any of the CRF Entities, as applicable, of title to and ownership of technology and related assets and Company Intellectual Property rights for the operation of the Business shall be obtained as soon as practicable and in accordance with the relevant rules and regulations (including, without limitation, any time limits imposed thereunder); and

(b) All necessary approvals and consents required for operation of certain contemplated business in PRC shall be obtained as soon as practicable and in accordance with the relevant rules and regulations (including without limitation, any time limits imposed thereunder).

4.9 FCPA Compliance. (a) The Company will not, and will cause the CRF Entities not, (1) to offer, promise to offer, authorize or make, directly or indirectly, payments or other inducements to any Foreign Official in order to assist the Company or any of the CRF Entities, as the case may be, in obtaining or retaining business for or with, or directing business to, any person, in any case in violation of the FCPA, and (2) take any actions that would cause any of the Investors to be in violation of such law. None of the proceeds from the sale of any Series C Preferred Shares pursuant to the Series C Share Purchase Agreement will be paid, directly or indirectly, to any government or party official.

(b) The Company will consult with its own U.S. counsel if it has any further questions concerning the FCPA. The Company hereby undertakes to the Investors that it will perform all steps necessary to ensure that agents, consultants and other third parties retained or otherwise used by the Company or any of the CRF Entities do not take any action prohibited by the FCPA.

(c) The Company agrees to cooperate and cause all the CRF Entities to cooperate in good faith with the Investors to provide the Investors or, at the Company’s option, an independent third-party auditor appointed by the Investors, with access to the portions of the Company’s or such CRF Entity’s books and records (or complete sets of copies thereof), to the extent that any Investor reasonably believes such access and review to be necessary to demonstrate and ensure the compliance with the FCPA by the Company and the CRF Entities.

4.10 WFOE. The Company shall not cause or permit any WFOE to engage in or be involved in any merger, consolidation, liquidation, sale, exchange or other disposition of all or substantially all of its assets, or other reorganization, recapitalization or equity structure change, if such transaction would result in the recognition of material taxable income for US federal income tax purposes in a taxable year of the Company prior to the taxable year in which the Company realized cash proceeds of such transaction commensurate with the amount of such taxable income.

4.11 Certain PRC Law Issues.

The Company shall require all of its Members, including without limitation those Members who hold Incentive Shares, who are PRC residents (the “PRC Shareholders”) to enter into an undertaking, in a form satisfactory to the Board, which requires each of the PRC Shareholders (i) to register his or her shares of the Company with the relevant PRC authorities, including without limitation the State Administration of Foreign Exchange, in accordance with the procedures and requirements set forth in the relevant PRC laws, regulations and rules, if it is determined by the Company that such registration is necessary; (ii) to bear all liabilities associated with any non-compliance and indemnify the Company to the fullest extent of PRC laws, regulations and rules for any loss or damages the Company may suffer therefrom; and (iii) to acknowledge and agree that the Company shall have the right to cancel, revoke, repurchase or otherwise divest his or her Shares of the Company at such time and in such manner as the Company may deem necessary in its sole discretion, in the event of any non-compliance.

ARTICLE 5

MISCELLANEOUS

5.1 Failure to Deliver Securities. If any Holder fails to deliver any Securities to be acquired, transferred or exchanged under Article 3, the acquirer may elect to establish a segregated account in the amount of the price to be paid therefore, such account to be turned over to such Holder upon delivery of instruments transferring the Securities and upon compliance by such Holder with any other applicable provisions under Article 3. If a segregated account is so established, the Company shall take such action as is appropriate to transfer record title to the Securities from such Holder to the acquirer. Each Holder hereby irrevocably grants the Company a power of attorney, which power of attorney is deemed coupled with any interest, to effectuate the purposes of this Section 5.1.

5.2 Requirement to Sign Agreement.

(a) Notwithstanding anything to the contrary contained in this Agreement, no Person shall acquire any Common Shares from the Company or a Holder after the date hereof (other than Common Shares issuable upon conversion of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares), whether by transfer from a Holder, issuance by the Company or otherwise, and whether or not any such Securities are subject to vesting or similar restrictions, unless such Person first becomes a signatory to this Agreement as a “Common Holder” and the LLC Agreement as a “Member”, agreeing to be bound by all the terms of this Agreement (which event shall not be deemed to be an amendment or modification of this Agreement) and the LLC Agreement pursuant to an instrument of accession or other joinder agreement, in the case of this Agreement, in substantially the form attached hereto as Exhibit B; provided, that the foregoing requirement will not apply to Securities sold in a Public Offering or Securities sold into the public markets following a Public Offering. The Company shall not issue any Securities or transfer any Securities on its books which have been issued or transferred in violation of this Agreement, or treat as the owner of such Securities, or accord the right to vote as such owner or pay dividends or other distributions to, any Person to which any such Securities shall have been issued or transferred in violation of this Agreement.

(b) Notwithstanding anything to the contrary contained in this Agreement, no Person shall acquire any Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Common Shares issuable upon conversion of such Preferred Shares from the Company, a Common Holder or an Investor after the date hereof, whether by transfer from an Investor or Common Holder, issuance by the Company or otherwise, and whether or not any such Securities are subject to vesting or similar restrictions, unless such Person first becomes a signatory to this Agreement as an “Investor” and/or “Common Holder”, as applicable and the LLC Agreement as a “Member”, agreeing to be bound by all the terms of this Agreement (which event shall not be deemed to be an amendment or modification of this Agreement) and the LLC Agreement pursuant to an instrument of accession or other joinder agreement in substantially the form attached hereto as Exhibit B; provided, that the foregoing requirement will not apply to Securities sold in a Public Offering or Securities sold into the public markets following a Public Offering.

5.3 Exercise of Contractual Rights. The Company and the Holders recognize, acknowledge and agree that the Holders have substantial financial interests in the Company to preserve and that the exercise by them of any of their respective rights under this Agreement or any of other agreements between the Company and one or more Holders shall not be deemed to constitute a lack of good faith, a breach of any fiduciary duty or unfair dealing.

5.4 Specific Enforcement. Each Holder expressly agrees that the other Holders and the Company would be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms or provisions of this Agreement by any Holder, each of the other Holders and the Company shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, and/or decree for specific performance, in accordance with the provisions hereof, without the necessity of proof of actual charges or the posting of a bond or other security.

5.5 Successors and Assigns. Subject to the restrictions on transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the Company, the Holders and their respective successors, successors-in-title, heirs and assigns, and each such Person shall hold all Securities subject to all of the terms and provisions of this Agreement.

5.6 Amendments; Waivers.

(a) No modification or amendment of this Agreement shall be valid or binding unless such modification or amendment is in writing and duly executed by (i) the Company, (ii) a Majority of Investors and (iii) a Majority of Common Holders, provided, that (v) any modification or amendment that adversely affects the holders of the Series C Preferred Shares shall require the consent of the holders of a majority of the Series C Preferred Shares, (w) any modification or amendment that adversely affects the holders of the Series B Preferred Shares shall require the consent of the holders of a majority of the Series B Preferred Shares, (x) any modification or amendment that adversely affects the holders of the Series A Preferred Shares shall require the consent of the holders of a majority of the Series A Preferred Shares AND each holder of the Series A Preferred Shares who holds at least twenty-eight percent (28%) of all Series A Preferred Shares held by all of the holders of the Series A Preferred Shares, calculated as of the date of the Series A Initial Closing under the Series A Share Purchase Agreement, (y) no modification or amendment may treat one Investor or group of Investors more adversely than any other Investor or group of Investors without the consent of such one Investor or by the holders of a majority of the Series A Preferred Shares, the Series B Preferred Shares or the Series C Preferred Shares held by such group of Investors, as applicable, so adversely affected and (z) no modification or amendment may treat one Common Holder or group of Common Holders more adversely than any other Common Holder or group of Common Holders without the consent of the holders of a majority of the Common Shares held by all such Common Holders so adversely affected.

(b) The rights of the Company hereunder may be waived in writing by the Company. The rights of all Common Holders may be waived in writing by a Majority of Common Holders. The rights of all Investors may be waived in writing by a Majority of Investors. The rights of the Series A Investors may be waived in writing by the holders of a majority of the Series A Preferred Shares AND each holder of the Series A Preferred Shares who holds at least twenty-eight percent (28%) of all Series A Preferred Shares held by all of the holders of the Series A Preferred Shares, calculated as of the date of the Series A Initial Closing under the Series A Share Purchase Agreement. The rights of the Series B Investors may be waived in writing by the holders of a majority of the Series B Preferred Shares. The rights of the Series C Investors may be waived in writing by the holders of a majority of the Series C Preferred Shares. Notwithstanding the foregoing, (i) no waiver may treat one Investor or group of Investors more adversely than any other Investor or group of Investors without the consent of such one Investor or by the holders of a majority of the Series A Preferred Shares, the Series B Preferred Shares or the Series C Preferred Shares held by such group of Investors, as applicable, so adversely affected and (ii) no waiver may treat one Common Holder or group of Common Holders more adversely than any other Common Holder or group of Common Holders without the consent of such one Common Holder or by the holders of a majority of the Common Shares held by such group of Common Holders so adversely affected.

(c) The waiver by any party of a breach of any provision of this Agreement shall not be construed as a waiver or a continuing waiver of the same or any subsequent breach of this Agreement. No delay or omission in exercising any right under this Agreement shall operate as a waiver of that or any other right.

5.7 Notices. All notices, demands and communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified mail, return receipt requested, or (c) sent by nationally recognized overnight delivery service, to the Holders hereto at the addresses set forth on Schedule I or Schedule II, as appropriate and to the Company as follows:

c/o Jade Capital Management LLC

35 East 38th Street, Suite 11C

New York, NY 10016

Attn: Andrew Mason

Fax: (212) 682-6113

with copies (which shall not

constitute notice) to:

Shearman & Sterling LLP

1460 El Camino Real, 2nd Floor

Menlo Park, CA 94025

Attention: Alan Seem, Esq.

Facsimile: (650) 838-5172

Upon notice from any Holder of a change of address, the Board will cause Schedule I or Schedule II, as appropriate to be amended to reflect the new address of such Holder. The address of any new Holder shall also be added by the Board to Schedule I or Schedule II, as appropriate.

5.8 Governing Law; Limitation on Scope of Agreement. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the internal laws of the State of New York, without regard to choice of law principles. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement.

5.9 Jurisdiction; Consent to Service of Process. (a) Each of the Company and each Holder hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the New York state court located in the Borough of Manhattan, City of New York or the United States District for the Southern District of New York (as applicable, a “New York Court”), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each of the Company and each Holder hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the New York Court.

(b) It will be a condition precedent to the Company’s and each Holder’s right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in the New York Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

(c) None of the Company or any Holder may move to (i) transfer any such suit, action or proceeding from the New York Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in the New York Court with a suit, action or proceeding in another jurisdiction unless such motion seeks solely and exclusively to consolidate such suit, action or proceeding in the New York Court, or (iii) dismiss any such suit, action or proceeding brought in the New York Court for the purpose of bringing or defending the same in another jurisdiction.

(d) Each of the Company and each Holder hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the New York Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in the New York Court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such Person. Each of the Company and each Holder irrevocably consents to service of process in any manner permitted by law. Notwithstanding the foregoing, this Section 5.9 will not apply to any suit, action or proceeding by any Holder or any officer, director, employee, partner or shareholder of any Holder seeking indemnification or contribution pursuant to this Agreement or otherwise in respect of a suit, action or proceeding against such Person by a third party if such suit, action or proceeding by such Person seeking indemnification or contribution is brought in the same court as the suit, action or proceeding against such Person.

5.10 Headings. The headings of Articles and Sections herein are inserted for convenience of reference only, and shall be ignored in the construction or interpretation hereof.

5.11 Counterparts. This Agreement may be executed in any number of counterparts, and with counterpart signature pages (including signature pages delivered by facsimile), all of which together shall constitute one Agreement, binding on the Company and all the Holders notwithstanding that not all of the parties have signed the same counterpart.

5.12 Entire Agreement. This Agreement (together with the Series C Share Purchase Agreement and the agreements contemplated thereby) embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Upon the effectiveness of this Agreement, the Series B Agreement shall be deemed amended and restated in its entirety by this Agreement, and the Series B Agreement shall be of no further force or effect.

5.13 Lock-Up Agreement. Each Common Holder agrees that in connection with the initial Public Offering of the Company’s Securities, and upon the request of the managing underwriter in such offering, such Common Holder will not lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Securities of the Company held immediately prior to the effectiveness of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Securities of the Company (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise, but excluding Securities to be included in such registration), in each case, without the prior written consent of such underwriter, for such period of time as may be requested by such underwriter not to exceed 180 days after the effective date of such registration (subject to extension by the managing underwriter to the extent required to comply with Rule 5110 of the Financial Industry Regulatory Authority, Inc.).

5.14 Termination. This Agreement will terminate upon the earlier to occur of (a) a Qualified Public Offering and (b) a Liquidation Event.

5.15 No Third Party Beneficiaries; Limited Effect on Holders. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party to this Agreement, including without limitation any creditor of a Holder or the Company. Unless as expressly set forth herein, none of the obligations of the Company hereunder shall be imputed to, or otherwise deemed to be binding upon, any Holder hereunder.

5.16 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other documents and agreements contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other document or agreement contemplated herein, this Agreement and such other documents and agreements shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement or any other documents or agreements contemplated herein.

5.17 Representations of Holders. Each Holder represents and warrants to each other party as of the date that such Holder becomes a party to this Agreement that such Holder is not bound by any agreement or commitment that conflicts with or could interfere with the performance of such Holder’s obligations under this Agreement.

5.18 Aggregation. All Securities held by Affiliates of an Investor shall be aggregated together with any Securities held by such Investor for the purpose of determining the availability or discharge of any rights or obligations of such Investor hereunder.

ARTICLE 6

DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

“Advisory Board” shall have the meaning specified in Section 4.4.

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly controls, is under common control with, or is controlled by, the specified Person. As used herein, the term “control” means the possession by a Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Amended and Restated Investor Rights Agreement, as amended, modified or supplemented from time to time.

“Board” shall have the meaning specified in Section 1.1.

“Broadline Investor” shall mean Broadline Capital (China) LLC, a Delaware limited liability company.

“Budget” shall have the meaning specified in Section 4.1(f).

“Business” shall have the meaning specified in the Series C Preferred Share Purchase Agreement.

“Common Holder(s)” shall have the meaning specified in the Preamble.

“Common Share Equivalents” means all outstanding Common Shares and all Common Shares issuable upon exercise or conversion of all outstanding options, warrants, purchase rights and convertible securities of the Company.

“Common Shares” shall have the meaning specified in the LLC Agreement.

“Company” shall have the meaning specified in the Preamble, and shall also include any successor entity to the Company.

“Company Intellectual Property” shall have the meaning specified in the Series C Preferred Share Purchase Agreement.

“Consolidated” when used with reference to any term defined herein shall mean that term as applied to the accounts of the Company and its Subsidiaries, if any, consolidated in accordance with GAAP applied consistently with the Company’s past practices.

“CRF Entities” shall have the meaning specified in the Series C Preferred Share Purchase Agreement.

“DGCL” shall have the meaning specified in Section 1.1.

“DLB Investor” shall mean DLB CRF Holdings, LLC, a Delaware limited liability company.

“EDS Investor” shall mean EDS World Corporation (Far East), a Nevada corporation.

“Exempt Issuances” shall have the meaning specified in Section 2.5.

“FCPA” shall mean the United States Foreign Corrupt Practices Act or other applicable laws.

“Foreign Official” shall mean an employee of a governmental or regulatory authority, a foreign official, a member of a foreign political party, a foreign political candidate, an officer of a public international organization, or an officer or employee of a PRC state-owned enterprise, and the term “foreign” has the meaning ascribed to it under the FCPA.

“Fully-Exercising Investor” shall have the meaning specified in Section 2.2.

“GAAP” shall have the meaning specified in Section 4.1(a).

“Holder(s)” shall have the meaning specified in the Preamble.

“Incentive Shares” shall have the meaning specified in the LLC Agreement.

“Initial Notice” shall have the meaning specified in Section 3.2.

“Investor(s)” shall have the meaning specified in the Preamble.

“Liquidation Event” shall have the meaning specified in the LLC Agreement.

“LLC Act” shall have the meaning specified in Section 1.1.

“LLC Agreement” means the Fourth Amended and Restated Limited Liability Company Agreement of the Company, as amended, modified or supplemented from time to time.

“Majority of Common Holders” means Common Holders who hold a majority of the outstanding Common Shares held by all Common Holders, excluding for purposes of such calculation Common Shares issued or issuable upon conversion of Series A Preferred Shares, the Series B Preferred Shares, and the Series C Preferred Shares.

“Majority of Investors” means collectively Investors who hold a majority of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, voting together as a single class, on an as-converted basis.

“Member” shall have the meaning specified in the LLC Agreement.

“New York Court” shall have the meaning specified in Section 5.9.

“Offer” shall have the meaning specified in Section 2.1.

“Offered Securities” shall have the meaning specified in Section 2.1.

“Permitted Transfers” means any of the following:

(a) transfers of Securities of a Holder who is a natural person to a trust or similar entity, including a limited liability company, the beneficiaries of which consist solely of such Holder and transferees enumerated in clause (d) below for succession planning purposes;

(b) transfers of Securities between a Holder who is a natural person and such Holder’s guardian or conservator;

(c) transfers of Securities of a deceased Holder to such Holder’s executors, administrators, testamentary trustees, legatees or beneficiaries under such Holder’s will;

(d) transfers of Securities of a Holder to the spouse of such Holder, any of such Holder’s children or their issue (or to custodians for the benefit of minor children or issue), or to such Holder’s parents or siblings for succession planning purposes;

(e) any repurchase of Securities of a Common Holder by the Company in connection with or as a result of the termination of such Common Holder’s employment with or service to the Company or any Subsidiary pursuant to any Restricted Share Purchase Agreement;

(f) transfers of Securities pursuant to the drag-along rights set forth in Section 11 of the Restricted Share Purchase Agreements;

(g) any redemption(s) pursuant to the LLC Agreement;

(h) transfers in connection with the conversion of the Company into a corporation pursuant to a Public Offering; and

(i) transfers of Securities of a Holder to any other Person owning or controlling fifty percent (50%) or more of the outstanding voting interest of such Holder, controlled, through another person’s ownership or control of fifty percent (50%) or more of the outstanding voting interest of such person, or under common ownership or control involving fifty percent (50%) or more of the applicable outstanding voting interests.

provided, however that any transferee of any Securities so transferred pursuant to subsection (a) through (d) above or subsection (i) above agrees in writing with the Company to be bound by all of the terms and conditions of this Agreement and the LLC Agreement.

“Person” means any natural person or corporation, limited liability company, partnership, trust or other entity.

“PRC” means the People’s Republic of China.

“PRC Shareholders” shall have the meaning specified in Section 4.11.

“Preferred Shares” shall have the meaning specified in the LLC Agreement.

“Proportionate Percentage” of an Investor means a fraction of which (a) the numerator is the number of then outstanding Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares (calculated on a fully-diluted, as-converted basis) held by such Investor and (b) the denominator is the total number of all outstanding Common Share Equivalents of the Company.

“Public Offering” shall have the meaning specified in the LLC Agreement.

“Qualified Public Offering” shall have the meaning specified in the LLC Agreement.

“Restricted Share Agreements” means those certain Restricted Share Agreements by and between the Company and each of the Members who holds Incentive Shares.

“Return Notice” shall have the meaning specified in Section 3.2.

“SEC” shall have the meaning specified in Section 4.1.

“Securities” means all Shares and Common Share Equivalents.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Agreement” shall have the meaning specified in the Introduction.

“Series A Designated Manager” means the member of the Board designated by the holders of Series A Preferred Shares in accordance with the procedures set forth in the LLC Agreement.

“Series A Initial Closing” shall have the meaning specified in the Series A Preferred Share Purchase Agreement.

“Series A Investors” shall have the meaning specified in the Introduction.

“Series A Preferred Shares” shall have the meaning specified in the LLC Agreement.

“Series A Proportionate Percentage” of an Investor means a fraction of which (a) the numerator is the number of then outstanding Series A Preferred Shares held by such Investor and (b) the denominator is the total number of all outstanding Series A Preferred Shares held by all Investors.

“Series A Share Purchase Agreement” shall have the meaning specified in the Introduction.

“Series B Agreement” shall have the meaning specified in the Introduction.

“Series B Designated Manager” means the members of the Board designated by the DLB Investor or holders of a majority of Series B Preferred Shares in accordance with the procedures set forth in the LLC Agreement.

“Series B Investors” shall have the meaning specified in the Introduction.

“Series B Preferred Shares” shall have the meaning specified in the LLC Agreement.

“Series B Proportionate Percentage” of a Series B Investor means a fraction of which (a) the numerator is the number of then outstanding Series B Preferred Shares held by such Investor and (b) the denominator is the total number of all outstanding Series B Preferred Shares held by all Series B Investors.

“Series B Share Purchase Agreement” shall have the meaning specified in the Introduction.

Series C Designated Manager” means the member of the Board designated by the holders of a majority of Series C Preferred Shares in accordance with the procedures set forth in the LLC Agreement.

“Series C Investors” shall have the meaning specified in the Introduction.

“Series C Preferred Shares” shall have the meaning specified in the LLC Agreement.

“Series C Proportionate Percentage” of a Series C Investor means a fraction of which (a) the numerator is the number of then outstanding Series C Preferred Shares held by such Investor and (b) the denominator is the total number of all outstanding Series C Preferred Shares held by all Series C Investors.

“Series C Share Purchase Agreement” shall have the meaning specified in the Introduction.

“Services Agreement” shall mean that certain Framework Agreement for Processing Services dated as of November 15, 2005 by and between the Company and EDS World Corporation (Far East).

“Shares” shall have the meaning specified in the LLC Agreement.

“Subsidiary” means any corporation or other entity a majority of the voting securities or economic interests of which is directly or indirectly held or controlled by the Company.

“transfer” shall have the meaning specified in Section 3.1.

“Transferring Holder” shall have the meaning specified in Section 3.2.

“UBS Investment Bank” shall mean UBS Securities LLC, a New York limited liability company.

“WFOE” shall have the meaning specified in the Series C Preferred Share Purchase Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a sealed instrument as of the date first above written.

COMPANY:

CHINA RISK FINANCE LLC

By:
Name:
Title:

INVESTORS:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to the Amended and Restated Investor Rights Agreement]

SCHEDULE I

Investors

Name	Address
Series C Investors
Harvest Equity Company Limited	Matheson Trust Company (BVI) Ltd. Road Town Tortola, British Virgin Island
Series B Investors
DLB CRF Holdings, LLC.	42 Drum Hill Rd., Wilton, CT 06897
Broadline Capital (China), LLC	One Rockefeller Plaza, 10th Floor New York, NY 10020
Broadline Capital X LLC	One Rockefeller Plaza, 10th Floor New York, NY 10020
Broadline Capital IX LLC	One Rockefeller Plaza, 10th Floor New York, NY 10020
Broadline Capital XI LLC	One Rockefeller Plaza, 10th Floor New York, NY 10020
Broadline Capital VIII LLC	One Rockefeller Plaza, 10th Floor New York, NY 10020
Xinerfu Holdings LLC	No.2 Jiangtai Road, C901, Chaoyang District, Beijing 100016, China
QED Fund I, LP	311 Cameron St. Alexandria, VA 22314
Richard Blumenthal	930 Fifth Ave, New York, NY 10021
Steven Salzinger	50 Greendale Road, Scarsdale, NY 10583
Stoltz Enterprises, LLC	6 Lee Place, Bronxville, NY 10708-4204
Babetta von Albertini Mason	47 Oak Avenue, Larchmont, NY 10538
Ted Mason	26 Circle Drive, Hastings on Hudson, NY 10706
Lacy B. Herrmann	3310 Kendal Way, Sleepy Hollow, NY 10591
Edward M.W. Hines	116 East 63rd Street, New York, NY 10065
Doug Brown	42 Drum Hill Rd, Wilton, CT 06897
Patricia Brown	42 Drum Hill Rd, Wilton, CT 06897
Douglas L. Brown Irrevocable Trust	42 Drum Hill Rd, Wilton, CT 06897
Tom Piper	14 Westmere Ave, Rowayton, CT 06853
Odin Investments LLC	1061 Cedar Rd, Southport, CT 06890
Shane Rose	58 Deacon Abbott Rd, Redding, CT 06890
Bill Parent	7 Mockingbird Lane, Walpole, MA 02081
Gordon Koppin and Martha Koppin	2020 Greensboro Drive, Wheaton IL 60189
Art Nislick and June E. Nislick	433 E 56th St, 3C, New York, NY 10022

I-1

Series A Investors
Broadline Capital X LLC	One Rockefeller Plaza, 10th Floor New York, NY 10020
Broadline Capital IX LLC	One Rockefeller Plaza, 10th Floor New York, NY 10020
Broadline Capital XI LLC	One Rockefeller Plaza, 10th Floor New York, NY 10020
Broadline Capital VIII LLC	One Rockefeller Plaza, 10th Floor New York, NY 10020
Xinerfu Holdings LLC	No.2 Jiangtai Road, C901, Chaoyang District, Beijing 100016, China
EDS	5400 Legacy, Mailstop H3-3A-05, Plano, Texas 75024, Attention: General Counsel
Tontine LLC	622 West Braddock Road, Alexandria, VA 22303
George Fehlhaber	P.O.Box 210182, San Francisco, CA 94121-0182
Phillip Riese	140 Franklin St. Apt 53, New York, NY 10013
John W. Egan	3286 Catamaran Terrace, Jensen Beach, Florida 34957-4237
Steven Salzinger	50 Greendale Road, Scarsdale, NY 10583
Stoltz Enterprises, LLC	6 Lee Place, Bronxville, NY 10708-4204
Tim Leach and Terry J. Leach	P.O.Box 2060, Orinda, CA 94563
Babetta von Albertini Mason	47 Oak Avenue, Larchmont, NY 10538
Tobey Russ	119 Oswegatchie Hills Road, Niantic, CT 06357
Ted Mason	26 Circle Drive, Hastings on Hudson, NY 10706
Lacy B. Herrmann	3310 Kendal Way, Sleepy Hollow, NY 10591
Jeffrey Toporek	22 Deer Creek Lane, Mt Kisco, NY 10549
David Stade	307 S Bentley Ave, Los Angeles, CA, 90049
Edward M.W. Hines	116 East 63rd Street, New York, NY 10021
Art Nislick and June E. Nislick	433 E 56th St, 3C, New York, NY 10022

I-2

SCHEDULE II

Common Holders

Name	Address
Zhengyu Wang	500 Xiangyang Nan Lu, Suite 1304, Shanghai 200031, China
Zhengyu Wang Family Trust	500 Xiangyang Nan Lu, Suite 1304, Shanghai 200031, China
Gary Wang	300 West 53rd St. Apt 6H, New York, NY 10019
Gary Wang 2012 Family Trust	300 West 53rd St. Apt 6H, New York, NY 10019
Andrew Mason	35 East 38th St. Suite 11C, New York, NY 10016
Putti Trust	26 Circle Drive, Hastings on Hudson, NY 10706
Tontine LLC	622 West Braddock Road, Alexandria, VA 22303
Xinlei Hua	3000 Longdong Rd. Building 5, Zhangjiang Hi-teck Park, Pudong, Shanghai, China
Xiaoping Gu	6206 Pine Tree Drive, Long Grove, IL 60047
Jie Gao	728 Century Farm Lane, Naperville, IL 60563
Yanchun Xu	740 Oakwood Ct. Westmont, IL 60559
Min Han	Rm.402, Bld.#12, Lane 11, Hong Gu Rd. Shanghai 200040, China
Qiang Cheng	28th Floor, China World Tower 2, No.1 Jian Guo Men Wai Avenue, Beijing 100004, China
Qing Lin	5-1-203, No.45 Zengguang Road, Haidian District, Beijing 100044, China
Ming Huang	Cheung Kong Graduate School of Business, Oriental Plaza 3/F, Tower E31 East Chang An Avenue, Beijing 100738, China
Xiaodong Zhou	2201 Milburn Lane, Reston, VA 20191
Yugang Wang	Institute of Heavy Ion Physics, Beijing University, Beijing 100871, China
Other Pre-Series A Employee Shares (11-15-05)

II-1

EXHIBIT A

Form of New Developments; Non-Competition Agreement;

Non-Disclosure and Developments Agreement.

EXHIBIT B

Additional Signature Page to Amended and Restated Investor Rights Agreement

Reference is made to the Amended and Restated Investor Rights Agreement by and among China Risk Finance LLC, a Delaware limited liability company (the “Company”), and the other parties named therein (as amended, modified or supplemented from time to time, the “Agreement”). Capitalized terms not defined herein shall have the same meaning as in the Agreement.

The undersigned,                     , as a condition to acquiring Securities, hereby agrees to become a party to and bound by the Agreement as a [Common Holder/Investor], and acknowledges that the undersigned has received a copy of the Agreement. Upon acceptance of this signature page by the Company, this instrument shall take effect and shall become an integral part of the Agreement upon the date of execution and delivery of this counterpart signature page by the undersigned. This instrument may be executed in counterparts, and counterparts by facsimile, each of which shall be deemed an original, but all of which when taken together shall constitute one instrument. The undersigned authorizes the Company to attach this signature page to the Agreement, or counterparts thereof.

Executed by or on behalf of the undersigned as of             , 2015.

[NAME]

By:

Address:

Accepted and Agreed:

CHINA RISK FINANCE LLC

By:
Name:
Title:

Exhibit 4.2(e)

Registration Rights Agreement

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”) is entered into as of July 1, 2015 by and among China Risk Finance LLC, a Delaware limited liability company (the “Company”) and each of the investors holding Series A Convertible Preferred Shares, Series B Convertible Preferred Shares and Series C Convertible Preferred Shares of the Company listed on Schedule I hereto (collectively, the “Investors”) and any additional Investor that becomes a party to this Agreement by executing and delivering to the Company a counterpart signature page in the form attached hereto on Schedule II (which such person shall thereupon be deemed an “Investor” for all purposes of this Agreement). For purposes of this Agreement and to the extent the context may so require, the term “Company” shall mean the Company and any corporate successor of the Company.

Introduction

WHEREAS, the Company issued Series A Convertible Preferred Shares to certain of the Investors (the “Series A Investors”) pursuant to a Series A Preferred Share Purchase Agreement dated November 15, 2005 and in connection therewith, the Company and the Series A Investors entered into a Registration Rights Agreement dated as of November 15, 2005 (the “Series A Agreement”);

WHEREAS, the Company issued Series B Convertible Preferred Shares to certain of the Investors (the “Series B Investors”) pursuant to a Series B Preferred Share Purchase Agreement dated October 17, 2007 and in connection therewith, the Company, the Series A Investors and the Series B Investors entered into an Amended and Restated Registration Rights Agreement dated as of October 17, 2007 (the “Series B Agreement”), which amended and restated the Series A Agreement in its entirety;

WHEREAS, the undersigned includes: (i) the Company, (ii) the holders of a majority of the Registrable Securities (as such term is defined in the Series B Agreement), and (iii) the holders of a majority of the Series B Registrable Securities (as such term is defined in the Series B Agreement), and the Company, the Series A Investors and the Series B Investors desire to amend and restate the Series B Agreement in its entirety as set forth herein and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Series B Agreement;

WHEREAS, the Investors and certain other securityholders of the Company have entered into an Amended and Restated Investor Rights Agreement with the Company dated on or about the date hereof (as amended, modified or supplemented from time to time, the “Investor Rights Agreement”); and

WHEREAS, the execution and delivery of this Agreement and the Investor Rights Agreement are an inducement and a condition precedent to the purchase by certain of the Investors of Series C Convertible Preferred Shares of the Company under a Series C Preferred Share Purchase Agreement dated as of the date hereof by and among the Company and certain of the Investors (the “Series C Share Purchase Agreement”). The parties wish to agree as to certain rights to require the registration of certain of the Company’s equity securities held by the Investors.

1

WHEREAS, certain terms used herein are defined in Section 4 hereof. Capitalized terms used but not defined herein shall have the meanings given them in the Investor Rights Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and the investment by certain of the Investors under the Series C Share Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Demand Registration Rights.

(a) If, at any time after 180 days after the initial Public Offering of the Company’s equity securities, (i) the holders of at least 25% of the Registrable Securities held by the Investors, (ii) the holders of at least a majority of the Series B Registrable Securities, or (iii) the holders of at least a majority of the Series C Registrable Securities request the Company to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the registration of Registrable Securities, the Company shall (1) within ten (10) days notify all holders of Registrable Securities of such request and (2) use its best efforts to so register under the Securities Act the Registrable Securities initially requested to be registered and the Registrable Securities of all other holders who request within twenty (20) days after receiving the Company’s notice that their Registrable Securities be included therein, provided that the Company shall only be required to register securities under this Section 1 if the anticipated aggregate offering price of such offering of all such Registrable Securities is more than $5,000,000. The Company shall not be obligated to effect more than two (2) such demand registrations requested by the holders of Registrable Securities, the holders of Series B Registrable Securities and the holders of Series C Registrable Securities pursuant to this Section 1(a)(i), (ii) and (iii) within any twelve-month period. The holders shall only have a right to make two (2) such demand registrations pursuant to this Section 1.

(b) If the holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1(a)(i), (ii) or (iii), as applicable, and the Company shall include such information in the written notice referred to in Section 1(a)(1). In such event, the right of any holder to include such holder’s Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If the underwriter managing the offering determines that, because of marketing considerations, all of the Registrable Securities requested to be registered may not be included in the offering then, all holders of Registrable Securities who have requested registration shall participate in the offering pro rata based upon the number of Registrable Securities which they have requested to be so registered, it being acknowledged and agreed that such pro rata reduction to be applied first, to shares other than Registrable Securities, which shares will not be included in the registration unless all Registrable Securities requested to be included in the registration have been included, second, to shares held by the holders of Registrable Securities (other than the Series A Registrable Securities, the Series B Registrable Securities and the Series C Registrable Securities) requested to be included in the registration, and third, one-third (1/3) from each of the Series A Registrable Securities, the Series B Registrable Securities and the Series C Registrable Securities, each such series as a separate class, with the reductions being made pro rata within each such class.

2

(c) If the Company includes in any registration required under this Section 1 a number of shares other than Registrable Securities that exceeds the number of Registrable Securities to be included, then such registration shall be deemed to be a registration under Section 2 instead of this Section 1. In all other cases where the Company includes in such registration any shares other than Registrable Securities, such registration shall remain subject to this Section 1; provided, that in no event shall other shares be included if such inclusion would (i) prevent holders of Registrable Securities from registering all Registrable Securities requested by them or (ii) adversely affect the offering price of the Registrable Securities in such registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1 if the holders propose to dispose of shares of Registrable Securities that may immediately be registered on Form S-3 pursuant to a request made pursuant to Section 3 below. The Company shall not be obligated to register any Securities under this Agreement other than Common Shares (or, if applicable, the shares of common stock of any corporate successor of the Company).

(e) Notwithstanding anything to the contrary set forth herein, if the Company shall furnish to holders requesting to register Registrable Securities a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Managers/Directors of the Company it would be materially detrimental to the Company and its stockholders for such registration statement to become effective or to remain effective as long as such registration statement would otherwise be required to remain effective because such action (x) would materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, (y) would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (z) would render the Company unable to comply with requirements under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of such request from the holders of Registrable Securities; provided, that the Company may not utilize this right more than once in any twelve-month period; and, provided further, that the Company shall not register any securities for the account of itself or any other Person during such ninety (90) day period other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or pursuant to a transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Shares being registered are Common Shares issuable upon conversion of debt securities that are also being registered.

(f) In the event that the initial Public Offering of the Company’s equity securities occurs on the Hong Kong H Share Market or on AIM (a market operated by the London Stock Exchange), the holders of Registrable Securities shall also have the right to require the Company to register or list Registrable Securities for offer and sale on such market in a manner substantially similar to the manner set forth in Section 1(a)-(e) above and Section 6 below with respect to registrations under the Securities Act, with such changes as are reasonable to reflect the different procedures and regulations applicable to such market.

3

2. Piggyback Registration Rights.

(a) Whenever the Company proposes to register any Securities for its own or others’ account under the Securities Act (other than (i) a registration relating to employee benefit plans or a registration solely relating to shares to be sold under Rule 145 or a similar provision under the Securities Act; (ii) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iii) a registration in which the only securities being registered are securities issuable upon conversion of debt securities which are also being registered), the Company shall give each holder of Series A Registrable Securities, Series B Registrable Securities, and Series C Registrable Securities prompt written notice of its intent to do so. Upon the written request of any such holder given within twenty (20) days after receipt of such notice, the Company will use commercially reasonable efforts to cause to be included in such registration all of the Registrable Securities which such holder requests. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(a) prior to the effectiveness of such registration whether or not any holder has elected to include securities in such registration.

(b) If the Company is advised in writing in good faith by any managing underwriter of the Securities being offered pursuant to any registration statement under this Section 2 that, because of marketing considerations, the number of shares to be sold by Persons other than the Company is greater than the number of such shares which can be offered without adversely affecting the offering, the Company may reduce pro rata the number of shares offered for the accounts of such Persons (based upon the number of shares requested by each such Person to be included in the registration) to a number deemed satisfactory by such managing underwriter. Such pro rata reduction shall be applied first, to shares other than Registrable Securities, which shares will not be included in the registration unless all Registrable Securities requested to be included in the registration have been included, second, pro rata among the Registrable Securities requested to be included in the registration (other than the Series B Registrable Securities and the Series C Registrable Securities), third, pro rata among the Series B Registrable Securities, and fourth, pro rata among the Series C Registrable Securities.

(c) In the event that the Company proposes to register or list any Securities for its own or others’ account on the Hong Kong H Share Market or AIM (a market operated by the London Stock Exchange), the holders of Registrable Securities shall also have the right to require the Company to register or list Registrable Securities for offer and sale on such market in a manner substantially similar to the manner set forth in Section 2(a)-(b) above and Section 6 below with respect to registrations under the Securities Act, with such changes as are reasonable to reflect the different procedures and regulations applicable to such market.

4

3. Form S-3 Registration Rights. If, at a time when Form S-3 is available for such registration, the Company shall receive from any holder of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 of any of such holder’s Registrable Securities, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities and, as soon as practicable, effect such registration and all related qualifications and compliances as may be requested and as would permit or facilitate the sale and distribution of all Registrable Securities as are specified in such request and any written requests of other holders given within twenty (20) days after receipt of such notice. The Company shall have no obligation to effect a registration under this Section 3 for holders of Registrable Securities (a) unless the aggregate offering price of the Registrable Securities requested to be sold pursuant to such registration is expected to be greater than $1,000,000 and (b) more often than once in any twelve-month period. Any registration under this Section 3 will not be counted as a registration under Section 1 above. If the holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3 and the Company shall include such information in the written notice referred to in Section 3. The provisions of Section 1(b) shall be applicable to such request. In addition, in the event that, following a listing of Securities of the Company on the Hong Kong H Share Market or AIM (a market operated by the London Stock Exchange), registration or listing procedures similar to a Form S-3 are available with respect to such markets, the holders of Registrable Securities shall also have the right to require the Company to register or list Registrable Securities for offer and sale on such market in a manner substantially similar to the manner set forth in the foregoing provisions of this Section 3 and Section 6 below with respect to registrations on Form S-3, with such changes as are reasonable to reflect the different procedures and regulations applicable to such market.

4. Definitions.

(a) As used herein, “Common Shares” shall have the meaning assigned to such term in the LLC Agreement.

(b) As used herein, “Registrable Securities” means all (i) Common Shares issued or issuable upon conversion of all Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares of the Company, (ii) any Common Shares of the Company acquired by holders of Series A Preferred Shares, holders of Series B Preferred Shares and holders of Series C Preferred Shares pursuant to any preemptive right, right of first refusal or otherwise (including Common Shares issued or issuable upon conversion of other Securities acquired by the holders of Series A Preferred Shares, holders of Series B Preferred Shares and holders of Series C Preferred Shares from time to time), and (iii) any other Common Shares of the Company issued or issuable in respect of any of such Securities listed in clause (i) or clause (ii) (as a result of conversion, stock splits, stock dividends, stock combinations, reclassifications, recapitalizations or other similar events), including any shares of common stock issued by any successor corporation to the Company.

(c) As used herein, “Securities” means Shares or any equity interest or security convertible into or exchangeable for Shares, or any option, warrant or other right to acquire Shares or such equity interest or security, and shall include, without limitation, the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

5

(d) As used herein, “Series A Registrable Securities” means all (i) Common Shares issued or issuable upon conversion of all Series A Preferred Shares of the Company, (ii) any Common Shares of the Company acquired by holders of Series A Preferred Shares pursuant to any preemptive right, right of first refusal or otherwise (including Common Shares issued or issuable upon conversion of other Securities acquired by the holders of Series A Preferred Shares from time to time), and (iii) any other Common Shares of the Company issued or issuable in respect of any of such Securities listed in clause (i) or clause (ii) (as a result of conversion, stock splits, stock dividends, stock combinations, reclassifications, recapitalizations or other similar events), including any shares of common stock issued by any successor corporation to the Company.

(e) As used herein, “Series B Registrable Securities” means all (i) Common Shares issued or issuable upon conversion of all Series B Preferred Shares of the Company, (ii) any Common Shares of the Company acquired by holders of Series B Preferred Shares pursuant to any preemptive right, right of first refusal or otherwise (including Common Shares issued or issuable upon conversion of other Securities acquired by the holders of Series B Preferred Shares from time to time), and (iii) any other Common Shares of the Company issued or issuable in respect of any of such Securities listed in clause (i) or clause (ii) (as a result of conversion, stock splits, stock dividends, stock combinations, reclassifications, recapitalizations or other similar events), including any shares of common stock issued by any successor corporation to the Company.

(f) As used herein, “Series C Registrable Securities” means all (i) Common Shares issued or issuable upon conversion of all Series C Preferred Shares of the Company, (ii) any Common Shares of the Company acquired by holders of Series C Preferred Shares pursuant to any preemptive right, right of first refusal or otherwise (including Common Shares issued or issuable upon conversion of other Securities acquired by the holders of Series C Preferred Shares from time to time), and (iii) any other Common Shares of the Company issued or issuable in respect of any of such Securities listed in clause (i) or clause (ii) (as a result of conversion, stock splits, stock dividends, stock combinations, reclassifications, recapitalizations or other similar events), including any shares of common stock issued by any successor corporation to the Company.

(g) As used herein, “Shares” shall have the meaning given to it in the LLC Agreement.

(h) Whenever reference is made in this Agreement to the request or consent of holders of a certain percentage of Registrable Securities, the determination of such percentage shall include Common Shares (or the common stock of a successor corporation or Affiliate) issuable upon conversion or exercise of any vested Securities that are held by Persons who are holders of Registrable Securities or who would be holders of Registrable Securities upon the conversion or exercise of such Securities.

6

5. Selection of Underwriter. The managing underwriter of any offering in which an underwriter is utilized shall be selected by the Company.

6. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall:

(a) as expeditiously as possible (and, in the case of a registration under Section 1, within sixty (60) days of any request thereunder) file with the Securities and Exchange Commission (the “Commission”) a registration statement, in form and substance required by the Securities Act, with respect to such Registrable Securities and use its best efforts to cause that registration statement to become effective;

(b) as expeditiously as possible, prepare and file with the Commission any amendments and supplements to the registration statement and the prospectus included in the registration statement as may be necessary to keep the registration statement effective, in the case of a firm commitment underwritten public offering, until completion of the distribution of all Securities described therein and, in the case of any other offering, until the earlier of (i) the sale of all Registrable Securities covered thereby or (ii) 180 days after the effective date thereof;

(c) as expeditiously as possible, furnish to each holder that requested that Registrable Securities be included in such registration, such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such holder;

(d) as expeditiously as possible, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the registration statement under the securities or Blue Sky laws of such states as the holders thereof shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the holders thereof to consummate the public sale or other disposition in such states of the Registrable Securities owned by the holders; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(e) in connection with each registration covering an underwritten public offering, enter (and each participating holder agrees to enter) into a written agreement with the managing underwriter in such form and containing such provisions (including, if the underwriter so requests, customary contribution provisions on the part of the Company) as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature; provided, that the holders shall not be obligated to enter into any such underwriting agreement if the indemnification provisions thereof are materially more burdensome on such holder than those contained herein or if any lock-up requirement therein is for a period that materially exceeds the period required by this Agreement;

(f) at the request of any participating holder, furnish to each underwriter, if any, a legal opinion of its counsel and a letter from its independent certified public accountants, each in customary form and substance, at such time or times as such documents are customarily provided in the type of offering involved;

7

(g) whenever the Company is registering any Securities under the Securities Act and a holder of Registrable Securities is selling Securities under such registration or determines that it may be a controlling person under the Securities Act, keep such holder advised of the initiation, progress and completion of such registration, allow such holder and such holder’s counsel to participate in the preparation of the registration statement and to have access to all relevant corporate records, documents and information, and take all such other action as such holder may reasonably request;

(h) as of the effective date of any registration statement relating thereto, cause all such Registrable Securities to be listed on each securities exchange on which similar Securities issued by the Company are then listed, and, if not so listed, to be listed on the New York Stock Exchange, the Nasdaq National Market, AIM (a market operated by the London Stock Exchange) or the Hong Kong Stock Exchange; and

(i) as of the effective date of any registration statement relating thereto, provide a transfer agent and registrar for all such Registrable Securities.

Each holder of Registrable Securities included in a registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with the registration, qualification or compliance contemplated by this Agreement.

7. Expenses. The Company will pay all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, transfer taxes, fees and expenses of counsel for the Company and the fees and expenses of one counsel selected by the holders of a majority of the Registrable Securities to be included in such registration to represent them, state securities or Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions relating to the sale of the Registrable Securities; provided, that the Company shall not be required to pay for any expenses of any registration begun pursuant to Section 1 if the registration request is subsequently withdrawn at the request of the holders of a majority of the Registrable Securities requesting such registration (calculated on an as-if converted to Common Share basis, assuming the conversion, exchange or exercise of all Securities), in which case the withdrawing holders of the Registrable Securities shall bear such expenses, unless the holders of at least a majority of the Registrable Securities requesting such registration agree to forfeit their right to one (1) demand registration pursuant to Section 1 (in which case the Company shall be required to pay such expenses); and, provided further, that if, at the time of such withdrawal, the holders of Registrable Securities have learned of a material adverse change in the condition, business, or prospects of the Company from that known to such holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, or if the Company has exercised its right to delay such registration as provided in Section 1(e) and the holders of Registrable Securities have withdrawn such request with reasonable promptness following notice by the Company of its exercise of such right, then the withdrawing holders of Registrable Securities shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1. If the withdrawing holders of Registrable Securities are required to pay any expenses under this Section 7, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting the withdrawal of such registration in proportion to the number of shares for which registration was requested.

8

8. Notification. The Company shall promptly notify each holder of Registrable Securities covered by any registration statement of any event which results in the prospectus included in such registration statement or such registration statement, as then in effect, containing an untrue statement of a material fact relating to the Company or omitting to state a material fact relating to the Company required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

9. Indemnification and Contribution.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless each holder of Registrable Securities included in any registration of the Company’s Securities, its officers, directors, managers, members, partners and affiliates, each underwriter of the Registrable Securities being sold by such holder, and each controlling person of any of the foregoing, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering, circular, or other document relating to such Registrable Securities (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, or the Securities Exchange Act of 1934, as amended, or any other applicable law, or any rule or regulation respectively promulgated thereunder, applicable to the Company and relating to action or inaction required of the Company in connection with any registration, qualification or compliance contemplated by this Agreement, and will reimburse each such holder, each of its officers, directors, managers, members, partners and affiliates, and each such underwriter and controlling person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, whether or not resulting in liability; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability (i) arises out of or is based on any untrue statement or omission based upon and in conformity with written information furnished to the Company by or on behalf of a holder, underwriter, controlling person or other aforementioned person and stated to be specifically for use therein or (ii) results solely from the failure of a holder to deliver a copy of the registration statement, prospectus, offering circular or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies thereof.

9

(b) Indemnification by the Holders of Registrable Securities. Each participating holder of Registrable Securities shall, severally and not jointly, indemnify and hold harmless the Company, each of its directors and managers, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter of the Registrable Securities, each other participating holder of Registrable Securities, its officers, directors, managers, members, partners and affiliates, and each controlling person of any of the foregoing, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) made by the holder of Registrable Securities of a material fact contained in any prospectus, offering circular, or other document relating to the Registrable Securities (or in any related registration statement, notification or the like) or any omission (or alleged omission) made by the holder of Registrable Securities to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or by the failure of such holder to deliver a copy of the registration statement, prospectus, offering circular, or any amendments or supplements thereto after the Company has furnished the holder with a sufficient number of copies thereof, and will reimburse the Company and each such director, manager, officer, underwriter, member, other participating holder, partner, affiliate or controlling person referred to above for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that no holder of Registrable Securities will be liable in any such case except to the extent that any such claim, loss, damage or liability arises out of any untrue statement or omission based upon and in conformity with written information furnished to the Company by or on behalf of such holder and stated to be specifically for use therein and, provided further, that no holder of Registrable Securities will be liable under this Section for losses, costs, damages or expenses exceeding in the aggregate the net proceeds paid to such holder in such offering.

(c) Procedures for Indemnification. Each party entitled to indemnification under Subsection (a) or (b) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed); and, provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if the Indemnified Party shall believe reasonably and in good faith that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

10

(d) Contribution. If the indemnification provided for in Subsections (a) or (b) is unavailable to any Indemnified Party thereunder in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to in such Subsections, then each Person that would have been an Indemnifying Party thereunder shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other. The relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, or whether such losses, claims, damages or liabilities (or actions in respect thereof) arose out of the action or failure to act of one or more of such parties. Notwithstanding the foregoing, (i) no holder of Registrable Securities will be required to contribute any amount in excess of the net proceeds paid to such holder of all Registrable Securities sold by such holder pursuant to such registration statement, and (ii) no Person guilty of fraudulent misrepresentation, within the meaning of Section 10(f) of the Securities Act, shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

10. Reports Under Exchange Act. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell Securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use commercially reasonable efforts to satisfy the requirements of all such rules and regulations (including the requirements for public information, registration under the Exchange Act and timely reporting to the Commission) at the earliest possible date required by law. The Company will furnish to each holder of Registrable Securities, whenever requested, a written statement as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of its most recent annual or quarterly report, and such other reports and information filed by the Company as such holder may reasonably request in connection with the sale of Registrable Securities without registration.

11. Lock-Up Agreement. Each holder of Registrable Securities agrees that in connection with the initial Public Offering of the Company’s Securities, and upon the request of the managing underwriter in such offering, such holder will not lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Securities of the Company held immediately prior to the effectiveness of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Securities of the Company (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise, but excluding shares of Registrable Securities to be included in such registration), in each case, without the prior written consent of such underwriter, for such period of time as may be requested by such underwriter not to exceed 180 days after the effective date of such registration (subject to extension by the managing underwriter to the extent required to comply with Rule 5110 of the Financial Industry Regulatory Authority, Inc.). The obligation of the holders of Registrable Securities under this Section 11 is conditioned upon the agreement of the Company’s officers, directors and greater than one percent 1% stockholders of the Company (calculated on a fully-diluted, as-converted to Common Shares basis) to be bound to terms similar to those contained in this Section 11. Notwithstanding anything to the contrary contained in this Section 11, each holder of Registrable Securities shall be released, pro rata, from any lock-up agreement entered into pursuant to this Section 11 in the event and to the extent that the managing underwriter or the Company permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any officer, director or holder of greater than 1% of the outstanding Securities of the Company (calculated on an as-converted to Common Share basis).

11

12. Delay of Registration. Each holder of Registrable Securities shall not take any action to restrain, enjoin or otherwise delay any registration contemplated by this Agreement as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

13. Notices. All notices, demands, requests or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or by nationally recognized overnight courier service, to the addresses of the respective parties for notices in accordance with the Investor Rights Agreement (or, if the address of a holder of Registrable Securities is not included therein, at the address of such holder on the Company’s books and records).

14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns including without limitation (i) any permitted transferee of a holder of Registrable Securities or (ii) any successor corporation of the Company; provided, that the Company may not assign its rights and obligations hereunder without the consent of the holders of a majority of the Registrable Securities outstanding at the time of such assignment except that such consent shall not be required in connection with a corporate conversion pursuant to Section 13(i) of the LLC Agreement or any reorganization of the Company; provided further, that any transferee of a holder of Registrable Securities must first become a signatory to this Agreement as a holder of Registrable Securities, agreeing to be bound by all the terms of this Agreement (which event shall not be deemed to be an amendment or modification of this Agreement).

15. Termination and Survival. The rights set forth in Sections 1 through 8 and 10 will terminate with respect to any holder on the earliest of (a) seven (7) years after the closing of the Company’s initial Public Offering, (b) such time as such holder can sell all of its Registrable Securities in any three-month period without registration pursuant to Rule 144 under the Securities Act, or (c) upon the bona fide acquisition of the Company by an unrelated third party, if such successor corporation requires the termination of such registration rights. All of the other obligations set forth herein, including without limitation the obligations of the parties under Section 9 hereof, shall survive indefinitely.

16. Severability and Governing Law. If any provision of this Agreement is rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other provision of this Agreement. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the internal laws of the State of New York, without regard to its choice of law principles.

12

17. Jurisdiction; Consent to Service of Process. (a) Each of the Company and each Investor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the New York state court located in the Borough of Manhattan, City of New York or the United States District for the Southern District of New York (as applicable, a “New York Court”), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each of the Company and each Investor hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the New York Court.

(b) It will be a condition precedent to the Company’s and each Investor’s right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in the New York Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

(c) None of the Company or any Investor may move to (i) transfer any such suit, action or proceeding from the New York Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in the New York Court with a suit, action or proceeding in another jurisdiction unless such motion seeks solely and exclusively to consolidate such suit, action or proceeding in the New York Court, or (iii) dismiss any such suit, action or proceeding brought in the New York Court for the purpose of bringing or defending the same in another jurisdiction.

(d) Each of the Company and each Investor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the New York Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in the New York Court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such Person. Each of the Company and each Investor irrevocably consents to service of process in any manner permitted by law. Notwithstanding the foregoing, this Section 17 will not apply to any suit, action or proceeding by any Investor or any officer, director, employee, partner or shareholder of any Investor seeking indemnification or contribution pursuant to this Agreement or otherwise in respect of a suit, action or proceeding against such Person by a third party if such suit, action or proceeding by such Person seeking indemnification or contribution is brought in the same court as the suit, action or proceeding against such Person.

18. Amendments; Waivers. This Agreement may be amended, modified or waived, only with the written consent of (a) the Company and (b) the holders of a majority of the Registrable Securities outstanding at the time of such amendment, modification or waiver; provided, that (w) any amendment, modification or waiver that adversely affects the holders of the Series C Registrable Securities shall require the consent of the holders of a majority of the Series C Registrable Securities, (x) any amendment, modification or waiver that adversely affects the holders of the Series B Registrable Securities shall require the consent of the holders of a majority of the Series B Registrable Securities, (y) any amendment, modification or waiver that adversely affects the holders of the Series A Registrable Securities shall require the consent of the holders of a majority of the Series A Registrable Securities, and (z) no amendment, modification or waiver may treat one holder or group of holders more adversely than any other holder or group of holders without the consent of such holder or the consent of the holders of a majority of the Registrable Securities of the group of holders adversely affected by such amendment, modification or waiver. No failure to exercise or delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights provided hereunder are cumulative and not exclusive of any rights provided by law.

13

19. Counterparts. This Agreement may be executed in one or more counterparts, and with counterpart signature pages (including signature pages delivered by facsimile), each of which shall be an original, but all of which together shall constitute one in the same Agreement.

20. Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement among the parties with respect to the subject matter. Upon the effectiveness of this Agreement, the Series B Agreement shall be deemed amended and restated in its entirety by this Agreement, and shall be of no further force or effect.

21. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other documents and agreements contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other document or agreement contemplated herein, this Agreement and such other documents and agreements shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement or any other documents or agreements contemplated herein.

[The remainder of this page has been intentionally left blank.]

14

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amended and Restated Registration Rights Agreement as a sealed instrument as of the date first above written.

COMPANY:

CHINA RISK FINANCE LLC

By:
Name:
Title:

INVESTORS:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

[Signature page to the Amended and Restated Registration Rights Agreement]

SCHEDULE I

Investors

Name	Address
Series C Investors
Harvest Equity Company Limited	Matheson Trust Company (BVI) Ltd. Road Town Tortola, British Virgin Island
Series B Investors
DLB CRF Holdings, LLC.	42 Drum Hill Rd., Wilton, CT 06897
Broadline Capital (China), LLC	One Rockefeller Plaza, 10th Floor New York, NY 10020
Broadline Capital X LLC	One Rockefeller Plaza, 10th Floor New York, NY 10020
Broadline Capital IX LLC	One Rockefeller Plaza, 10th Floor New York, NY 10020
Broadline Capital XI LLC	One Rockefeller Plaza, 10th Floor New York, NY 10020
Broadline Capital VIII LLC	One Rockefeller Plaza, 10th Floor New York, NY 10020
Xinerfu Holdings LLC	No.2 Jiangtai Road, C901, Chaoyang District, Beijing 100016, China
QED Fund I, LP	311 Cameron St. Alexandria, VA 22314
Richard Blumenthal	930 Fifth Ave, New York, NY 10021
Steven Salzinger	50 Greendale Road, Scarsdale, NY 10583
Stoltz Enterprises, LLC	6 Lee Place, Bronxville, NY 10708-4204
Babetta von Albertini Mason	47 Oak Avenue, Larchmont, NY 10538
Ted Mason	26 Circle Drive, Hastings on Hudson, NY 10706
Lacy B. Herrmann	3310 Kendal Way, Sleepy Hollow, NY 10591
Edward M.W. Hines	116 East 63rd Street, New York, NY 10065
Doug Brown	42 Drum Hill Rd, Wilton, CT 06897
Patricia Brown	42 Drum Hill Rd, Wilton, CT 06897
Douglas L. Brown Irrevocable Trust	42 Drum Hill Rd, Wilton, CT 06897
Tom Piper	14 Westmere Ave, Rowayton, CT 06853
Odin Investments LLC	1061 Cedar Rd, Southport, CT 06890
Shane Rose	58 Deacon Abbott Rd, Redding, CT 06890
Bill Parent	7 Mockingbird Lane, Walpole, MA 02081
Gordon Koppin and Martha Koppin	2020 Greensboro Drive, Wheaton IL 60189
Art Nislick and June E. Nislick	433 E 56th St, 3C, New York, NY 10022

Series A Investors
Broadline Capital X LLC	One Rockefeller Plaza, 10th Floor New York, NY 10020
Broadline Capital IX LLC	One Rockefeller Plaza, 10th Floor New York, NY 10020
Broadline Capital XI LLC	One Rockefeller Plaza, 10th Floor New York, NY 10020
Broadline Capital VIII LLC	One Rockefeller Plaza, 10th Floor New York, NY 10020
Xinerfu Holdings LLC	No.2 Jiangtai Road, C901, Chaoyang District, Beijing 100016, China
EDS	5400 Legacy, Mailstop H3-3A-05, Plano, Texas 75024, Attention: General Counsel
Tontine LLC	622 West Braddock Road, Alexandria, VA 22303
George Fehlhaber	P.O. Box 210182, San Francisco, CA 94121-0182
Phillip Riese	140 Franklin St. Apt 53, New York, NY 10013
John W. Egan	3286 Catamaran Terrace, Jensen Beach, Florida 34957-4237
Steven Salzinger	50 Greendale Road, Scarsdale, NY 10583
Stoltz Enterprises, LLC	6 Lee Place, Bronxville, NY 10708-4204
Tim Leach and Terry J. Leach	P.O. Box 2060, Orinda, CA 94563
Babetta von Albertini Mason	47 Oak Avenue, Larchmont, NY 10538
Tobey Russ	119 Oswegatchie Hills Road, Niantic, CT 06357
Ted Mason	26 Circle Drive, Hastings on Hudson, NY 10706
Lacy B. Herrmann	3310 Kendal Way, Sleepy Hollow, NY 10591
Jeffrey Toporek	22 Deer Creek Lane, Mt Kisco, NY 10549
David Stade	307 S Bentley Ave, Los Angeles, CA, 90049
Edward M.W. Hines	116 East 63rd Street, New York, NY 10021
Art Nislick and June E. Nislick	433 E 56th St, 3C, New York, NY 10022

SCHEDULE II

Additional Signature Page to Amended and Restated Registration Rights Agreement

Reference is made to the Amended and Restated Registration Rights Agreement by and among China Risk Finance LLC, a Delaware limited liability company (the “Company”), and the other parties named therein (as amended, modified or supplemented from time to time, the “Agreement”). Capitalized terms not defined herein shall have the same meaning as in the Agreement.

The undersigned,                     , in connection with the undersigned’s acquisition of Securities, hereby agrees to become a party to and bound by the Agreement as an Investor, and acknowledges that the undersigned has received a copy of the Agreement. Upon acceptance of this signature page by the Company, this instrument shall take effect and shall become an integral part of the Agreement upon the date of execution and delivery of this counterpart signature page by the undersigned. This instrument may be executed in counterparts, and counterparts by facsimile, each of which shall be deemed an original, but all of which when taken together shall constitute one instrument. The undersigned authorizes the Company to attach this signature page to the Agreement, or counterparts thereof.

Executed by or on behalf of the undersigned as of                  , 2015.

By:

Address:

Accepted and Agreed:

CHINA RISK FINANCE LLC

By:
Name:
Title:

Exhibit 4.1(g)

Indemnification Agreement

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of this 1st day of July, 2015 by and between China Risk Finance LLC, a Delaware limited liability company (“Indemnitor”), and Christopher Thorne (“Indemnitee”).

WHEREAS, Indemnitor desires to attract and retain the services of Indemnitee, to serve as a manager (“Manager”) of Indemnitor; and

WHEREAS, Indemnitor recognizes Indemnitee’s need for protection against personal liability for actions taken, or not taken, in good faith by Indemnitee in his or her capacity as a Manager, and in order to assure Indemnitee’s continued service to Indemnitor, Indemnitor wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Indemnification.

Indemnification of Indemnitee. Subject to the operation of Section 2, Indemnitee shall be indemnified and held harmless by Indemnitor to the fullest extent authorized by the Delaware Limited Liability Company Act (the “Act”), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Indemnitor to provide broader indemnification rights than such law permitted Indemnitor to provide prior to such amendment) against any and all Expenses (as defined below), judgments, penalties, fines and amounts paid in settlement, in each case to the extent actually incurred by Indemnitee or on Indemnitee’s behalf in connection with any threatened, pending or completed Proceeding (as defined below) or any claim, issue or matter therein, which Indemnitee is, or is threatened to be made, a party to or participant in by reason of such Indemnitee’s status as a Manager or former Manager of Indemnitor, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of Indemnitor and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the foregoing, in the event Delaware’s General Corporation Law (the “DGCL”) would provide greater rights to indemnification than the Act, then, to the extent not prohibited by the Act and subject to the operation of Section 2, Indemnitee shall be indemnified and held harmless by Indemnitor to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Indemnitor to provide broader indemnification rights than such law permitted Indemnitor to provide prior to such amendment) against any and all Expenses (as defined below), judgments, penalties, fines and amounts paid in settlement, in each ease to the extent actually incurred by Indemnitee or on Indemnitee’s behalf in connection with any threatened, pending or completed Proceeding (as defined below) or any claim, issue or matter therein, which Indemnitee is, or is threatened to he made, a party to or participant in by reason of such Indemnitee’s status as a Manager or former Manager of Indemnitor, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of Indemnitor and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful (assuming in each case for such purposes that Indemnitee was a director of Indemnitor and Indemnitor was a corporation incorporated under the DGCL). The rights of indemnification provided by this Section 1 shall exist as to Indemnitee after he or she has ceased to be a Manager and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, Indemnitor shall indemnify Indemnitee seeking indemnification in connection with a Proceeding initiated by Indemnitee only if such Proceeding was authorized by the Board of Managers of Indemnitor. Indemnitor hereby agrees to indemnify such Indemnitee’s spouse (whether by statute or at common law and without regard to the location of the governing jurisdiction) and children as express third-party beneficiaries hereunder to the same extent and subject to the same limitations applicable to Indemnitee hereunder for claims arising out of the status of such person as a spouse or child of Indemnitee, including claims seeking damages from marital property (including community property) or property held by such Indemnitee and such spouse or property transferred to such spouse or child.

2. Good Faith. No indemnification shall be provided pursuant to this Agreement if a determination is made by a court of appropriate jurisdiction that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of Indemnitor and, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe his or her conduct was unlawful.

3. Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his or her right to be indemnified pursuant to this Agreement, give Indemnitor notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Such notice shall contain the written affirmation of Indemnitee tee that the standard of conduct necessary for indemnification hereunder has been satisfied. Notice to Indemnitor shall be directed to the Chief Executive Officer of Indemnitor in the manner set forth below. Indemnitee shall give Indemnitor such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power. A delay in giving notice under this Section 3 shall not invalidate Indemnitee’s right to be indemnified under this Agreement except to the extent such delay prejudices the defense of the claim or the availability to Indemnitor of insurance coverage for such claim. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressed, on the date of such receipt, (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

4. Advancement of Expenses to Indemnitee Prior to Final Disposition.

Indemnitor shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding in which Indemnitee is involved by reason of Indemnitee’s status of a Manager of Indemnitor or former Manager of Indemnitor within 10 days after the receipt by Indemnitor of a written statement from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified against such Expenses. Indemnitee’s obligation to reimburse Indemnitor for any Expenses shall be unsecured and must be accepted without reference to Indemnitee’s ability to repay Expenses.

2

5. Nature of Rights. If a claim for indemnification or advancement of Expenses hereunder by Indemnitee is not paid in full by Indemnitor within (a) 60 days after the receipt by Indemnitor of a written claim for indemnification or (b) 10 days after the receipt by Indemnitor of documentation of Expenses and the required undertaking, Indemnitee may at any time thereafter bring suit against Indemnitor to recover the unpaid amount of the claim, and if successful in whole or in part, Indemnitee shall also be entitled to be paid the expenses of prosecuting such claim.

The failure of Indemnitor (including its Board of Managers or any committee thereof, independent legal counsel, or members) to make a determination concerning the permissibility of such indemnification or advancement of Expenses for Indemnitee shall not be a defense to the action and shall not create a presumption that such indemnification or advancement is not permissible. It is the parties’ intention that if Indemnitor contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court of appropriate jurisdiction to decide, and neither the failure of Indemnitor (including its Board of Managers, any committee or subgroup of the Board of Managers, independent legal counsel, or its members) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by Indemnitee (including its Board of Managers, any committee or subgroup of the Board of Managers, independent legal counsel, or its members) that the Indemnitee has not met such applicable standard of conduct shall create a presumption that Indemnitee has or has not met the applicable standard of conduct. Accordingly, if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled to be indemnified hereunder under applicable law, then (x) Indemnitee shall not be required to reimburse Indemnitor for any Expenses theretofore paid in indemnifying Indemnitee and (y) Indemnitee shall be entitled to receive interim payments of Expenses pursuant to Section 4, in each case until a determination is made by such court in respect of Indemnitee’s claim for indemnification.

6. Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Fourth Amended and Restated Limited Liability Company Agreement of Indemnitee dated as of July 1, 2015, vote of members or Managers of Indemnitor or otherwise.

7. Partial and Mandatory Indemnification. (a) If Indemnitee is entitled under any provision of this Agreement to indemnification by Indemnitor for some or a portion of the Expenses, judgments, fines or penalties actually or reasonably incurred by him or her in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, Indemnitor shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines or penalties to which Indemnitee is entitled. Attorneys’ fees and expenses shall not be prorated but shall be deemed to apply to the portion of indemnification to which Indemnitee is entitled.

(b) Notwithstanding any other provision of this Agreement, but subject to Section 8, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Proceeding, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

3

8. Mutual Acknowledgment. By accepting any potential benefits under this Agreement, Indemnitee acknowledges that in certain instances, Federal law or applicable public policy may prohibit Indemnitor from indemnifying Indemnitee this Agreement or otherwise. Indemnitee understands and acknowledges that Indemnitor has undertaken and may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of Indemnitor’s right under public policy to indemnify Indemnitee with respect to certain matters.

9. Insurance. Indemnitor may maintain insurance, at its expense, to protect itself and Indemnitee against any liability of any character asserted against or incurred by Indemnitor or Indemnitee, or arising out of any Indemnitee’s status as a Manager of Indemnitor, whether or not Indemnitor would have the power to indemnify Indemnitee against such liability under the Act or the provisions of this Agreement. To the extent Indemnitor maintains liability insurance applicable to directors, officers, managers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of Indemnitor’s directors, officers, managers, employees, agents or fiduciaries.

10. Settlements. Indemnitor will not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Proceeding effected without the Indemnitor’s prior written consent. Indemnitor will not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending Proceeding which Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such Proceeding. Neither Indemnitor nor Indemnitee will unreasonably withhold its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

11. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding.

(b) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative.

4

12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute a single agreement.

13. Successors and Assigns. This Agreement shall be binding upon Indemnitor and its respective successors and assigns, including any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Indemnitor (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

14. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of Indemnitor under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

15. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

16. Consent to Jurisdiction. Indemnitor and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

5

17. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of the Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

18. Subrogation. In the event of payment under this Agreement, Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be reasonably necessary to secure such rights and to enable Indemnitor effectively to bring suit to enforce such rights.

19. Amendment and Termination. No amendment, modification, termination, waiver or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

20. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

21. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of Indemnitor or any of its subsidiaries or affiliated entities.

[The remainder of this page has been intentionally left blank.]

6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CHINA RISK FINANCE LLC

By:

Name:	Gary Wang
Title:	Manager

Address:

AGREED TO AND ACCEPTED:
INDEMNITEE:

Name:	Christopher Thorne
Address:

7

Exhibit 4.1(h)(1)

Legal Opinion of Shearman & Sterling LLP

1460 EL CAMINO REAL  |  MENLO PARK  |  CA  |  94025-4110

WWW.SHEARMAN.COM  |  T +1.650.838.3600  |  F +1.650.838.3699

December 30, 2015

The Purchasers identified on Schedule I

(the “Purchasers”) of the Share

Purchase Agreement (as defined below)

China Rapid Finance Limited

Up to 2,439,940 Series C Convertible Preferred Shares

Ladies and Gentlemen:

We have acted as counsel to China Rapid Finance Limited, a Cayman Islands exempted company with limited liability (the “Company”), in connection with the purchase of up to 2,439,940 of the Company’s Series C Convertible Preferred Shares (the “Shares”) pursuant to the Series C Preferred Share Purchase Agreement, dated as of the date hereof (the “Share Purchase Agreement”), between the Company and each of you. This opinion is furnished to you pursuant to Section 4.1(h) of the Share Purchase Agreement.

In that connection, we have reviewed originals or copies of the following documents:

(a)	The Share Purchase Agreement;

(b)	The Amended and Restated Investor Rights Agreement dated as of July 1, 2015 between the Company, the Purchasers and the other parties thereto; and

(c)	The Amended and Restated Registration Rights Agreement dated as of July 1, 2015 between the Company, the Purchasers and the other parties thereto.

The documents described in the foregoing clauses (a) - (c) are collectively referred to herein as the “Opinion Documents.”

We have also reviewed the following:

(a)	The Second Amended and Restated Memorandum and Articles of Association of the Company (the “Memorandum and Articles”).

(b)	The originals or copies of such other records of the Company, certificates of public officials and officers and directors of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

ABU DHABI    |    BEIJING    |    BRUSSELS    |    FRANKFURT    |    HONG KONG    |    LONDON    |    MENLO PARK    |    MILAN    |    NEW YORK

PARIS    |    ROME    |    SAN FRANCISCO    |    SÃO PAULO    |    SHANGHAI    |    SINGAPORE    |    TOKYO    |    TORONTO     |    WASHINGTON, DC

SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS

In our review of the Opinion Documents and other documents, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in the Share Purchase Agreement and the other Opinion Documents and in certificates of public officials and officers and directors of the Company.

(e)	That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f)	That:

(i)	The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii)	The Company has power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized, executed and delivered (except to the extent Generally Applicable Law (as defined below) is applicable to such execution and delivery), the Opinion Documents to which it is a party.

(iii)	The execution, delivery and performance by the Company of the Opinion Documents to which it is a party do not and will not:

(A)	contravene its Memorandum and Articles or other organizational documents.

(B)	except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it.

(g)	That the execution, delivery and performance by the Company of the Opinion Documents to which it is a party do not and will not result in any conflict with or breach of any agreement or document binding on it.

(h)	That, except with respect to Generally Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including in each case the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1. The Company has the corporate power to execute, deliver and perform each Opinion Document to which it is a party to the extent such execution and delivery is a matter of Generally Applicable Law.

2. The execution and delivery by the Company of each Opinion Document to which it is a party do not, and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby will not result in a violation of Generally Applicable Law.

3. No authorization, approval or other action by, and no notice to or filing with, any United States federal or governmental authority or regulatory body is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party, except as may be required under the Securities Act and as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Shares for the authorizations, approvals, actions, notices and filings specified in the Share Purchase Agreement, each of which has been duly obtained, taken, given or made and, to our knowledge, has not been withdrawn.

4. The Opinion Documents have been duly executed and delivered by the Company, to the extent such execution and delivery is a matter of New York law.

5. Based upon the representations, warranties and agreements of the Company and each of you in the Share Purchase Agreement and assuming compliance with the other offering and transfer procedures and restrictions, it is not necessary in connection with the offer and sale of the Shares to you in the manner contemplated by the Share Purchase Agreement to register the Shares under the Securities Act, it being understood that no opinion is expressed as to any subsequent resale of any Shares.

Our opinions expressed above are subject to the following qualifications:

(a) Our opinions are limited to (i) Generally Applicable Law and (ii) in the case of our opinion in paragraph 5 above, the Securities Act, and we do not express any opinion herein concerning any other law.

(b) We express no opinion as to the validity, legally binding effect or enforceability of any provision in the Opinion Documents that requires or relates to adjustments to the conversion rate in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and which might affect the opinions expressed herein.

This opinion letter is delivered to you in connection with your role as Purchasers of the Shares. This opinion letter may not be used, circulated, quoted or relied upon by you for any other purpose, or by anyone else, without our prior written consent.

Very truly yours,

/s/ Shearman & Sterling
ADS/JWC/CY

CMF

Exhibit 4.1(h)(2)

Legal Opinion of Haiwen & Partners

December 30, 2015

To: China Rapid Finance Limited (“Company”)

Re: Project Roma–PRC Legal Opinion on PRC Subsidiaries (as defined below)

Ladies and Gentlemen:

We are qualified lawyers of the People’s Republic of China (the “PRC”, for purposes of this opinion, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on PRC Laws (as defined below).

We have acted as your PRC legal counsel in connection with the private equity transaction contemplated in a Series C Preferred Share Purchase Agreement (the “SPA”)(the “Transaction”)entered into as of December 30, 2015 by and among the Company, and the investors listed thereon.

This legal opinion is made on the basis of the documents provided by the Company, and save as expressly mentioned in this legal opinion, we did not make any independent search or investigation for the purpose of this opinion.

The following terms as used in this opinion are defined as follows.

“Disclosure Schedule” means the Disclosure Schedule attached to the SPA.

“Material Adverse Effect” means any event, circumstance, condition, occurrence or situation or any combination of the foregoing that has or could be reasonably expected to have a material and adverse effect upon the conditions (financial or otherwise), business, properties or results of operations or prospects of the PRC Subsidiaries taken as a whole.

“Governmental Agency” means any national, provincial, municipal or local governmental authority, agency or body having jurisdiction over any PRC Subsidiary in the PRC.

“ICP Certificate” means the Certificate for Operating Value-Added Telecommunication Business ( ).

“PRC Laws” means all laws, administrative regulations, rules, and other regulating documents currently in force and publicly available in the PRC as of the date hereof.

“PRC Subsidiaries” means Shanghai CRF Business Management Co. Ltd. ( ), Capital Financial Co., Ltd. ( ), Shanghai Shouhang Business Management Co., Ltd. ( ), CRF Finance Lease Co., Ltd. ( ), Shanghai CRF Financial Information Service Co., Ltd. ( ), XinEr Fu Wealth Management Co., Ltd. ( ), Haidong CRF Micro-credit Co., Ltd. ( ), (“Haidong Micro-credit”), Qianhai Shouhang Guarantee (Shenzhen) Co., Ltd. ( ), and Shanghai HML Asset Management Co., Ltd ( ), and “PRC Subsidiary” means each member of the PRC Subsidiaries.

1

“SAFE” means State Administration of Foreign Exchange ( ).

“WFOEs” means Shanghai CRF Business Management Co. Ltd., CRF Finance Lease Co., Ltd., Capital Financial Co., Ltd., Shanghai Shouhang Business Management Co., Ltd. and Shanghai HML Asset Management Co., Ltd; and “WFOE” means each member of the WFOEs.

For the purpose of this opinion, we have (i) examined the copies of corporate records, agreements, documents and other instruments provided to us by the Company and (ii) made inquiries to the management of the Company as we have deemed necessary.

In rendering the opinions expressed below, we have assumed:

(a)	the authenticity of the documents submitted to us as originals and the conformity to the originals of the documents submitted to us as copies;

(b)	the documents which have been presented to us remain in full force and effect up to the date of the legal opinion and have not been revoked, amended, varied or supplemented, except as noted therein;

(c)	the truthfulness, accuracy and completeness of all factual statements in the documents and all other factual information provided to us, excluding legal conclusions;

(d)	the truthfulness, accuracy and completeness of the statements made by the Company and relevant government officials in response to our inquiries during the process of our due diligence for the Transaction, excluding legal conclusions;

(e)	that, in response to our due diligence inquiries, requests and investigation for the purpose of this opinion, all the relevant information and materials that have been provided to us by the Company are true, accurate, complete and not misleading, and that the Company have not withheld anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part. Where important facts were not independently established to us, we have relied upon certificates issued by governmental authorities and appropriate representatives of the Company and/or other relevant entities and/or upon representations made by such persons in the course of our inquiry and consultation;

(f)	that all parties thereto have the requisite power and authority to enter into, and have duly executed, delivered and/or issued those documents to which they are parties, and have the requisite power and authority to perform their obligations thereunder; and

(g)	with respect to all parties, the due compliance with, and the legality, validity, effectiveness and enforceability under, all laws other than the PRC Laws.

We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions on any laws other than the PRC Laws and accordingly express no legal opinion herein on any laws of any jurisdiction other than the laws of the PRC.

Unless otherwise expressly provided herein, this opinion is given on the basis of PRC Laws effective as of the date hereof and is given on the basis that the opinion will be governed by, and construed in accordance with, PRC Laws. There is no assurance that PRC Laws will not be repealed, amended or replaced in the immediate future or in the long term with or without retrospective effect.

2

This opinion is made subject to, and should be read in conjunction with the Disclosure Schedule.

Based on the foregoing and subject to any matters not disclosed to us, we are of the opinion set out below:

1.	Each PRC Subsidiary is a limited liability company under PRC Laws, duly incorporated and validly existing under the PRC Laws and has the status of an independent legal person in the PRC with limited liability. Each PRC Subsidiary has the corporate power and authority to conduct its business and operations as prescribed on its business license and to own and lease property it purports to own and lease.

2.	Except as disclosed in theDisclosure Schedule, the registered capital of each PRC Subsidiary has been fully paid up in accordance with PRC Laws. To the best of our knowledge after due and reasonable inquiry of the Company, the equity interest of each PRC Subsidiary is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, or any third party right. The business license and articles of association of each PRC Subsidiary comply with PRC Laws and are in full force and effect. To the best of our knowledge after due and reasonable inquiry of the Company, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any equity interest in any PRC Subsidiary.

3.	Each PRC Subsidiary has obtained all material licenses, consents, authorizations, approvals, orders, certificates and permits of and from relevant Governmental Agency necessary or required for (i) the establishment and valid existence of such PRC Subsidiary, (ii) carrying out its business as stated in such PRC Subsidiary’s business license and (iii) the valid ownership of such PRC Subsidiary’s equity interests by its shareholder(s), except for (i)the ICP Certificate which might be required for PRC Subsidiaries’ P2P platform business, (ii) approval by competent Governmental Agency which might be required for trans-provincial loans provided by Haidong Micro-credit and (iii)those the absence of which would not have a Material Adverse Effect, To the best of our knowledge after due and reasonable inquiry, all of such licenses, consents, authorizations, approvals, orders, certificates and permits obtained by the PRC Subsidiaries remain valid and effective.

4.	No step has been taken and no legal or administrative proceedings has been initiated against, no order or resolution has been passed for the winding-up, dissolution or elimination of, any PRC Subsidiary or for the withdrawal, revocation or cancellation of any PRC Subsidiary’s business licenses, and no declaration or order of insolvency has been or is made against any PRC Subsidiary.

5.	To the best of our knowledge after due and reasonable inquiry of the Company, there is no material claim, litigation, arbitration, administrative proceedings or other legal proceeding that has been successfully made against, is pending against, or is threatened to be brought against any PRC Subsidiary.

6.	Each PRC Subsidiary is capable of suing and being sued and can be the subject of legal proceedings in PRC courts (except and to the extent that party(ies) have entered into agreements effectively choosing arbitration or another dispute mechanism to settle any disputes arising thereof outside of PRC courts).

3

7.	To the best of our knowledge after due and reasonable inquiry of the Company, the execution and performance of the SPA and the Transaction Agreements (as such term is defined in the SPA)(collectively, the “Transaction Documents”) will not in any way adversely affect (i) the validity and effectiveness of any material licenses, consents, authorizations, approvals, orders, certificates or permits obtained by each PRC Subsidiary of and from any relevant Governmental Agency that is necessary or required to conduct its businesses in the manner presently conducted and (ii) any PRC Subsidiary’s capacity or ability to engage in any business operation or any other activities as presently conducted and as presently proposed to be conducted.

8.	Each PRC Subsidiary has legal right and power and authority to enter into and to perform its obligations under any material contracts (for the purpose of this opinion, excluding the real estate leases) as disclosed in the Disclosure Schedule of the SPA (the “Material Contracts”), and to which it is a party, and each of such Material Contract has been duly executed by the relevant PRC Subsidiary, constitutes a valid and legally binding agreement of such PRC Subsidiary and the performance of its obligations thereunder will not violate or breach any PRC Law that is applicable to the transactions contemplated under the Material Contracts, except for that such violation or breach would not have Material Adverse Effect and assuming that the PRC Subsidiaries have taken all necessary corporate actions to execute and perform each of the Material Contracts.

9.	To the best of our knowledge after due and reasonable inquiry of the Company, none of the PRC Subsidiaries are (i) in breach or violation of any applicable PRC tax laws or regulations or (ii) have been investigated, claimed or penalized by relevant tax authorities in such adverse manner as would result in a Material Adverse Effect.

10.	Except as disclosed in the Disclosure Schedule, the WFOEs have duly completed relevant registrations with SAFE in accordance with applicable PRC Laws.

11.	Each of the beneficial owners of the Company who are PRC citizens or residents or otherwise are required by PRC Laws to complete relevant registrations with SAFE, have duly completed and complied with all relevant registrations, filings and other procedures required by the SAFE with respect to the direct or indirect investment by such person or entity in the Company, except for those the absence of which would not have a Material Adverse Effect.

12.	No consents, approvals, authorization or licenses by any government authorities or other parties are required by PRC Laws to be obtained for the signing, execution, performance, validity and enforceability of the Transaction Documents. It is not necessary in order to ensure the legality, validity, enforceability, or admissibility in evidence in the PRC of the Transaction Documents that the same be notarized or filed, recorded or enrolled with any court or authority or other official body in the PRC.

13.	The Transaction Documents and the transactions contemplated therein do not contravene PRC Laws.

14.	The choice of the laws of the State of New York, United States of America as the governing law of the Transaction Documents does not contravene PRC Laws.

4

This opinion is given for the sole benefit of, and can be relied upon by, the person to whom it is addressed. This opinion may not be relied upon, used, circulated, quoted or otherwise referred to by any other party or for any other purpose without our prior written consent. Notwithstanding the foregoing, a copy of this opinion may be provided, for information purposes only, to the investors designated by the Company.

Yours faithfully,

Haiwen & Partners

/s/ Haiwen & Partners

5

Exhibit 4.1(h)(3)

Legal Opinion of Maples and Calder

Our ref RDS/696731-000001 /8737507v3

The Addressees named in the First Schedule (the “Purchasers”)

29 December 2015

Dear Sirs

China Rapid Finance Limited

We have acted as counsel as to Cayman Islands law to China Rapid Finance Limited (the “Company”) in connection with the entry by the Company into the Transaction Documents (as defined below) and its issue of up to an additional 2,210,960 Series C Preferred Shares of US$0.0001 par value each (the “Series C Preferred Shares”) to the Purchasers.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The Certificate of Registration By Way of Continuation dated 18 August 2015, the Certificate of Incorporation On Change of Name dated 18 August 2015 and the amended and restated memorandum and articles of association of the Company as adopted by special resolution on 31 July 2015 and effective on registration of the Company by way of continuation in the Cayman Islands on 18 August 2015 (the “Prior Memorandum and Articles”).

1.2	The second amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 18 November 2015 (the “Memorandum and Articles”).

1.3	The written consent of members of the Company dated 18 November 2015 (the “Shareholder Resolutions”).

1.4	The minutes (the “Minutes”) of the extraordinary general meeting of the members of the Company held on 18 November 2015 (the “EGM”).

1.5	The written resolutions of the board of directors of the Company dated 18 November 2015 (the “Director Resolutions”), and the corporate records of the Company maintained at its registered office in the Cayman Islands.

Maples and Calder

53rd Floor  The Center  99 Queen’s Road Central  Hong Kong

Tel +852 2522 9333  Fax +852 2537 2955  maplesandcalder.com

Resident Hong Kong Partners: Shaun Denton (Cayman Islands), Anthony Webster (England and Wales), Greg Knowles (British Virgin Islands)

Mark Western (England and Wales), Stacey Overholt (England and Wales), John Trehey (New Zealand)

Nick Harrold (England and Wales), Ann Ng (Victoria (Australia)), S. H. Nip (England and Wales), James Gaden (New South Wales (Australia))

Richard Grasby (England and Wales), Terence Ho (New South Wales (Australia)), Justin Pennay (Cayman Islands)

Registered Foreign Lawyers: Michelle Lloyd (Ireland), Caitriona Carty (Ireland)

Cayman Islands and British Virgin Islands Attorneys at Law | Offices: British Virgin Islands, Cayman Islands, Dubai, Dublin, Hong Kong, London, Singapore

1.6	A certificate of good standing with respect to the Company issued by the Registrar of Companies dated 25 November 2015 (the “Certificate of Good Standing”).

1.7	A certificate from a director of the Company a copy of which is attached to this opinion letter (the “Director’s Certificate”).

1.8	The transaction documents listed in the Second Schedule (the “Transaction Documents”).

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	The Transaction Documents have been or will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

2.2	The Transaction Documents are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York (the “Relevant Law”) and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

2.3	The choice of the Relevant Law as the governing law of the Transaction Documents has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York (the “Relevant Jurisdiction”) and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the Cayman Islands).

2.4	Where a Transaction Document has been provided to us in draft or undated form, it will be duly executed, dated and unconditionally delivered by all parties thereto in materially the same form as the last version provided to us and, where we have been provided with successive drafts of a Transaction Document marked to show changes to a previous draft, all such changes have been accurately marked.

2.5	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.6	All signatures, initials and seals are genuine.

2.7	The capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Transaction Documents.

2

2.8	There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Transaction Documents.

2.9	No monies paid to or for the account of any party under the Transaction Documents represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Law (2014 Revision) and the Terrorism Law (2015 Revision), respectively).

2.10	The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges of the Company, or as contemplated by the Transaction Documents.

2.11	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the Relevant Law.

2.12	The Court Register constitutes a complete record of the proceedings before the Grand Court as at the time of the Litigation Search (as those terms are defined below).

2.13	At the time of the conversion of the Series C Preferred Shares into Common Shares in accordance with the Memorandum and Articles (the “Conversion”):

(a)	the laws of the Cayman Islands (including the Companies Law (2013 Revision) (the “Companies Law”) will not have changed in such way as to materially impact the Conversion;

(b)	the Company will have sufficient authorised but unallotted and unissued Common Shares, in each case to effect the Conversion in accordance with the Memorandum and Articles and the Companies Law;

(c)	the Company will be able to pay its debts as they fall due in the ordinary course of business immediately following the Conversion;

(d)	the Company will have shares in issue immediately prior to the Conversion other than the Series C Preferred Shares to be converted;

(e)	all Series C Preferred Shares in issue will have been issued as fully paid and non-assessable;

(f)	the Company will not have been struck off or placed in liquidation;

(g)	the issue price for Common Shares to be issued on the Conversion will not be less than the par value of such Common Shares; and

(h)	the provisions of the Memorandum and Articles relating to the Conversion will not have been altered, amended or restated.

2.14	None of the parties to the Transaction Documents (other than the Company) is a company incorporated, or a partnership or foreign company registered, under applicable Cayman Islands law and all the activities of such parties in relation to the Transaction Documents and any transactions entered into thereunder have not been and will not be carried on through a place of business in the Cayman Islands.

2.15	The Company is not a sovereign entity of any state and is not a subsidiary, direct or indirect, of any sovereign entity or state.

3

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly registered as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The Company can sue and be sued in its own name under the laws of the Cayman Islands.

3.3	The Company has all requisite power and authority under the Memorandum and Articles to enter into, execute and perform its obligations under the Transaction Documents.

3.4	The execution and delivery of the Transaction Documents do not, and the performance by the Company of its obligations under the Transaction Documents will not, conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles or any law, public rule or regulation applicable to the Company currently in force in the Cayman Islands.

3.5	The execution, delivery and performance of the Transaction Documents have been authorised by and on behalf of the Company and, upon the execution and unconditional delivery of the Transaction Documents by a Proper Officer (as defined in the Director Resolutions) for and on behalf of the Company in accordance with the Director Resolutions, the Transaction Documents will have been duly executed and delivered on behalf of the Company and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

3.6	Based solely on our review of the Director’s Certificate and the Memorandum and Articles, the authorised share capital of the Company is US$10,000 divided into (i) 50,000,000 Common Shares with a par value of US$0.0001 each, and (ii) 50,000,000 Preferred Shares with a par value of US$0.0001 each.

3.7	The Memorandum and Articles have been duly adopted and have become effective under the laws of the Cayman Islands.

3.8	Upon payment therefor as provided in the Series C Preferred Share Purchase Agreement and registration in the register of members of the Company (the “Register of Members”), the Series C Preferred Shares to be issued pursuant to the Series C Preferred Share Purchase Agreement will be duly issued as fully paid and non-assessable. The rights, privileges and preferences of the Series C Preferred Shares are as set out in the Memorandum and Articles. When Common Shares are issued upon Conversion of the Series C Preferred Shares in accordance with the terms of the Memorandum and Articles and entered as fully paid on the Register of members, such Common Shares will be duly issued as fully paid and non-assessable.

3.9	No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)	the execution, creation or delivery of the Transaction Documents by and on behalf of the Company;

4

(b)	subject to the payment of the appropriate stamp duty, enforcement of the Transaction Documents against the Company; or

(c)	the performance by the Company of its obligations under the Transaction Documents.

3.10	No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)	the execution or delivery of the Transaction Documents;

(b)	the enforcement of the Transaction Documents; or

(c)	payments made under, or pursuant to, the Transaction Documents.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

3.11	The courts of the Cayman Islands will observe and give effect to the choice of the Relevant Law as the governing law of the Transaction Documents.

3.12	Based solely on our search of the Register of Writs and Other Originating Process (the “Court Register”) maintained by the Clerk of the Court of the Grand Court of the Cayman Islands from the date of incorporation of the Company to the close of business (Cayman Islands time) on 22 December 2015 (the “Litigation Search”), the Court Register disclosed no writ, originating summons, originating motion, petition (including any winding-up petition), counterclaim nor third party notice (“Originating Process”) nor any amended Originating Process pending before the Grand Court of the Cayman Islands, in which the Company is identified as a defendant or respondent.

3.13	Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the Relevant Jurisdiction, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty; and

(e)	was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

5

3.14	It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

3.15	There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

3.16	The Purchasers will not be treated as resident, domiciled or carrying on or transacting business in the Cayman Islands, or in breach of any law, public rule or regulation currently in force in the Cayman Islands, solely by reason of the negotiation, preparation or execution of, or the exercise of its rights under, performance and/or enforcement of, the Transaction Documents by the Purchasers.

3.17	The Purchasers are not required to be licensed, qualified, or otherwise entitled to carry on business in the Cayman Islands in order to enforce their rights under the Transaction Documents, or as a consequence of the execution, delivery and performance of the Transaction Documents.

3.18	The Company is not entitled to any immunity under the laws of the Cayman Islands whether characterised as sovereign immunity or otherwise for any legal proceedings in the Cayman Islands to enforce or to collect upon the Transaction Documents.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	The obligations assumed by the Company under the Transaction Documents will not necessarily be enforceable in all circumstances in accordance with their terms. In particular:

(a)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)	enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)	some claims may become barred under relevant statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;

(d)	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

(e)	the courts of the Cayman Islands have jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If the Company becomes insolvent and is made subject to a liquidation proceeding, the courts of the Cayman Islands will require all debts to be proved in a common currency, which is likely to be the “functional currency” of the Company determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

6

(f)	arrangements that constitute penalties will not be enforceable;

(g)	enforcement may be prevented by reason of fraud, coercion, duress, undue influence, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(h)	provisions imposing confidentiality obligations may be overridden by compulsion of applicable law or the requirements of legal and/or regulatory process;

(i)	the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Transaction Documents in matters where they determine that such proceedings may be tried in a more appropriate forum;

(j)	any provision in a Transaction Document which is governed by Cayman Islands law purporting to impose obligations on a person who is not a party to such Transaction Document (a “third party”) is unenforceable against that third party. Any provision in a Transaction Document which is governed by Cayman Islands law purporting to grant rights to a third party is unenforceable by that third party, except to the extent that such Transaction Document expressly provides that the third party may, in its own right, enforce such rights (subject to and in accordance with the Contracts (Rights of Third Parties) Law, 2014 of the Cayman Islands);

(k)	we reserve our opinion as to the enforceability of the relevant provisions of the Transaction Documents to the extent that they purport to grant exclusive jurisdiction as there may be circumstances in which the courts of the Cayman Islands would accept jurisdiction notwithstanding such provisions; and

(l)	a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there is doubt as to the enforceability of any provision in the Transaction Documents whereby the Company covenants to restrict the exercise of powers specifically given to it under the Companies Law (2013 Revision) of the Cayman Islands, including, without limitation, the power to increase its authorised share capital, amend its memorandum and articles of association or present a petition to a Cayman Islands court for an order to wind up the Company.

4.2	Applicable court fees will be payable in respect of the enforcement of the Transaction Documents.

4.3	Cayman Islands stamp duty may be payable if the original Transaction Documents are brought to or executed in the Cayman Islands.

4.4	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

4.5	Under the Companies Law, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Law directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

7

4.6	In this opinion the phrase “non-assessable” means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4.7	The Company must make an entry in its register of mortgages and charges in respect of all mortgages and charges created under the Transaction Documents in order to comply with section 54 of the Companies Law (2013 Revision) of the Cayman Islands; failure by the Company to comply with this requirement does not operate to invalidate any mortgage or charge though it may be in the interests of the secured parties that the Company should comply with the statutory requirements.

4.8	Under the laws of the Cayman Islands any term of a Transaction Document which is governed by Cayman Islands law may be amended or waived orally or by the conduct of the parties thereto, notwithstanding any provision to the contrary contained in the relevant Transaction Document.

4.9	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands and/or restrictive measures adopted by the European Union Council for Common Foreign and Security Policy extended to the Cayman Islands by the Order of Her Majesty in Council.

4.10	A certificate, determination, calculation or designation of any party to the Transaction Documents as to any matter provided therein might be held by a Cayman Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.11	The Litigation Search of the Court Register would not reveal, amongst other things, an Originating Process filed with the Grand Court which, pursuant to the Grand Court Rules or best practice of the Clerk of the Courts’ office, should have been entered in the Court Register but was not in fact entered in the Court Register (properly or at all), or any Originating Process which has been placed under seal or anonymised (whether by order of the Court or pursuant to the practice of the Clerk of the Courts’ office, in either case save for winding up petitions, which pursuant to 0.24 r.6(1) of the Companies (Winding Up) Rules (as amended) may not be placed under seal).

4.12	In principle the courts of the Cayman Islands will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62.

4.13	We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Transaction Documents and enforce the remainder of the Transaction Documents or the transaction of which such provisions form a part, notwithstanding any express provisions in the Transaction Documents in this regard.

4.14	We express no opinion as to the meaning, validity or effect of any references to foreign (i.e. non-Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Transaction Documents.

8

We express no view as to the commercial terms of the Transaction Documents or whether such terms represent the intentions of the parties and make no comment with regard to warranties or representations that may be made by the Company.

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters. We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the Transaction Documents and express no opinion or observation upon the terms of any such document.

This opinion letter is addressed to and for the benefit solely of the addressees and may not be relied upon by any other person for any purpose, nor may it be transmitted or disclosed (in whole or part) to any other person without our prior written consent.

Yours faithfully

/s/ Maples and Calder
Maples and Calder

9

First Schedule

Addressees

Liberty Ship I, LLC

2400 Sand Hill Road

Menlo Park, CA 94025

Broadline Capital XIV LLC

One Rockefeller Plaza, 10th Floor

New York, New York 10020

Longboat Ventures II, LLC

c/o Edward K Chander

272 E. Deerpath, Suite 232

Lake Forest, IL 60045

James Fitzgerald

Second Schedule

Transaction Documents

1	The Series C Preferred Share Purchase Agreement dated 29 December 2015 between the Company and the Purchasers (the “Series C Preferred Share Purchase Agreement”)

2	The Amended and Restated Investor Rights Agreement dated 1 July 2015 (the “Investor Rights Agreement”)

3	The Amended and Restated Registration Rights Agreement dated 1 July 2015 (the “Investor Rights Agreement”)

Director’s Certificate

China Rapid Finance Limited

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

November 20th 2015

To:	Maples and Calder

53rd Floor, The Center

99 Queen’s Road Central

Hong Kong

Dear Sirs

China Rapid Finance Limited (the “Company”)

I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (the “Opinion”) in relation to certain aspects of Cayman Islands law. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles remain in full force and effect and are unamended.

2	The Director Resolutions were duly passed in the manner prescribed in the Prior Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

3	The Shareholder Resolutions were duly passed in the manner prescribed in the Prior Memorandum and Articles and have not been amended, varied or revoked in any respect.

4	The shareholders of the Company (the “Shareholders”) have not restricted the powers of the directors of the Company (the “Shareholders”) in any way.

5	The Directors have not exercised their powers under the Prior Memorandum and Articles to issue any Common Shares or Preferred Shares with rights or obligations other than those set out in the Prior Memorandum and Articles or the Memorandum and Articles.

6	The authorised share capital of the Company is US$10,000 divided into (i) 50,000,000 Common Shares with a par value of US$0.0001 each, and (ii) 50,000,000 Preferred Shares with a par value of US$0.0001 each.

7	The Company has sufficient authorised but unissued Common Shares available within its authorised share capital to allow for conversion of the Series C Preferred Shares.

8	The Directors at the date of the Director Resolutions and at the date of this certificate were and are as follows:

Andrew Mason

Gary Guang-Yu Wang

Zhengyu Wang

John W. Egan

Douglas L. Brown

Christopher Thorne

Rajiv N. Dvivedi

Deval Rajiv Dvivedi

Bo Zhai

9	The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the Shareholders and Directors (or any committee thereof) of the Company (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings or passed by written resolution or consent, as the case may be.

10	Prior to, at the time of, and immediately following the execution of the Transaction Documents the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the Transaction Documents for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

11	Each Director considers the transactions contemplated by the Transaction Documents to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

12	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the Directors or Shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

Signature:	/s/ ANDREW T. MASON

Name:	ANDREW T. MASON

Title:	Director

2